AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 21, 2003
                               File No. 333-100131
                                File No. 811-9154
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1

                                   ON FORM N-6

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       AND

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                         POST-EFFECTIVE AMENDMENT NO. 8

                   LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT
                           (Exact Name of Registrant)

                          LINCOLN BENEFIT LIFE COMPANY
                               (Name of Depositor)
                             2940 South 84th Street
                             Lincoln, Nebraska 68506
               (Complete Address of Depositor's Principal Office)

                                WILLIAM F. EMMONS
                          Lincoln Benefit Life Company
                             2940 South 84th Street
                             Lincoln, Nebraska 68506
                                 1-800-525-9287
                (Name and Complete Address of Agent for Service)

                                    Copy to:

JOAN E. BOROS, ESQ. CHRISTOPHER. PETITO, ESQ. Jorden Burt LLP 1025 Thomas Jefferson Street N.W. Suite 400 East Washington, D.C. 20007-
--------------------------------------------------------------------------------
Approximate Date of Proposed Public Offering: As soon as practicable after effective date.

                  It is proposed that this filing will become effective: immediately upon filing pursuant to paragraph (b) of Rule 485
             X    on May 1, 2003 pursuant to paragraph (b) of Rule 485
                  60 days after filing pursuant to paragraph (a) of Rule 485 on --------- pursuant to paragraph (a) of Rule 485

The Registrant has registered an indefinite amount of securities under the Securities Act of 1933, pursuant to Section 24 of the Investment Company Act of 1940.

           CONSULTANT ACCUMULATOR VARIABLE UNIVERSAL LIFE PROSPECTUS



          Flexible Premium Variable Universal Life Insurance Policies



                                   Issued by:

                          Lincoln Benefit Life Company



                               In connection with:

                   Lincoln Benefit Life Variable Life Account



                                 Street Address:

                             2940 South 84th Street

                             Lincoln, NE 68506-4142



                                Mailing Address:

                                P. O. Box 82532

                             Lincoln, NE 68501-2532



                        Telephone Number: 1-800-865-5237



This Prospectus describes information you should know before you purchase the Consultant Accumulator Flexible Premium Variable Universal Life Insurance Policy. Please read it carefully and retain it for your records.

This Policy is designed to provide both life insurance protection and flexibility in connection with Premium payments and Death Benefits. Subject to certain restrictions, you may vary the frequency and amount of Premium payments and increase or decrease the level of life insurance benefits payable under the Policy. The Policy may be unavailable for sale in some states. In addition, it may not be advantageous for you to replace existing insurance coverage or buy additional insurance coverage if you already own a variable life insurance policy.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                   The date of this Prospectus is May 1, 2003


                                  1 PROSPECTUS

TABLE OF CONTENTS
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                                 PAGE

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SUMMARY                          3
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  Description of the Policy and Policy Benefits 3
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  Risks of the Policy            5
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  The Portfolios And Associated Risks 6
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FEE TABLES                       7
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  Transaction Fees               7
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  Periodic Charges Other Than Portfolio Operating Expenses 8
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  Optional Benefit Charges       9
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  Individual Portfolio Annual Operating Expenses 10
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PURCHASE OF POLICY AND PREMIUMS  10
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  Application for a Policy       10
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  Premium Payments               11
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  Premium Limits                 11
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  Safety Net Premium             11
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  Modified Endowment Contracts   11
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  Allocation of Premiums         12
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POLICY VALUE                     12
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  General                        12
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  Accumulation Units             12
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  Accumulation Unit Value        12
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  Postponement of Payments       13
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TRANSFERS                        13
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  General                        13
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  Transfers Authorized by Telephone 13
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  Dollar Cost Averaging          14
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  Portfolio Rebalancing          14
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  Excessive Trading Limits       15
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INVESTMENT AND FIXED ACCOUNT OPTIONS 15
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  The Subaccounts and the Portfolios 15
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  Voting Rights                  18
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  Additions, Deletions and Substitutions of Securities 19
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  The Fixed Account              19
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DEATH BENEFITS AND OPTIONAL INSURANCE BENEFITS 19
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  Death Benefits                 19
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  Death Benefit Options          20
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  Change to Death Benefit Option 20
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  Change to Face Amount          20
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  Optional Insurance Benefits    21
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POLICY LOANS                     22
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  General                        22
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  Loan Interest                  22
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  Loan Repayment                 22
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  Pre-Existing Loan              23
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                                 PAGE

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  Effect on Policy Value         23
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SURRENDERS AND WITHDRAWALS       23
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  Surrenders                     23
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  Partial Withdrawal             23
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SETTLEMENT OPTIONS               24
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MATURITY                         24
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LAPSE AND REINSTATEMENT          25
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  Lapse and Grace Period         25
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  Reinstatement                  25
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CANCELLATION AND CONVERSION RIGHTS 25
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  "Free Look" Period             25
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  Conversion                     25
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CHARGES AND DEDUCTIONS           25
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  Premium Expense Charge         25
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  Monthly Deduction              26
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  Policy Fee                     26
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  Administrative Expense Charge  26
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  Mortality and Expense Risk Charge 26
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  Cost of Insurance Charge       26
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  Rider Charges                  27
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  Separate Account Income Taxes  27
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  Portfolio Charges              27
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  Surrender Charge               27
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  Transfer Fee                   29
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GENERAL POLICY PROVISIONS        29
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  Beneficiaries                  29
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  Assignment                     29
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  Dividends                      29
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ABOUT US                         29
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  Lincoln Benefit Life Company    29
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  The Separate Account           29
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FEDERAL TAXES                    30
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  Introduction                   30
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  Taxation of the Company and the Separate Account 30
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  Taxation of Policy Benefits    30
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  Modified Endowment Contracts   31
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  Diversification Requirements   31
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  Ownership Treatment            31
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LEGAL PROCEEDINGS                32
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LEGAL MATTERS                    32
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FINANCIAL STATEMENTS             32
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ILLUSTRATIONS                    33
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GLOSSARY OF SPECIAL TERMS        38
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                                  2 PROSPECTUS

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT BE LAWFULLY MADE. LINCOLN BENEFIT LIFE

COMPANY DOES NOT AUTHORIZE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

Capitalized terms used in this prospectus are defined where first used or in the Glossary beginning on page 38 of this prospectus.


DESCRIPTION OF THE POLICY AND POLICY BENEFITS
1. WHAT IS A FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY?

Your Policy is designed to be flexible to meet your specific life insurance needs. Your Policy has a Death Benefit, Policy Value (both terms defined below) and other features of life insurance providing fixed benefits. Your Policy is a "flexible premium" policy because you have a great amount of flexibility in determining when and how much Premium you want to pay. Your Policy is a "variable" policy because the Death Benefit and Policy Value vary according to the investment performance of the Subaccounts to which you have allocated your Premiums. The Policy provides you with an opportunity to take advantage of any increase in your Policy Value but you also bear the risk of any decrease.

2. WHAT ARE THE PREMIUMS FOR THIS POLICY?

You have considerable flexibility as to the timing and amount of your Premiums.
 You have a required first year Premium for your Policy, which is based on your Policy's Face Amount and the Insured's age, sex and risk class. You do not have to pay the required Premium after the first Policy Year. However, to take advantage of the Safety Net Premium feature (discussed below), you must pay the cumulative Safety Net Premiums due. Otherwise, you may pay any level of Premium, as long as the Premium would not cause your Policy to lose its status as a life insurance contract under the Tax Code. For more information, please see "Purchase of Policy and Premiums" on page 10 and "Federal Taxes" beginning on page 30.

You also may establish a planned periodic Premium. You are not required to pay the planned periodic Premium and we will not terminate your Policy merely because you did not.

If you pay more Premium than permitted under section 7702A of the Tax Code, your Policy would be classified as a modified endowment contract, which would affect the federal income tax treatment of loans and withdrawals. For more information, see "Federal Taxes - Modified Endowment Contracts" on page 31.

3. WHAT IS THE SAFETY NET PREMIUM FEATURE?

Unless otherwise required by your state, we agree to keep the Policy (including any riders) in force for a specified period, regardless of the investment performance of the Subaccounts, as long as your total Premiums paid (as reduced to reflect withdrawals and Policy Debt) at least equals the cumulative Safety Net Premium amount shown in your Policy. If the Insured is age 60 or less at the Issue Date, the specified period is the first twenty Policy Years.
 Otherwise, it runs from the Issue Date until the next Policy Anniversary after the Insured's 80th birthday. In some states, the Safety Net Premium Period is less than twenty years as required by law. For additional discussion, see "Purchase of Policy and Premiums - Safety Net Premium" on page 11.

When the Safety Net Premium is not in effect, your Policy remains in force as long as the Net Surrender Value is large enough to pay the charges on your Policy as they come due and, in some states, you have not reached the Maturity Date. For more detail please see "Lapse and Reinstatement" on page 25.

4. HOW IS MY POLICY VALUE DETERMINED?

Your Premiums are invested in one or more of the Subaccounts or allocated to the Fixed Account, as you instruct us. Your Policy Value is the sum of the values of your interests in the Subaccounts of the Separate Account, plus the values in the Fixed Account and the Loan Account. Your Policy Value depends on the investment performance of the Subaccounts and the amount of interest we credit to the Fixed Account, as well as the Net Premiums paid, partial withdrawals, and charges assessed. We have summarized the charges imposed under the Policy in "Fee Tables" and described them in more detail in "Charges and Deductions" on page 25. For additional discussion of your Policy Value, please see "Policy Value" on page 12.

5. WHAT ARE THE INVESTMENT CHOICES FOR THIS POLICY?

The Policy currently offers forty-five (45) investment options, each of which is a Subaccount. You may invest in up to twenty-one (21) Subaccounts or twenty (20) Subaccounts plus the Fixed Account. Each Subaccount invests in a single Portfolio. See "Investment and Fixed Account Options - The Portfolios" on page 15 for a listing of the Subaccounts currently available under the Policy. We also offer a Fixed Account option. You may transfer money among your investment choices, subject to restrictions. Please see "Risks of the Policy" on page 5 and "Transfers - Excessive Trading Limits" on page 15.

6. HOW ARE MY PREMIUMS ALLOCATED?

Before your Premiums are allocated to the Policy Value, we deduct a Premium Expense Charge of 5.25%. For more detail, see "Charges and Deductions" on page
25. The amount remaining after the deduction of the Premium Expense Charge is called the Net Premium.

When you apply for the Policy, you specify in your application how to allocate your Net Premiums. You may


                                  3 PROSPECTUS
change your allocations at any time by notifying us in writing at the address on the front cover of this Prospectus. See "Purchase of Policy and Premiums - Allocation of Premiums" on page 12.

Generally, we allocate your initial Premiums to the Subaccounts and the Fixed Account when we have received your Premium and underwriting approval. We reserve the right, however, to delay the allocation of your initial Premium to the Subaccounts as described in "Premiums - Allocation of Premiums" on page 12.
 Furthermore, if outstanding requirements prevent us from placing your Policy in force, your Premiums are not allocated until you satisfy those requirements.

We generally allocate your other Premiums to the Subaccounts and the Fixed Account as of the date we receive your Premiums in our home office. However, we reserve the right to delay the allocation of any Premium that requires underwriting.

7. MAY I TRANSFER POLICY VALUE AMONG THE SUBACCOUNTS AND THE FIXED ACCOUNT?

You may transfer Policy Value among the Subaccounts and the Fixed Account by writing to or calling us at 1-800-865-5237. While you also may transfer amounts from the Fixed Account, certain restrictions may apply. While we currently are waiving the transfer fee, we reserve the right under your Policy to charge a transfer fee on certain transfers.

In addition, you may use our automatic Dollar Cost Averaging Program or our Portfolio Rebalancing Program, though you may not use both at the same time. For additional information, please see "Transfers - Dollar Cost Averaging" on page 14.

8. WHAT ARE THE DEATH BENEFIT OPTIONS?

While your Policy is in force, we will pay a Death Benefit to the Beneficiary upon the death of the Insured. The Policy provides for two Death Benefit options you may choose between while the Insured is alive. Under Option 1, the Death Benefit is equal to the greater of your Policy's Face Amount or the Policy Value multiplied by a specified percentage. Under Option 2, the Death Benefit is equal to the greater of your Policy's Face Amount plus the Policy Value on the Insured's date of death or the Policy Value multiplied by a specified percentage. Decreases in the Policy Value never cause the Death Benefit to be less than the Face Amount. Before we pay the Death Benefit to the Beneficiary, however, we subtract an amount sufficient to repay any outstanding Policy Debt and to pay any due and unpaid charge. For additional information, please see "Policy Loans" on page 22 and "Death Benefits and Optional Insurance Benefits" on page 19.

9. HOW IS THE DEATH BENEFIT PAID?

While the Policy is in force and when the Insured dies, we pay a Death Benefit to your Beneficiary. You or your Beneficiary may choose to receive the proceeds of the Policy in the form of a lump sum payment or over a period under an optional payment plan. The Death Benefit proceeds are reduced by any amount you owe us, such as outstanding loans, loan interest or unpaid charges. The proceeds may be increased if, for example, you have added a rider that provides an additional benefit. We determine the amount of the Death Benefit proceeds as of the end of the Valuation Period during which the Insured dies. We usually pay the Death Benefit proceeds within seven days after we have received due proof of death and all other requirements we deem necessary have been satisfied.

10. CAN I INCREASE OR DECREASE MY POLICY'S FACE AMOUNT?

Yes, you have considerable flexibility to increase or decrease your Policy's Face Amount. You may request an increase and/or a decrease after the first Policy Year by sending a written request to us. Your requested increase must be at least $10,000. If you request an increase, you must provide evidence of insurability to us that meets our standards. An increase in the Face Amount increases the charges deducted from your Policy Value. You may not decrease the Face Amount of your Policy below $100,000. We do not permit a Face Amount change if the Policy is in the Grace Period. For more detail, see "Death Benefits and Optional Insurance Benefits - Change to Face Amount" on page 20.
 In addition, modifying your Policy's Face Amount might have tax ramifications. For an additional discussion, please see "Federal Taxes" on page 30.

11. DO I HAVE ACCESS TO THE VALUE OF MY POLICY?

Yes. You may surrender your Policy at any time before the Maturity Date for its Net Surrender Value. Upon surrender, life insurance coverage under your Policy ends. We may subtract a surrender charge from your surrender proceeds during the first nine Policy Years and the first nine years following an increase to the Face Amount. For more information concerning the calculation of surrender charges, see "Charges and Deductions - Surrender Charge" on page 27.

You also may withdraw part of your Policy Value through a partial withdrawal, which must equal at least $500. In addition, the maximum partial withdrawal amount may not reduce the Face Amount below $25,000. For more detail, see "Surrenders and Withdrawals" on page 23.

Surrenders and withdrawals may have tax consequences. For an additional discussion, please see "Risks of the Policy" on page 5 and "Federal Taxes - Taxation of Policy Benefits" on page 30.

12.MAY I TAKE OUT A POLICY LOAN?

You may borrow money from us using your Policy as security for the loan. The maximum loan amount is equal to 90% of the Surrender Value. Other restrictions may apply if your Policy is issued in connection with a


                                  4 PROSPECTUS

Qualified Plan.  For more detail, see "Policy Loans" on page 22.

13. CAN I EXCHANGE MY POLICY?

During the first 24 months after your Policy is issued, or the first two years after an increase in the Face Amount, if your Policy remains in force, you may exchange or amend your Policy to convert it, for example, to a non-variable universal life insurance policy without submitting proof of insurability.
 Charges under the amended Policy will be based on the same risk classification as the Policy. We will not charge you for this conversion.

14. CAN I CANCEL MY POLICY?

You may cancel your Policy by returning it to us within 20 days after you receive it, or after whatever longer period may be permitted by the laws of the state in which you reside. We refund the Policy Value as of the date we receive your returned Policy, plus any charges previously deducted, unless your state requires a refund of Premium. Your Policy contains specific information about your free-look rights in your state. For more information, see "Cancellation and Conversion Rights - Free-Look Period," on page 25.


RISKS OF THE POLICY
1.   IS MY POLICY VALUE GUARANTEED?

Your Policy Value is not guaranteed. However, the payment of the Death Benefit may be guaranteed under the Safety Net Premium feature. The value of your Policy fluctuates with the performance of the investment options you choose.
 Your investment options may not perform to your expectations. Your Policy Values in the Subaccounts may rise or fall depending on the performance of the Portfolios in which the Subaccounts invest and the charges under your Policy.
 For more detail, please see "The Portfolios and Associated Risks" on page 6 and "Investment and Fixed Account Options" on page 15. In addition, a guarantee with respect to interest rate applies only to the Fixed Account investment option.

2. IS THIS POLICY SUITABLE FOR SHORT-TERM SAVINGS?

The Policy is designed for long term financial planning. Accordingly, you should not purchase the Policy if you may need to access the Policy Value within a short time. Because the Policy is designed to provide benefits on a long-term basis, before purchasing a Policy for a specialized purpose, you should consider whether the long-term nature of the Policy is consistent with the purpose for which it is being considered.

3. CAN MY POLICY LAPSE?

Your Policy could terminate if the value of your Policy becomes too low to support the Policy's monthly charges and the Safety Net Premium feature is not in effect. If this occurs, we notify you in writing. You will then have a 61-day Grace Period to pay additional amounts to prevent your Policy from terminating. See "Lapse and Reinstatement" on page 25. If you have any outstanding Policy Loans when your Policy lapses, you may have taxable income as a result. See "Federal Taxes" on page 30.

4. ARE THERE RISKS INVOLVED WITH SPECIALIZED USES OF THE POLICY?

Because the Policy provides for an accumulation of Policy Values as well as Death Benefit, you may wish to use it for various individual and business planning purposes. Purchasing the Policy in part for such purposes may involve certain risks. For example, if the investment performance of the Subaccounts is poorer than expected or if sufficient Premiums are not paid, the Policy may lapse or may not accumulate sufficient Policy Value to fund the purpose for which you purchased the Policy. Withdrawals and Policy Loans may significantly affect current and future Policy Value, Surrender Value or Death Benefit proceeds. The Policy is designed to provide benefits on a long-term basis.
 Before purchasing a Policy for a specialized purpose, you should consider whether the long-term nature of the Policy is consistent with the purpose for which it is being considered. In addition, using a Policy for a specialized purpose may have tax consequences. See "Federal Taxes" on page 30.

5. WHAT ARE THE LIMITATIONS ON WITHDRAWAL?

After the first Policy Year, withdrawals are permitted. As noted above, the minimum withdrawal amount permitted is $500, and maximum partial withdrawal amount may not reduce the Face Amount below $25,000. While the surrender charge does not apply to partial withdrawals, we impose a $10 service fee on each withdrawal. Please note that withdrawals reduce your Policy's Death Benefit, See "Partial Withdrawals" on page 23. In addition, withdrawals may have tax consequences. See "Federal Taxes" on page 30.

6. WHAT ARE THE LIMITATIONS ON TRANSFER?

We reserve the right to limit the size of transfers and remaining balances, and to limit the number and frequency of transfers among your investment options and the Fixed Account. In addition, while we currently are not charging a transfer fee, the Policy gives us the right to impose a transfer fee of up to $10 in certain circumstances. If allowed in your state, we reserve the right to limit transfers in any Policy Year, or to refuse any transfer request for a Policy Owner or certain Policy Owners. For example, we reserve the right to limit excessive trading and transfers that would disadvantage Policy Owners or have a detrimental effect on Accumulation Unit Values or the share price of any Portfolio. See "Transfers - Market Timing and Asset Allocation Services" on page 13 and "Transfers - Excessive Trading Limits" on page 15.


                                  5 PROSPECTUS

7. WHAT ARE THE LIMITATIONS OR CHARGES ON SURRENDER OF THE POLICY?

You may surrender your Policy at any time. We deduct a surrender charge from the surrender proceeds. The surrender charge is calculated as described in "Charges and Deductions: Surrender Charge" on page 27. While the amount of the surrender charge decreases over time, it may be a substantial portion or even exceed your Policy Value. In addition, the surrender of your Policy may have tax consequences. See "Federal Taxes" on page 30.

8. WHAT ARE THE RISKS OF TAKING A POLICY LOAN?

Taking a loan from your Policy may increase the risk that your Policy will lapse, will have a permanent effect on your Policy Value and will reduce the Death Proceeds. In addition, if your Policy is a Modified Endowment Contract for tax purposes, taking a Policy Loan may have tax consequences. See "Federal Taxes
- Modified Endowment Contracts" on page 31.

9. WHAT ARE THE TAX CONSEQUENCES OF BUYING THIS POLICY?

Your Policy is structured to meet the definition of a life insurance contract under the Tax Code. We may need to limit the amount of Premiums you pay under the Policy to ensure that your Policy continues to meet that definition.

Current federal tax law generally excludes all Death Benefits from the gross income of the beneficiary of a life insurance policy. In addition, you generally are not subject to taxation on any increase in the Policy Value until it is withdrawn. Generally, you are taxed on surrender proceeds and the proceeds of any partial withdrawals only if those amounts, when added to all previous distributions, exceed the total Premiums paid. Amounts received upon surrender or withdrawal in excess of Premiums paid are treated as ordinary income.

Special rules govern the tax treatment of life insurance policies, which meet the federal definition of a modified endowment contract. Depending on the amount and timing of your Premiums, your Policy may meet that definition. Under current tax law, Death Benefit payments under modified endowment contracts, like Death Benefit payments under other life insurance contracts, generally are excluded from the gross income of the beneficiary. Withdrawals and policy loans, however, are treated differently. Amounts withdrawn and policy loans are treated first as income, to the extent of any gain, and then as a return of Premium. The income portion of the distribution is includible in your taxable income. In addition, an additional 10% federal penalty tax is generally imposed on the taxable portion of amounts received before age 59 1/2. We will not accept any Premium that would cause the Policy not to qualify as a life insurance contract under the Tax Code. For more information on the tax treatment of the Policy, see "Federal Taxes" on page 30.


THE PORTFOLIOS AND ASSOCIATED RISKS
--------------------------------------------------------------------------------

1. WHAT IS A PORTFOLIO?

Each of the Subaccounts invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 ("1940 Act") or a separate investment series of an open-end management investment company. Each Portfolio holds its assets separate from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies, which are described in the accompanying Prospectuses for the Portfolios. Each Portfolio operates as a separate investment fund, and the income, gains and losses of one Portfolio generally have no effect on the investment performance of any other. Under the Policy, the Subaccounts currently invest in the Portfolios set forth in this Prospectus. Some of the Subaccounts described in this Prospectus may not be available under your Policy. For an additional discussion of the Portfolios, please see "Investment and Fixed Account Options - The Portfolios" on page 15.

2. WHAT ARE THE RISKS OF THE PORTFOLIOS?

We do not promise that the Portfolios will meet their investment objectives.
 Amounts you have allocated to Subaccounts may grow in value, decline in value or grow less than you expect, depending on the investment performance of the Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. A description of each Portfolio's investment policies and a comprehensive statement of each Portfolio's risks may be found in its Prospectus. For additional information, please see "Investment and Fixed Account Options - The Portfolios" on page 15.

3. HOW CAN I LEARN MORE ABOUT THE PORTFOLIOS?

You should read the Portfolios' current Prospectuses for detailed information concerning their investment objectives and strategies, and their investment risks. You should read the Portfolios' Prospectuses before allocating amounts to the Subaccounts. If you do not have a Prospectus for a Portfolio, please contact us at the number listed on the first page of this Prospectus and we will send you a copy.


                                  6 PROSPECTUS

                                   FEE TABLES
THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU PAY WHEN BUYING, OWNING AND SURRENDERING THE POLICY. THE FIRST TABLE DESCRIBES THE MAXIMUM FEES AND EXPENSES THAT YOU PAY AT THE TIME THAT YOU BUY OR SURRENDER THE POLICY OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS.

                                TRANSACTION FEES
          Charge             When Charge is Deducted       Amount Deducted
          ------             -----------------------       ---------------
Premium Expense Charge       When you pay a Premium.   5.25% of the Premium
                                                        amount.

Surrender Charge (per $1000  When you surrender your
 of Face Amount)(1)           Policy during the first
                                 9 Policy Years.

                                                       Minimum:  $3.32 per
                                                        $1000
 Minimum and Maximum                                   Maximum:  $56.07 per
 Initial Surrender Charge:                              $1000

 Initial Surrender Charge                              $19.31 per $1000
 for 45 year-old male
 non-smoker, $120,000 Face
 Amount

Transfer Fee (2)             Second and each           $10.00 maximum; $0
                              subsequent transfer in    current
                              each calendar month.

Partial Withdrawal Service   When you make a           $10.00 per withdrawal
 Fee                          withdrawal.

Loan Interest Rate (3)       When you have a Policy    Interest Rate on
                              Loan                      Preferred Loans 4%
                                                       Interest Rate on
                                                        Standard Loans 6%


(1) The initial amount of the surrender charge generally equals the Initial Face Amount of your Policy multiplied by the applicable rate per thousand dollars of Face Amount. The applicable rate depends on the Insured's age at issue, sex and status as a smoker. An additional surrender charge applies to Face Amount increases. The surrender charge shown in the table above may not be representative of the charge you would pay. For more information about the surrender charge that would apply to your Policy, please contact us at the address or telephone number shown on the first page of this Prospectus or contact your agent.

(2) Currently, we are waiving this fee.

(3) When we make a Policy Loan, we transfer to the Loan Account a portion of the Policy Value equal to the loan amount. The amounts allocated to the Loan Account are credited with interest at 4%. For more information, see "Policy Loans" on page 22.


                                  7 PROSPECTUS

THE SECOND TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE POLICY, NOT INCLUDING THE PORTFOLIO FEES AND EXPENSES. EACH OF THESE FEES IS CALCULATED MONTHLY AND DEDUCTED FROM YOUR POLICY VALUE AS PART OF THE MONTHLY DEDUCTION

          PERIODIC CHARGES OTHER THAN PORTFOLIO OPERATING EXPENSES
           Charge                  When Charge is          Amount Deducted
           ------                  ---Deducted---          ---------------
                                      --------
Cost of Insurance Charge (per       Monthly
 $1000 Net Amount at Risk)(1)

Minimum and Maximum COI                                Guaranteed:
 Charge:                                                Minimum: $0.05750 per
                                                        $1000.
                                                        Maximum: $83.33333 per
                                                        $1000.
                                    Current:
                                                        Minimum: $0.01833 per
                                                        $1000.
                                                        Maximum: $33.67500 per
                                                        $1000


Minimum and Maximum COI                                Guaranteed:
 Charge for a 45-year old                               Minimum: $0.28750 per
 Male Non-Smoker, $120,000                              $1000.
 Face Amount                                            Maximum: $83.33333 per
                                                        $1000.
                                    Current:
                                                        Minimum: $0.23216 per
                                                        $1000.
                                                        Maximum: $22.0625per
                                                        $1000.

Administrative Expense Charge  Monthly during the      Minimum Annual Rate:
 (per $1000 Initial Face        first 10 Policy Years   0.2496 per $1000
 Amount)(2)                                            Maximum Annual Rate:
                                                        2.4996 per $1000

Administrative Expense Charge  Monthly during the      Annual Rate of 0.90 per
for a  45-year old Male         first 10 Policy Years   $1,000
Non-Smoker, $120,000
Face Amount

Policy Fee                     Monthly                 Guaranteed: $10.00
                                                       Current:         $7.50

Mortality and Expense Risk     Monthly                 Annual Rate for Policy
 Charge (as a percentage of                             Years 1-10: 0.55%.
 total monthly Subaccount                              Annual Rate for Policy
 Value)(3)                                              Years 11+: 0.015%

..

(1) The cost of insurance charge varies based on individual characteristics such as the age, Policy Year, underwriting class, Face Amount and sex of the Insured. We determine the current cost of insurance rates, but we guarantee that we will never charge you a higher cost of insurance rate than the guaranteed rate shown in your Policy. We calculate a separate cost of insurance charge for any increase in the Face Amount based on the Insured's circumstances at the time of the increase. For more information about the calculation of the cost of insurance charges, see "Charges and Deductions" on page 25.
   The cost of insurance charge shown in the table above may not be representative of the charge you would pay. For more information about the cost of insurance charge that would apply to your Policy, please contact us at the address or telephone number shown on the first page of this Prospectus or contact your agent.
   The following table shows our current monthly cost of insurance charges for certain Insureds for Policies with a Face Amount of less than $200,000:

Per $1000 Net Amount at Risk                                           Policy Year 1  Policy Year 10   Policy Year 20
----------------------------                                           -------------  --------------   --------------
Issue Age 25, Male Std Nonsmoker                                          0.12500        0.10917           0.17583
Issue Age 45, Male Std Nonsmoker                                          0.23216        0.36667           0.84667
Issue Age 65, Male Std Nonsmoker                                          0.88200        2.40503           5.33900


(2)The monthly Administrative Expense Charge is 1/12 the annual rate. The maximum monthly rate for the Administrative Expense Charge is 0. 2083. The minimum monthly rate is 0.0208.


                                        8 PROSPECTUS

(3)The monthly mortality and expense risk charge is 0.046% for the first 10 Policy Years and 0.012% thereafter. We currently do not deduct a separate charge against the Separate Account for income taxes. In the future, however, we may impose such a charge if, in our sole discretion, we determine that we will incur a tax from the operation of the Separate Account.

                            OPTIONAL BENEFIT CHARGES

Currently, we are offering the following optional riders. The charges for the riders you select are deducted monthly from your Policy Value as part of the Monthly Deduction. You may not be eligible for all optional Riders shown below.
 The benefits provided under each rider are summarized in "Optional Insurance Benefits" beginning on page 21 below:

          PERIODIC CHARGES OTHER THAN PORTFOLIO OPERATING EXPENSES
      Optional Benefit             When Charge is          Amount Deducted
      ----------------             ---Deducted---          ---------------
                                      --------
Children's Level Term Rider                            $2.50 per unit
 (per $5,000 unit of
 coverage)                            Monthly

Accidental Death Benefit
 Rider (per $1,000 of benefit
 amount) (1) Monthly
 Minimum and maximum COI                               Minimum COI:  $0.08333
 Charge:                                                per $1,000
                                                       Maximum COI:  $0.13333
                                                        per $1,000
Minimum and maximum COI                                Minimum COI:  $0.10 per
 charge for a 45-year old                               $1,000
 Male Non-Smoker, $120,000                             Maximum COI:  $0.10 per
 face amount:                                           $1,000

Continuation of Premium Rider
 (per $100 of benefit amount)
 (2) Monthly
                                                       Minimum COI:  $0.23000
 Minimum and maximum COI                                per $100
 Charge:                                               Maximum COI:  $1.54000
                                                        per $100
 Minimum and maximum COI                               Minimum COI:  $0.53 per
 charge for a 45-year old                               $100
 Male Non-Smoker, $120,000                             Maximum COI:  $0.53 per
 face amount:                                           $100

Additional Insured Rider (per         Monthly          Guaranteed:
 $1000 of benefit amount) (3)                          Minimum COI:  $0.05750
 Minimum and maximum COI                                per $1,000
 Charge:                                               Maximum COI:  $83.33333
                                                        per $1,000
                                                       Current:
                                                       Minimum COI:  $0.01833
                                                        per $1,000
                                                       Maximum COI:  $33.67500
                                                        per $1,000
 Minimum and maximum COI                               Guaranteed:
 charge for a 45-year old                              Minimum COI:  $0.05750
 Male Non-Smoker, $120,000                              per $1,000
 face amount:                                          Maximum COI:  $83.33333
                                                        per $1,000
                                                       Current:
                                                       Minimum COI:  $0.23216
                                                        per $1,000
                                                       Maximum COI:  $22.06250
                                                        per $1,000

Primary Insured Term                  Monthly          Guaranteed:
 Insurance Benefit Rider(4)                            Minimum COI:  $0.05750
 Minimum and maximum COI                                per $1,000
 Charge:                                               Maximum COI:  $83.33333
                                                        per $1,000
                                                       Current:
                                                       Minimum COI:  $0.01900
                                                        per $1,000
                                                       Maximum COI:  $25.25583
                                                        per $1,000
 Minimum and maximum COI                               Guaranteed:
 charge for a 45-year old                              Minimum COI:  $0.05750
 Male Non-Smoker, $120,000                              per $1,000
 face amount:                                          Maximum COI:  $83.33333
                                                        per $1,000
                                                       Current:
                                                       Minimum COI:  $0.6167
                                                        per $1,000
                                                       Maximum COI:  $17.03083
                                                        per $1,000

Accelerated Death Benefit                              N/A
 Rider (5)                              N/A

Full Surrender Charge                                  N/A
 Adjustment Rider (5)                   N/A


(1) The applicable charge depends on the Insured's age when the Rider is added to your Policy. The charge shown in the table above may not be representative of the charge you would pay. For more information about the charge that


                                  9 PROSPECTUS
  would apply to your Rider, please contact us at the address or telephone number shown on the first page of this Prospectus, or contact your agent.

(2) The applicable charge depends on the Insured's sex and age when the Rider is added to your Policy. The charge shown in the table above may not be representative of the charge you would pay. For more information about the charge that would apply to your Rider, please contact us at the address or telephone number shown on the first page of this Prospectus, or contact your agent.

(3) The applicable charge depends on the Insured's age, sex and underwriting status when the Rider is added to your Policy. The charge shown in the table above may not be representative of the charge you would pay. For more information about the charge that would apply to your Rider, please contact us at the address or telephone number shown on the first page of this Prospectus, or contact your agent.

(4) The applicable charge depends on the Insured's age at issue, sex and underwriting status. The charge shown in the table above may not be representative of the charge you would pay. For more information about the charge that would apply to your Rider, please contact us at the address or telephone number shown on the first page of this Prospectus, or contact your agent.

(5) There is no additional cost for these Riders. The Accelerated Death Benefit Rider may be added to your Policy at any time. The Full Surrender Charge Adjustment rider may only be added to your Policy at issue.


PORTFOLIO ANNUAL EXPENSES (AS A PERCENTAGE OF PORTFOLIO AVERAGE DAILY NET
ASSETS)


THE NEXT TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT. ADVISERS AND/OR OTHER SERVICE PROVIDERS OF CERTAIN PORTFOLIOS MAY HAVE AGREED TO WAIVE THEIR FEES AND/OR REIMBURSE PORTFOLIO EXPENSES IN ORDER TO KEEP THE PORTFOLIOS' EXPENSES BELOW SPECIFIED LIMITS. THE RANGE OF EXPENSES SHOWN IN THIS TABLE DOES NOT SHOW THE EFFECT OF ANY SUCH FEE WAIVER OR EXPENSE REIMBURSEMENT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES APPEARS IN THE PROSPECTUS FOR EACH PORTFOLIO.

                                           Minimum               Maximum
-------------------------------------------------------------------------------
Total Annual Operating
Expenses/(1)/ (expenses that are
deducted from Portfolio assets,
which may include management fees,
distribution and/ or service                0.32%                 7.61%
(12b-1) fees, and other expenses)
-------------------------------------------------------------------------------


(1) Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2002.


PURCHASE OF POLICY AND PREMIUMS
--------------------------------------------------------------------------------


APPLICATION FOR A POLICY. You may apply to purchase a Policy by submitting a written application to us at the address given on the first page of this Prospectus. We generally do not issue Policies to insure people who are older than age 80. The minimum Face Amount for a Policy is $100,000. Before we issue a Policy, we require you to submit evidence of insurability satisfactory to us.
 Acceptance of your application is subject to our underwriting rules. We reserve the right to reject your application for any lawful reason. If we do not issue a Policy to you, we return your Premium to you. We reserve the right to change the terms or conditions of your Policy to comply with changes in the applicable law. We have described some of the variations from the information appearing in this Prospectus due to individual state requirements in the Statement of Additional Information or in endorsements to the Policy, as appropriate.

We issue your Policy when we have determined that your application meets our underwriting requirements. We apply our customary underwriting standards to the proposed Insured. If on the Issue Date there are outstanding requirements that prevent us from placing your Policy in force, we will allocate your Premium when all requirements have been met. An example of an outstanding requirement is an amendment to your application that requires your signature. We commence coverage of the Insured under the Policy, on the later of: (i) the Issue Date, (ii) the date that we receive your first Premium, or (iii) the date that all requirements have been met.

If you pay a Premium with your application and your requested Face Amount is less than $500,000, we provide the Insured with temporary conditional insurance only if you meet all of the terms of a conditional receipt. The temporary conditional insurance provides coverage during the underwriting of your application but only if you are ultimately approved for coverage on the same basis as the risk classification and Face Amount of coverage for which you applied. This temporary


                                  10 PROSPECTUS
conditional coverage starts when you complete your application and pay the first Premium, unless a medical exam or lab test results are required. In that event, temporary conditional coverage starts when all medical exams and lab tests have been completed. The Issue Date determines Monthly Deduction Days, Policy Months, and Policy Years.


PREMIUM PAYMENTS. During the first Policy Year, you must pay an amount at least equal to the required Premium shown in your Policy. We send you a reminder notice if you pay annually, semi-annually or quarterly. You may also make a Monthly Automatic Payment.

After the first Policy Year, you may pay additional Premium at any time, and in any amount, as long as your Premium would not cause your Policy to lose its status as a life insurance contract under the Tax Code, as explained in "Federal Taxes" beginning on page 30. Premiums must be sent to us at our address on the first page. Unless you request otherwise in writing, we treat all payments received while a Policy loan exists as new Premium.

Your Policy also shows a planned periodic Premium amount; however, you are not required to pay the planned periodic Premiums. You set the planned periodic Premium when you purchase your Policy. Your Policy will not lapse because you did not pay a planned periodic Premium.

Even if you pay all of the planned periodic Premiums, however, your Policy nevertheless may enter the Grace Period and thereafter lapse if you have not paid the required Safety Net Premium amount and the Net Surrender Value is no longer enough to pay the Monthly Deductions. Please see the "Safety Net Premium" discussion just below. Yet, paying planned periodic Premiums will generally provide greater benefits than if a lower amount of Premium is paid.
 Paying planned periodic Premiums can also help to keep your Policy in force if your planned Premium payments are at least as great as the Safety Net Premium amount.


PREMIUM LIMITS. Before we accept any Premium that would require an increase in the net amount at risk under the Policy, you first must provide us with evidence of insurability. The Tax Code imposes limits on the amount of Premium that can be contributed under a life insurance contract. If you exceed this limit, your Policy would lose its favorable federal income tax treatment under the Tax Code.
 Accordingly, we will not accept any Premium, which would cause your Policy to exceed this limit, unless you increase the Face Amount of your Policy appropriately. To obtain this increase, you must submit a written request to us and provide evidence of insurability meeting our then current underwriting standards. Otherwise, we will only accept the portion of your Premium that would cause your total Premiums to equal the maximum permitted amount and we will return the excess to you. In addition, we will not accept any additional Premium from you until we can do so without exceeding the limit set by the Tax Code.

Paying too much Premium also could cause your Policy to be treated as a "modified endowment contract" for federal income tax purposes. See "Modified Endowment Contract" at page 31 below for more information.


SAFETY NET PREMIUM. The Safety Net Premium feature can enable you to keep your Policy (including any riders) in force during a specified period regardless of changes in the Policy Value. If the Insured is age 60 or under at the Issue Date, the specified period is the first twenty Policy Years. Otherwise, the specified period runs until the Policy Anniversary after the Insured's 80th birthday. In some states, the Safety Net Premium period of twenty years is not permitted by law. Please check with your local representative on the Safety Net period approved in your state.

Ordinarily, your Policy enters the Grace Period and may lapse if the Net Surrender Value is not sufficient to pay a Monthly Deduction when it is due.
 For additional discussion of lapse, please see "Lapse and Reinstatement" on page 25. Under the Safety Net Premium feature, however, we guarantee that, regardless of declines in your Policy Value, your Policy will not enter the Grace Period if your total Premiums paid since the Issue Date, less any partial withdrawals and outstanding Policy Loans, are greater than the monthly Safety Net Premium amount times the number of months since the Issue Date.

During the first Policy Year, the Safety Net Premium amount equals the required Premium. As a result, if you pay your required Premium on a timely basis, the Safety Net Premium feature remains in effect. Because the Safety Net Premium feature covers optional Riders, adding optional Riders to your Policy increases your Safety Net Premium amount.

If at any time your total Premiums, less partial withdrawals and Policy Debt, are less than the product of the monthly Safety Net Premium times the number of Policy Months since the Issue Date, the Safety Net Premium guarantee ends.
 Once the Safety Net Premium guarantee terminates, you cannot reinstate it and your Policy stays in force only as long as the Net Surrender Value is sufficient to pay the Monthly Deductions. For more detail about the circumstances in which the Policy will lapse, see "Lapse and Reinstatement" on page 25.


MODIFIED ENDOWMENT CONTRACTS. Under certain circumstances, a Policy could be classified as a "modified endowment contract," which is a category of life insurance contract defined in the Tax Code. If your Policy were to become a modified endowment contract, distributions and loans from the Policy could result in current taxable income for you, as well as other adverse tax consequences. These tax consequences are described in more detail in "Federal Taxes - Modified Endowment Contracts."

Your Policy could be deemed a modified endowment contract if, among other things, you pay too much Premium or if the Death Benefit is reduced. We monitor


                                  11 PROSPECTUS
the status of your Policy and advise you if you need to take action to prevent the Policy from being deemed to be a modified endowment contract. If you pay a Premium that would result in this classification, we notify you and allow you to request a refund of the excess Premium, or other action, to avoid having your Policy being deemed a modified endowment contract. If, however, you choose to have your Policy deemed a modified endowment contract, we do not refund the Premium.

Your Policy also is deemed a modified endowment contract if you replace a modified endowment contract issued by another insurer with a Policy. Payment of additional Premium in connection with a replacement also could cause your Policy to be deemed a modified endowment contract. For more information, please consult your tax adviser, and see "Replacement of Modified Endowment Contracts" on page S-3 of the SAI.


ALLOCATION OF PREMIUMS. Your Net Premiums are allocated to the Subaccount(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation percentages in your Policy application. Percentages must be in whole numbers and the total allocation must equal 100%. We allocate your subsequent Net Premiums in those percentages until you give us new allocation instructions.

Initially, you may allocate your Policy Value among twenty-one (21) options, counting each Subaccount and the Fixed Account as one option. You may add or delete among these options from time to time so long as your Policy Value is spread among no more than the 21 options. In the future, we may waive this limit.

Usually, we allocate your initial Net Premium to the Subaccounts and the Fixed Account, as you have instructed us, on the Issue Date. If you do not pay the first Premium until after the Issue Date, we allocate your initial Net Premium to the Subaccounts and the Fixed Account on the date we receive it. If there are outstanding requirements when we issue the Policy, which prevent us from placing your Policy in force, your Premiums are not allocated until all requirements are satisfied. We do not credit earnings or interest before the Issue Date.

In some states, we are required to return at least your Premium if you cancel your Policy during the "free-look" period. In those states, currently, we allocate any Premium received before the end of the free-look period as described above. In the future, however, if you live in one of those states, we reserve the right to delay allocating your Premiums to the Subaccounts you have selected or to the Fixed Account until after the "free-look" period; in the interim, we allocate your Premiums to the Fixed Account. For more information, please see "Cancellation and Conversion Rights" on page 25.


POLICY VALUE
--------------------------------------------------------------------------------


GENERAL. Your Policy Value is the sum of the value of your Accumulation Units in the Subaccounts you have chosen, plus the value of your interest in the Fixed Account, plus your Loan Account. Your Policy Value changes daily to reflect the performance of the Subaccounts you have chosen, the addition of interest credited to the Fixed Account, the addition of Net Premiums, and the subtraction of partial withdrawals and charges assessed. There is no minimum guaranteed Policy Value.

On the Issue Date or, if later, the date your first Premium is received, we deduct the Monthly Deduction for the first Policy Month. We have described the formula to compute your portion of Policy Value in a particular Subaccount in the Statement of Additional Information.

We make all calculations in connection with the Policy (other than the initial Premiums) on the date we receive your Premium or your request for other action, if that date is a Valuation Date and we are open for business. Otherwise, we make that determination on the next succeeding day that is a Valuation Date and a date on which we are open for business. Calculations for initial Premiums and Premiums requiring underwriting are made on the date your Net Premium is allocated to the Subaccounts and the Fixed Account, as described in "Allocation of Premiums" above.


ACCUMULATION UNITS. We determine the number of Accumulation Units in each Subaccount to allocate to your Policy by dividing that portion of your Net Premium or other transaction allocated to a Subaccount by that Subaccount's Accumulation Unit Value on the Valuation Date when the allocation occurs.


ACCUMULATION UNIT VALUE. The Accumulation Unit Value for each Subaccount varies to reflect the investment experience of the applicable Portfolio. We determine the Accumulation Unit Value for each Subaccount on each Valuation Date by multiplying the Accumulation Unit Value on the preceding Valuation Date by the Net Investment Factor for that Subaccount for the Valuation Period then ended.

The Net Investment Factor for each Subaccount is (1) divided by (2), where:

1) equals (a) the net asset value per share of the Portfolio held in the Subaccount at the end of the current Valuation Period, plus (b) the per share amount of any dividend or capital gains distribution made by the Portfolio during the current Valuation Period, plus or minus (c) a per share credit or charge


                                  12 PROSPECTUS
  with respect to any taxes which we paid or for which we reserved during the Valuation Period which are determined by us to be attributable to the operation of the Subaccount (no federal income taxes currently are applicable); and

2) is the net asset value per share of the Portfolio held in the Subaccount at the end of the last prior Valuation Period.

Please refer to the Prospectuses for the Portfolios that accompany this Prospectus for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Net Investment Factor of the corresponding Subaccount and, therefore, your Policy Value. For a more detailed discussion, please see "Policy Value" on page 12.


POSTPONEMENT OF PAYMENTS. We may defer for up to fifteen days the payment of any amount attributable to a Premium paid by check to allow the check a reasonable time to clear. We may postpone paying any amount for a total surrender or a partial withdrawal, the disbursement of a Policy Loan, or the payment of the Death Benefit Proceeds, in the following circumstances: (i) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings); (ii) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of the value of its net assets is not reasonably practicable; or (iii) at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to six months or a shorter period if required by law. If we defer payment for more than 30 days, we add interest at our current rate from the time you asked for the Surrender Value.


TRANSFERS
--------------------------------------------------------------------------------


GENERAL. While the Policy is in force, you may transfer Policy Value among the Fixed Account and Subaccounts in writing or by telephone. Currently, there is no minimum transfer amount, except in states where a minimum transfer amount is required by law. We may set a minimum transfer amount in the future. In the future, we may charge you the transfer fee described on page 29, although currently we are waiving it.

You currently may not have Policy Value in more than twenty-one (21) options, counting each Subaccount and the Fixed Account as one option. Accordingly, we will not perform a transfer that would cause your Policy to exceed that limit.
 We may waive this limit in the future.

Generally, we only make transfers on days when the NYSE and we are open for business. See "Policy Value" on page 12. If we receive your request on a day when the NYSE or we are not open for business, or if we receive your request after the close of business on the NYSE, we make the transfer on the first subsequent day on which the NYSE and we are open.

Special requirements apply to transfers from the Fixed Account. You may transfer a lump sum from the Fixed Account to the Subaccounts only during the 60-day period beginning on the Issue Date and each Policy Anniversary. We do not process transfer requests involving the Fixed Account at any other time, except transfers pursuant to a Dollar Cost Averaging or Portfolio Rebalancing program.

The maximum amount which may be transferred as a lump sum or as Portfolio Rebalancing transfers from the Fixed Account during a Policy Year usually is:

(i)  30% of the Fixed Account balance on the most recent Policy Anniversary; or

(ii) the largest total amount transferred from the Fixed Account in any prior Policy Year. You may not transfer Policy Value or allocate new Premiums into the Fixed Account if transfers are being made out under the Dollar Cost Averaging program. However, we may waive or modify these restrictions on transfers from the Fixed Account.

This limit also applies to transfers under a Dollar Cost Averaging program, unless you choose to transfer your entire Fixed Account balance to Subaccounts. In that case, your maximum monthly transfer amount may not be more than 1/36th of your Fixed Account balance on the day of the first transfer.

In addition, you may transfer 100% of the Fixed Account balance in a lump sum to the Subaccount(s) if on any Policy Anniversary the interest rate on the Fixed Account is lower than it was on the Policy Anniversary one year previously or if on the first Policy Anniversary that interest rate is lower than it was on the Issue Date. We notify you by mail if this occurs. You may request a transfer for 60 days following the date we mail notification to you. The Policy permits us to defer transfers from the Fixed Account for up to six months from the date you request a transfer.


TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone. Telephone transfers may not be available if all lines are busy. In that case, you will need to submit a written request or try to call later. Please see the SAI for a description of our procedures for telephone transfers.

At any time, we may suspend, modify or terminate your privilege to make transfers via the telephone, or via other electronic or automated means specifically approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things,


                                  13 PROSPECTUS
we reserve the right to limit the number of such transfers among the Subaccounts in any Policy Year, or to refuse any telephone transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Policy Owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


DOLLAR COST AVERAGING. Under our automatic Dollar Cost Averaging program, while the Policy is in force you may authorize us to transfer a fixed dollar amount at fixed intervals from the Fixed Account or a Subaccount of your choosing to up to eight options, including other Subaccounts or the Fixed Account. The interval between transfers may be monthly, quarterly or annually, at your option. The transfers are made at the Accumulation Unit Value on the date of the transfer.
 The transfers continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. We may change this minimum or grant exceptions.
 If you elect this program, the first transfer occurs one interval after your Issue Date. Your request to participate in this program is effective when we receive your completed application at the P.O. Box given on the first page of this Prospectus. Please call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of Purchase Payments under a Dollar Cost Averaging program. Special restrictions apply to transfers from the Fixed Account. Please see "Transfers - General" on page 13 for a discussion of these restrictions.

The theory of Dollar Cost Averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor does it prevent or necessarily reduce losses in a declining market. Moreover, while we refer to this program of periodic transfers generally as Dollar Cost Averaging, periodic transfers from a Subaccount with more volatile performance experience is unlikely to produce the desired effects of Dollar Cost Averaging as would transfers from a less volatile Subaccount.
 You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.


PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Policy Value allocated to each Subaccount or the Fixed Account or both at a preset level. Over time, the variations in each Subaccount's investment results shift the balance of your Policy Value allocations. Under the Portfolio Rebalancing feature, we automatically transfer your Policy Value, including new Premiums (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Policy Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually or annually. We do not charge a transfer fee for Portfolio Rebalancing. No more than eight (8) Subaccounts, or seven (7) Subaccounts and the Fixed Account, can be included in a Portfolio Rebalancing program at one time. Transfers from the Fixed Account under a Portfolio Rebalancing program are subject to the overall limit on transfers from the Fixed Account. Accordingly, if the total amount transferred from the Fixed Account in any Policy Year reaches that limit before the end of the year, we do not transfer additional amounts from the Fixed Account for Portfolio Rebalancing purposes until the next Policy Year. We automatically terminate this option if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume the Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office.

You may request Portfolio Rebalancing at any time by submitting a completed written request to us at the address given on the first page of this Prospectus.
 Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. The date of your rebalancing must coincide with the same day of the month as your Issue Date. If you request rebalancing on your Policy application and specify the frequency, but not the date, for your first rebalancing, it occurs one period after the Issue Date. Otherwise, your first rebalancing occurs one period after we receive your completed request form. All subsequent rebalancings occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Issue Date.

Generally, you may change the allocation percentages, frequency or choice of Subaccounts at any time. If you include the Fixed Account in a Portfolio Rebalancing program, however, in any consecutive twelve months you may not change the allocation percentages more than twice and the total change to the Fixed Amount allocation may not exceed 20%. We may waive this restriction.

If your total Policy Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio


                                  14 PROSPECTUS

Rebalancing at the same time. We may change, terminate, limit or suspend Portfolio Rebalancing at any time.


EXCESSIVE TRADING LIMITS. This Policy is not designed to serve as a vehicle for frequent trading in response to short-term fluctuations in the stock market.
 Any individual or legal entity that intends to engage in international arbitrage, utilize market timing practices, or make frequent transfers to take advantage of inefficiencies in Portfolio pricing should not purchase this Policy. These transfers can have an adverse impact on management of a Portfolio, increase Portfolio expenses and affect Portfolio performance. If allowed in your state, we reserve the right to limit transfers in any Policy Year, or to refuse any transfer request for a Policy Owner or certain Policy Owners in certain circumstances. For example, we may limit transfers if we believe, in our sole discretion:

.. that certain trading practices, such as excessive trading or market timing, by, or on behalf of, one or more Policy Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Subaccount or the share prices of the corresponding Portfolios or would disadvantage other Policy Owners; or

.. we are informed by one or more of the corresponding Portfolios of its intent to restrict the purchase of Portfolio shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Portfolio shares.

If we limit transfers or refuse a transfer request, we will notify the affected Policy Owner(s) by telephone or by letter. We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Policy Owners or that may have a detrimental effect on a Portfolio.


INVESTMENT AND FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------


THE SUBACCOUNTS AND THE PORTFOLIOS.
Each of the Subaccounts of the Separate Account invests in the shares of one of the Portfolios. The income and realized and unrealized gains or losses on the assets of each Subaccount are separate and are credited to or charged against the particular Subaccount without regard to income, gains or losses from any other Subaccount or from any other part of our business. We use the Net Premiums you allocate to a Subaccount to purchase shares in the corresponding Portfolio and redeem shares in the Portfolios to meet Policy obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Each Portfolio is either an open-end management investment company registered under the 1940 Act or a separate investment series of an open-end management investment company.

Each Portfolio holds its assets separate from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies. Each Portfolio is subject to certain investment restrictions and policies, which may not be changed without the approval of a majority of the shareholders of the Portfolio. Each Portfolio operates as a separate investment fund, and the income, gains and losses of one Portfolio generally have no effect on the investment performance of any other Portfolio.

We do not promise that the Portfolios will meet their investment objectives.
 Amounts you have allocated to Subaccounts may grow in value, decline in value or grow less than you expect, depending on the investment performance of the Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives.

We have briefly described the Portfolios below. The Subaccounts investing in certain Portfolios may not be available in all states. You should read the current Prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios, their investment objectives and strategies, and the investment risks associated with the Portfolios. If you do not have a Prospectus for a Portfolio, contact us and we will send you a copy.


Portfolio               Investment Objective           Investment Adviser
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE
FUNDS
-------------------------------------------------------------------------------
Dent Demographic        Long-term capital              A I M ADVISORS, INC.
 Trends Fund - Series    appreciation.
 I
-------------------------------------------------------------------------------
THE ALGER AMERICAN
FUND
-------------------------------------------------------------------------------
Growth Portfolio-       Long-term capital
 Class O                 appreciation.                 FRED ALGER MANAGEMENT,
-------------------------------------------------------INC.
Leveraged Allcap        Long-term capital
 Portfolio Class O       appreciation.
-------------------------------------------------------
MidCap Growth           Long-term capital
 Portfolio - Class O     appreciation.
-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Contrafund(R)           Long-term capital
 Portfolio -Initial      appreciation.
 Class
-------------------------------------------------------
Equity-Income           Reasonable income.
 Portfolio B - Initial                                 FIDELITY MANAGEMENT &
 Class                                                 RESEARCH COMPANY
-------------------------------------------------------
Growth Portfolio        Capital appreciation.
 -Initial Class
-------------------------------------------------------
Investment Grade Bond   As high a level of current
 Portfolio - Initial     income as is consistent with
 Class                   the preservation of capital.
-------------------------------------------------------
Overseas Portfolio -    Long-term growth of capital.
 Initial Class
-------------------------------------------------------------------------------
JANUS ASPEN SERIES
-------------------------------------------------------------------------------
Balanced Portfolio -    Long-term capital growth,
 Service Shares          consistent with preservation
                         of capital and balanced by
                         current income.
-------------------------------------------------------JANUS CAPITAL
International Value     Long-term growth of capital.   MANAGEMENT, LLC
 Portfolio - Service
 Shares (formerly
 Global Value
 Portfolio)
-------------------------------------------------------
Worldwide Growth        Long-term growth of capital
 Portfolio - Service    in a manner consistent with
 Shares                 the preservation of capital.
-------------------------------------------------------------------------------
LAZARD RETIREMENT
SERIES, INC.
-------------------------------------------------------------------------------
Emerging Markets        Long-term capital              LAZARD ASSET MANAGEMENT
 Portfolio               appreciation.                 LLC
-------------------------------------------------------------------------------
LSA VARIABLE SERIES
TRUST
-------------------------------------------------------------------------------
Aggressive Growth Fund  Long-term growth of capital
                         by investing primarily in    LSA ASSET MANAGEMENT LLC
                         equity securities of small        (ADVISER)
                         and mid-sized
                         growth companies.
-------------------------------------------------------------------------------
Balanced Fund          Seeks growth of capital, with
                       investment income as a              OPCAP ADVISORS
                       secondary objective, by             (SUB-ADVISER)
                       investing in a mix of equity
                        and debt securities.
-------------------------------------------------------------------------------
Basic Value Fund        Seeks long-term growth of
                         capital by investing
                         primarily in common stocks   A I M CAPITAL MANAGEMENT
                         which the Adviser believes        (SUB-ADVISER)
                         to be undervalued in relation
                         to long-term earnings power or
                         other factors.
-------------------------------------------------------------------------------
Blue Chip Fund          Seeks long-term growth of
                         capital, with current income  A I M CAPITAL MANAGEMENT
                         as a secondary objective, by       (SUB-ADVISER)
                         investing primarily in equity
                         securities of blue chip companies.
-------------------------------------------------------------------------------
Capital Appreciation    Seeks long-term growth of
 Fund                    capital by investing          JANUS CAPITAL
                         primarily in equity           MANAGEMENT, LLC
                         securities listed on          (SUB-ADVISER)
                         national exchanges or on
                         NASDAQ(R).
-------------------------------------------------------------------------------
Diversified Mid-Cap     Seeks long-term growth of      FIDELITY MANAGEMENT &
 Fund                    capital by investing in       RESEARCH CO.
                         securities of companies with  (SUB-ADVISER)
                         medium market
                         capitalizations.
-------------------------------------------------------------------------------
Emerging Growth Equity  Seeks capital appreciation by  RS INVESTMENT
 Fund                    investing primarily in        MANAGEMENT, LP
                         rapidly growing emerging      (SUB-ADVISER)
                         companies.
-------------------------------------------------------------------------------
Equity Growth Fund      Seeks long-term capital        VAN KAMPEN ASSET
 (formerly Focused       appreciation by investing     MANAGEMENT, INC.
 Equity Fund)            primarily in growth oriented  (SUB-ADVISER)
                            equity securitis of large
                            capitalization companies.
-------------------------------------------------------------------------------
Capital Growth Fund     Seeks long-term growth of      GOLDMAN SACHS ASSET
 (formerly Growth        capital by investing in a     MANAGEMENT (SUB-ADVISER)
 Equity Fund)            diversified portfolio of
                         equity securities.
-------------------------------------------------------------------------------
Mid Cap Value Fund      Seeks long-term growth of
                         capital by investing          VAN KAMPEN ASSET
                         primarily in equity           MANAGEMENT, INC.
                         securities of companies with  (SUB-ADVISER)
                         medium market
                         capitalizations.
-------------------------------------------------------------------------------
Value Equity Fund       Seeks long-term growth of
                         capital, with current income  SALOMON BROTHERS ASSET
                         as a secondary objective, by  MANAGEMENT INC
                         investing primarily in        (SUB-ADVISER)
                         common stocks of established
                         U.S. companies.
-------------------------------------------------------------------------------
MFS VARIABLE INSURANCE
TRUST
-------------------------------------------------------------------------------
Utilities Series --     Capital growth and current
 Initial Class           income (above that available
                         from a portfolio invested     MFS INVESTMENT
                         entirely in equity            MANAGEMENT(R)
                         securities).
-------------------------------------------------------
New Discovery Series -  Capital appreciation.
 Initial Class
-------------------------------------------------------------------------------
PIMCO ADVISORS VIT                                     OPCAP ADVISERS, LLC
(FORMERLY OCC                                          (ADVISER)
ACCUMULATION TRUST)
-------------------------------------------------------------------------------
PEA Science &           Capital appreciation.          PIMCO EQUITY ADVISORS
 Technology Portfolio                                  LLC (SUB-ADVISER)
-------------------------------------------------------------------------------
OpCap Small Cap         Capital appreciation.
 Portfolio
-------------------------------------------------------------------------------
OPPENHEIMER VARIABLE
ACCOUNT FUNDS
-------------------------------------------------------------------------------
Main Street Small Cap   Capital appreciation.          OPPENHEIMERFUNDS, INC.
 Fund/VA Initial Class
-------------------------------------------------------------------------------
PANORAMA SERIES FUND,
INC.
-------------------------------------------------------------------------------
International Growth    Long term growth of capital.   OPPENHEIMERFUNDS, INC.
 Fund/VA - Initial
 Class
-------------------------------------------------------------------------------
PIMCO VARIABLE          .
INSURANCE TRUST
-------------------------------------------------------------------------------
Foreign Bond Portfolio   To maximize total return, consistent
                         with preservation of capital
                         and prudent investment
                         management.
-------------------------------------------------------    PACIFIC INVESTMENT
Money Market Portfolio   To maximize current income,    MANAGEMENT COMPANY, LLC
                          consistent with preservation
                         of capital and daily
                         liquidity.
-------------------------------------------------------
Total Return Portfolio  To maximize current income,
                         consistent with preservation
                         of capital and prudent
                         investment management.
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
High Yield Fund -       High current income.  Capital
 Class -IA               growth is a secondary goal
                         when consistent with          PUTNAM INVESTMENT
                         achieving high current        MANAGEMENT, INC.
                         income.
-------------------------------------------------------
International Growth    Capital growth.  Current
 And Income Fund -       income is a secondary
 Class IA                objective.
-------------------------------------------------------------------------------
RYDEX VARIABLE TRUST
-------------------------------------------------------------------------------
Sector Rotation         Long-Term capital              RYDEX GLOBAL ADVISORS
 Portfolio               appreciation.
-------------------------------------------------------------------------------
SALOMON BROTHERS
VARIABLE SERIES FUNDS
INC
-------------------------------------------------------------------------------
All Cap Fund (formerly  Capital appreciation through
 Capital Fund)           investment in securities      SALOMON BROTHERS ASSET
                         that the investment manager   MANAGEMENT INC
                         believes have above-average
                         capital appreciation
                         potential.
-------------------------------------------------------------------------------
SCUDDER VARIABLE
SERIES I
-------------------------------------------------------------------------------
Balanced Portfolio      Balance of growth and income,  DEUTSCHE INVESTMENT
                         and long-term preservation    MANAGEMENT (AMERICAS)
                         of capital.                   INC.
-------------------------------------------------------------------------------
SCUDDER VARIABLE
INSURANCE TRUST
-------------------------------------------------------------------------------
EAFE Equity Index Fund  Capital appreciation by
 - Class A               replicating, before
                         deduction of expenses,
                         performance of the EAFE
                         Index.
-------------------------------------------------------
Equity 500 Index Fund   Capital appreciation by             DEUSTCHE ASSET
- Class A                 replicating, before              MANAGEMENT, INC.
                         deduction of expenses,
                         performance of the S&P 500
                         Index.
-------------------------------------------------------
 Small Cap Index Fund   Capital appreciation by
 - Class A               replicating, before
                           deduction of expenses, the
                         performance of the Russell
                         2000 Index.
-------------------------------------------------------------------------------
T. ROWE PRICE EQUITY SERIES, INC.
-------------------------------------------------------------------------------
Equity Income Substantial dividend income T. ROWE PRICE Portfolio as well as long-term growth ASSOCIATES, INC.
                         of capital.
-------------------------------------------------------------------------------
VAN KAMPEN UNIVERSAL
INSTITUTIONAL FUNDS,
INC.
-------------------------------------------------------------------------------
High Yield Portfolio-   Above-average total return
 Class I                 over a market cycle of 3-5
                         years by investing in a
                         diversified portfolio of      VAN KAMPEN*
                         high-yield securities.
-------------------------------------------------------
Real Estate Portfolio   Above average current income
 - Class I               and long-term capital
                         appreciation.
-------------------------------------------------------------------------------
VAN KAMPEN LIFE
INVESTMENT TRUST
-------------------------------------------------------------------------------
 Growth And Income      Long-term growth of capital    VAN KAMPEN ASSET
 Portfolio -Class I      and income.                   MANAGEMENT INC.
-------------------------------------------------------------------------------





                                  17 PROSPECTUS

*Morgan Stanley Investment Management Inc., the investment adviser to the Van Kampen UIF Portfolios, does business in certain instances as Van Kampen.

EACH PORTFOLIO IS SUBJECT TO CERTAIN INVESTMENT RESTRICTIONS AND POLICIES, WHICH MAY NOT BE CHANGED WITHOUT THE APPROVAL OF A MAJORITY OF SHAREHOLDERS OF THE PORTFOLIO. PLEASE SEE THE ACCOMPANYING PROSPECTUSES OF THE PORTFOLIOS FOR ADDITIONAL INFORMATION.

 We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.


Some of the Portfolios have been established by investment advisers, which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

Certain of the Portfolios sell their shares to Separate Accounts underlying both variable life insurance and variable annuity contacts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio.
 Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Policy Owners will not bear the attendant expenses.


VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Subaccounts to which you have allocated your Policy Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We notify you when your instructions are needed and provide proxy materials or other information to assist you in understanding the matter at issue. We determine the number of votes for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

In most cases, you are the person entitled to give voting instructions. However, if you assign your Policy, the assignee may be entitled to give voting instructions. Retirement plans may have different rules for voting by plan participants.


                                  18 PROSPECTUS

If you send written voting instructions to us, we follow your instructions in voting the Portfolio shares attributable to your Policy. If you do not send written instructions, we vote the shares attributable to your Policy in the same proportions as the shares for which we have received instructions from other Policy Owners. We vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Policy Owners.

We may, when required by state insurance regulatory authorities, disregard Policy Owner voting instructions if the instructions would cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Policy Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Policy Owners, and we may choose to do so.


ADDITIONS, DELETIONS AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our management, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Policy, we may add or substitute shares of another Portfolio or mutual fund for Portfolio shares already purchased or to be purchased in the future by Premiums under the Policy. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Separate Account and the Subaccounts:

.. to operate the Separate Account in any form permitted by law;

.. to take any action necessary to comply with, or obtain and continue any exemption from, applicable laws;

.. to transfer assets from one Subaccount to another, or to our general account;

.. to add, combine, or remove Subaccounts in the Separate Account;

.. to assess a charge for taxes attributable to the operations of the Separate
  Account or for other taxes, as described in "Charges and Deductions"; and

.. to change the way in which we assess other charges, as long as the total other charges do not exceed the amount currently charged the Separate Account and the Portfolios in connection with the Policies.

If we take any of these actions, we will comply with the then applicable legal requirements.


THE FIXED ACCOUNT. The portion of the Policy relating to the Fixed Account is not registered under the Securities Act of 1933 ("1933 Act") and the Fixed Account is not registered as an investment company under the 1940 Act.
 Accordingly, neither the Fixed Account nor any interests in the Fixed Account are subject to the provisions or restrictions of the 1933 Act or the 1940 Act, and the disclosure regarding the Fixed Account has not been reviewed by the staff of the SEC. The statements about the Fixed Account in this Prospectus may be subject to generally applicable provisions of the federal securities laws regarding accuracy and completeness.

You may allocate part or all of your Premiums to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Lincoln Benefit invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts.

We credit interest to amounts allocated to the Fixed Account at an effective annual rate of at least 4%. We are not obligated to, but we may credit interest at a higher rate. You assume the risk that the interest rate credited to the Fixed Account may be no higher than 4%.


DEATH BENEFITS AND OPTIONAL INSURANCE BENEFITS
--------------------------------------------------------------------------------


DEATH BENEFITS. While your Policy is in force, we pay the Death Benefit proceeds upon the death of the Insured. We will pay the Death Benefit proceeds to the named Beneficiary(ies) or contingent Beneficiary(ies). As described below in "Settlement Options," we pay the Death Benefit proceeds in a lump sum or under an optional payment plan.

The Death Benefit proceeds payable to the Beneficiary equal the applicable Death Benefit, less any Policy Debt and less any due and unpaid charges. The proceeds may be increased, if you have added a rider that provides an


                                  19 PROSPECTUS
additional benefit. Please see "Optional Insurance Benefits" beginning on page
21. We determine the amount of the Death Benefit proceeds as of the end of the Valuation Period during which the Insured dies. We usually pay the Death Benefit proceeds within seven days after we have received due proof of death and all other requirements we deem necessary have been satisfied. The amount of the Death Benefit is based on the Death Benefit Option you have selected, any increases or decreases in the Face Amount, and in some instances your Policy Value.


DEATH BENEFIT OPTIONS.  You may choose one of two Death Benefit Options:

  Option 1:  the Death Benefit is the greater of:  (a) the Face Amount of the
  ------ -
  Policy; or (b) the Policy Value multiplied by the applicable corridor percentage as described below, and as set forth in your Policy. Option 1 is designed to provide a specific amount of Death Benefit that generally does not vary with changes in the Policy Value. As your Policy Value increases, the Net Amount at Risk under your Policy generally decreases, unless your Policy Value is sufficiently large to require that the Death Benefit be determined using the applicable corridor percentage.

  Option 2:  the Death Benefit is the greater of:  (a) the Face Amount plus the
  ------ -
  Policy Value; or (b) the Policy Value multiplied by the applicable corridor percentage. Under Option 2, the amount of the Death Benefit generally increases to reflect increases in the Policy Value. Under this option you Policy generally involves a constant Net Amount at Risk.

Your Policy has a minimum Death Benefit. While your Policy remains in force, we guarantee that the Death Benefit will not be less than the greater of the current Face Amount of the Policy or the Policy Value multiplied by the applicable corridor percentage. We have set forth the applicable corridor percentages in the Policy. The corridor percentages are based upon the age of the Insured. The applicable corridor percentage decreases from 250% at age 40 or less to 101% at age 94 or above.

Since the cost of insurance charge is based upon the net amount at risk, it generally is less under a Policy with an Option 1 Death Benefit than one with an Option 2 Death Benefit. As a result, if the Subaccounts you select experience favorable investment results, your Policy Value tends to increase faster under Option 1 than under Option 2, but the total Death Benefit under Option 2 increases or decreases directly with changes in Policy Value. Thus, you may prefer Option 1 if you are more interested in the possibility of increasing your Policy Value based upon favorable investment experience, while you may prefer Option 2 if you are seeking to increase total Death Benefits.

Example of Applicable Corridor Percentage.  The corridor percentages are set so
------------------------------------------
as to seek to ensure that the Policies qualify for favorable federal income tax treatment. An increase in Policy Value due to favorable investment experience may increase the Death Benefit above the Face Amount, and a decrease in Policy Value due to unfavorable investment experience may decrease the Death Benefit (but not below the Face Amount). For example, if in the example below the Policy Owner paid a Net Premium of $40,000 and the Policy Value increased to $48,000 and then decreased to $34,000, the changes in Policy Value would have the following effects on the Death Benefit:

                EXAMPLES                      A           B

Face Amount                                $100,000    $100,000
Death Benefit Option                              1           1
Insured's Attained Age                           45          45
Policy Value on Date of Death              $ 48,000    $ 34,000
Applicable Corridor Percentage                  215%        215%
Death Benefit                              $103,200    $100,000



In Example A, the Death Benefit equals $103,200, i.e., the greater of $100,000 (the Face Amount) and $103,200 (the Policy Value at the Date of Death of $48,000, multiplied by the corridor percentage of 215%). This amount, less any Policy Debt and unpaid charges, constitutes the Death Benefit proceeds that we would pay to the Beneficiary.

In Example B, the Death Benefit is $100,000, i.e., the greater of $100,000 (the Face Amount) or $73,100 (the Policy Value of $34,000 multiplied by the corridor percentage of 215%).


CHANGE TO DEATH BENEFIT OPTION. After the first Policy Year, you may change the Death Benefit Option by writing to us at the address given on the first page of this Prospectus. If you ask to change from Option 2 to Option 1, we increase the Face Amount of your Policy by the amount of the Policy Value. If you ask to change from Option 1 to Option 2, we decrease the Face Amount of your Policy by the amount of the Policy Value. The change takes effect on the Monthly Deduction Day on or immediately following the day we receive your written request. We do not currently require you to prove insurability for a change from Death Benefit Option 2 to Option 1. We do require such evidence satisfactory to us for a change from Option 1 to Option 2.

You may not change the Death Benefit Option under your Policy if afterward the Face Amount remaining in force would be less than $250,000.


CHANGE TO FACE AMOUNT. You may change the Face Amount after the first Policy Year. You may request the change by writing to us at the address shown on the first page of this Prospectus. You should be aware that a change in the Face Amount changes the net amount at risk and, therefore, changes the cost of insurance charges on your Policy. The change will take effect on the Monthly Deduction Day after we approve the request.


                                  20 PROSPECTUS

We do not permit a Face Amount change if the Policy is in the Grace Period.

If you request a decrease in Face Amount, we first apply it to coverage provided by the most recent increase in Face Amount, then to the next most recent increase successively and finally to the coverage under the original application. We do not permit a decrease in the Face Amount of your Policy if afterward the Face Amount remaining in force would be less than $100,000. A decrease in the Face Amount affects the Safety Net Premium.

To apply for an increase in the Face Amount, you must submit to us a supplemental application, accompanied by satisfactory evidence that the Insured is insurable. We do not permit any increase in Face Amount after the Insured's 80th birthday. The minimum amount of a Face Amount increase is $10,000. You may not increase the Face Amount of your Policy more often than once every twelve months.

You should be aware that an increase in the Face Amount of your Policy affects the cost of insurance charges applicable to your Policy. As noted above, we deduct a larger amount of cost of insurance charges, because an increase in the Face Amount also increases the net amount at risk under your Policy. We will not approve a request for a Face Amount increase if the Net Surrender Value is too small to pay the Monthly Deduction for the Policy Month following the increase. As described in "Surrender Charge" on page 27 of this Prospectus, if you increase the Face Amount of your Policy, your maximum surrender charge also increases. Finally, increases in the Face Amount of your Policy also increase the Safety Net Premium amount. Modifying the Policy's Face Amount may have tax ramifications. For additional information, please see "Federal Taxes" on page 30.


OPTIONAL INSURANCE BENEFITS.
You may ask to add one or more riders to your Policy to provide additional optional insurance benefits. We require evidence of insurability before we issue a rider to you. We deduct the cost of any riders as part of the Monthly Deduction. Adding a Rider may also increase the Safety Net Premium amount for your Policy. The riders we currently offer are described below. All of these riders may be added to your Policy at any time except the Primary Insured Rider and the Full Surrender Charge Rider, which are only available at Policy issue. In our discretion, we may offer additional riders or stop offering a rider.

.. Children's Level Term Rider.

This rider provides for level term insurance on the Insured's children, as defined in the rider. We provide coverage until the earlier of the child's
25th birthday or the Insured's age 65. We pay the Death Benefit to the person designated by you. If the Insured dies while the rider is in effect, we convert the coverage on each child to paid-up term insurance that remains in force until the child reaches age 25. The rider may be exchanged for a new term policy on the earlier of each child's 25th birthday, or the Insured's age 65. We do not require evidence of insurability to exchange the rider.

.. Accidental Death Benefit.

Under this rider, we provide additional insurance if the Insured dies from accidental bodily injury as defined in the rider. This rider ends when one of the following occurs: (1) the Policy terminates; (2) the next Policy Anniversary after the Insured's 70th birthday; or (3) you ask to end the rider.

.. Continuation of Premium Rider.

Under this rider, we contribute a monthly amount to the Policy Value if the Insured becomes totally disabled as defined in the rider. This rider ends when one of the following occurs: (1) the Policy terminates; (2) the Insured reaches age 60; or (3) you ask to end the rider.

.. Additional Insured Rider.

This rider provides life insurance coverage on an Additional Insured. We pay the Face Amount of the rider to the named Beneficiary when we receive due proof that the additional Insured died while the rider was in force. You may renew the coverage until the Additional Insured reaches age 99. Until the Additional Insured's 75th birthday, you may exchange the rider for a new Policy on the Additional Insured's life, subject to certain conditions as defined in the rider. We do not require evidence of insurability to exchange the rider.

.. Primary Insured Term Insurance Benefit Rider.

This rider provides additional term life insurance coverage on the Primary Insured. You may renew this coverage until you reach age 99. Until you reach age 75, you may exchange the rider for a new Policy. In addition, after the first Policy Year and until you reach age 75, you may convert the rider to the base Policy. We do not require evidence of insurability to exchange or convert the Policy. If you purchase this rider, your surrender charge is less than if you purchased a single Policy with the same Face Amount as the total coverage of your Policy and Primary Insured Term Insurance Benefit Rider. In addition, at least initially your total insurance charges are lower for a Policy/Primary Insured Term Insurance Benefit Rider combination, although they may be higher if your Policy Value increases and the net amount at risk under your Policy decreases sufficiently.

Commissions payable to sales representatives on the sale of Policies with a Primary Insured Term Insurance Benefit Rider are calculated based on the total premium payments made for the base Policy and the rider. The commissions will vary depending on the ratio of the premium for the base Policy and the rider. The same amount of premium will result in the highest commission when there is no rider, with the commission declining as the portion of the death benefit coverage allocated to the


                                  21 PROSPECTUS
rider increases. Thus, the lowest commission amount is payable when the maximum rider is purchased.

.. Accelerated Death Benefit Rider.

This rider provides for an advance of a portion of the Death Benefit if the Insured is diagnosed with a terminal illness and satisfactory proof of the terminal illness is provided to us. A terminal illness is a medical condition of the Insured that, not withstanding medical care, will result in death within twelve months. You may add this rider after your Policy is issued if the rider is available in your state. There is no additional cost for this rider. The maximum accelerated death benefit you may receive is the lesser of:

  (i) 50% of the Death Benefit as of the date the first request is paid; or

  (ii) $250,000, including all other accelerated benefit amounts paid under all policies issued by us on the life of the Insured.

The Death Benefit and Policy Value of your Policy are reduced if an accelerated benefit is paid. The amount of Death Benefit that you request to accelerate is reduced by:

  (i) any due and uncollected Monthly Deductions, or unpaid required Premium if a claim occurs during a Grace Period;

  (ii) if allowed in your state, an administrative expense charge of up to $200 for each accelerated benefit request;

  (iii) pro-rata amount of any outstanding Policy Loan; and

  (iv) twelve-month actuarial discount that reflects the early payment of the accelerated benefit amount.

If your Policy was issued in connection with a Qualified Plan, we may not be able to offer you some of the benefits provided by these riders.


FULL SURRENDER CHARGE ADJUSTMENT RIDER.
Under this rider, we waive the surrender charges upon full surrender of the Policy during the first five Policy Years. There is no waiver of surrender charges on partial withdrawals. In addition, full surrender charges apply in determining the maximum amount available for Policy Loan or withdrawal. The rider can only be added to the Policy at issue. There is no additional cost for the rider.

The rider is generally available for use with the Policy only in business-related situations. In order to qualify for the rider, the initial or planned Premium for the Policy at issue must be $50,000 or more. You may add the rider if it is available in your state. The rider cannot be deleted once it is added to a Policy. We may modify from time to time, on a uniform basis, the criteria for qualification for the rider.


POLICY LOANS
--------------------------------------------------------------------------------


GENERAL. While the Policy is in force, you may borrow money from us using the Policy as the only security for your loan. Loans have priority over the claims of any assignee or any other person. The maximum amount available for Policy Loans is 90% of the Surrender Value of your Policy at the end of the Valuation Period in which we receive your loan request. Outstanding Policy Loans and loan interest reduce the amount you may request. Other restrictions may apply if your Policy was issued in connection with a Qualified Plan. In addition, if you have named an irrevocable Beneficiary, you must also obtain his or her written consent before we make a Policy Loan to you.

We ordinarily disburse your loan to you within seven days after we receive your loan request at our home office. We may, however, postpone payment in the circumstances described above in "Policy Value - Postponement of Payments."

When we make a Policy Loan to you, we transfer to the Loan Account a portion of the Policy Value equal to the loan amount. We also transfer in this manner Policy Value equal to any due and unpaid loan interest. We usually take the transfers from the Subaccounts and the Fixed Account pro rata based upon the balances of each Subaccount and the Fixed Account. However, we do not withdraw amounts from the Fixed Account equaling more than the total loan multiplied by the ratio of the Fixed Account to the Policy Value immediately preceding the loan. The amounts allocated to the Loan Account are credited with interest at the Loan Credited Rate stated in your Policy.


LOAN INTEREST. Interest on Policy Loans accrues daily and is due at the end of each Policy Year. If you do not pay the interest on a Policy Loan when due, the unpaid interest becomes part of the Policy Loan and accrues interest at the same rate. In addition, we transfer the difference between the values of the Loan Account and the Policy Debt on a pro-rata basis from the Subaccounts and the Fixed Account to the Loan Account.

You may borrow an amount equal to your Policy Value, less all Premiums paid, as a preferred loan. The interest rate charged for preferred loans is 4.0% per year. A standard loan is the amount that may be borrowed from the sum of Premiums paid. All non-preferred loans will be treated as a standard loan. The interest rate on standard loans is currently 5.0% per year.


LOAN REPAYMENT. While the Policy remains in force, you may repay the Policy Loan in whole or in part without any penalty at any time while the Insured is living. If you have a Policy Loan outstanding, we assume that any payment we receive from you is to be applied as


                                  22 PROSPECTUS

Premium to your Policy Value, unless you tell us to treat your payment as a loan repayment. If you designate a payment as a loan repayment or interest payments, your payment is allocated among the Subaccounts and the Fixed Account using the same percentages used to allocate Net Premiums. An amount equal to the payment is deducted from the Loan Account.

If the total outstanding loan(s) and loan interest exceeds the Surrender Value of your Policy, we notify you and any assignee in writing. To keep the Policy in force, we require you to pay a Premium sufficient to keep the Policy in force for at least three more months. If you do not pay us sufficient Premium within the 61-day Grace Period, your Policy lapses and terminates without value. As explained in the section entitled "Lapse and Reinstatement" below, you may subsequently reinstate the Policy by either repayment or reimbursement of any Policy Debt that was outstanding at the end of the Grace Period. If your Policy lapses while a Policy Loan is outstanding, you may owe taxes or suffer other adverse tax consequences. Please consult a tax adviser for details.


PRE-EXISTING LOAN. If you have a loan with another insurance company, and you are terminating that policy to buy one from us, usually you would repay the old loan during the process of surrendering the old policy. Income taxes on the interest earned may be due. We permit you to carry this old loan over to your new Policy through a Tax Code Section 1035 tax-free exchange, up to certain limits. The use of a Section 1035 tax-free exchange may avoid any current income tax liability that would be due if the old loan was extinguished.

If you transfer a Policy Loan from another insurer as part of Section 1035 tax-free exchange, we treat a loan of up to 20% of your Policy Value as a preferred loan. If the amount due is more than 20% of your Policy Value, we treat the excess as a standard loan. The treatment of transferred Policy Loans is illustrated in the following example

Transferred Policy Value                $190,000
Transferred Policy Loan                 $ 40,000
Surrender Value                         $150,000
20% of Policy Value                     $ 38,000
Preferred Loan                          $ 38,000
Standard Loan                           $  2,000

:


EFFECT ON POLICY VALUE. A Policy Loan, whether or not repaid, has a permanent effect on the Policy Value because the investment results of each Subaccount and the Fixed Account apply only to the amount remaining in that account. The longer a loan is outstanding, the greater the effect is likely to be. The effect could be favorable or unfavorable. If the Subaccounts and/or Fixed Account earn more than the annual interest rate for amounts held in the Loan Account, your Policy Value does not increase as rapidly as it would if you had not taken a Policy Loan. However, if the Subaccounts or the Fixed Account or both earn less than that rate, then your Policy Value is greater than it would have been if you had not taken a Policy Loan. The combination of an increasing loan balance, deductions for contract charges and fees, and unfavorable investment performance may cause the Policy to lapse, triggering ordinary income taxation on the outstanding loan balance to the extent it exceeds your cost basis in the Policy. Also, if you do not repay a Policy Loan, total outstanding Policy Debt is subtracted from the Death Benefit and Surrender Value otherwise payable.


SURRENDERS AND WITHDRAWALS
--------------------------------------------------------------------------------


SURRENDERS. While your Policy is in force, you may surrender the Policy. Your Policy terminates on the day we receive your written request, or the surrender effective date requested by you, whichever is later.

Upon surrender, we pay you the Net Surrender Value determined as of the day we receive your written request. The Net Surrender Value equals the Policy Value, minus the surrender charge, minus any Policy Debt. The surrender charge is described in "Charges and Deductions -- Surrender Charge" below. We pay you the Net Surrender Value of the Policy within seven days of our receiving your complete written request or on the effective surrender date you request, whichever is later. The Policy cannot be reinstated once it is surrendered. You may receive the surrender proceeds in a lump sum or under any of the settlement options described in "Settlement Options" below. We have set forth the tax consequences of surrendering the Policy in "Federal Taxes" below.


PARTIAL WITHDRAWAL.  General.  While the Policy is in force after the first
                     --------
Policy Year, you may receive a portion of the Net Surrender Value by making a partial withdrawal from your Policy. The minimum partial withdrawal amount is $500. You may not withdraw an amount that would reduce the Net Surrender Value below $500 or reduce the Face Amount below $25,000. We deduct a partial withdrawal service fee of $10 from your withdrawal proceeds.

We subtract the amount withdrawn from your Policy Value. You may specify how much of your partial withdrawal you wish taken from each Subaccount or from the Fixed Account. You may not withdraw from the Fixed Account more than the total withdrawal amount times the ratio of the Fixed Account to your total Policy Value immediately before the withdrawal.

You must request the partial withdrawal in writing. Your request is effective on the date received. Before we pay


                                  23 PROSPECTUS
any partial withdrawal, you must provide us with a completed withholding form.

Effect on Face Amount.  If you have selected Death Benefit Option 1, a partial
----------------------
withdrawal reduces the Face Amount of your Policy as well as the Policy Value.
 We reduce the Face Amount by the amount of the partial withdrawal. The Face Amount after a partial withdrawal may not be less than $25,000. If you have previously increased the Face Amount of your Policy, your partial withdrawals first reduce the Face Amount of the most recent increase, then the most recent increases successively, then the coverage under the original Policy.

Under Option 2, a reduction in Policy Value as a result of a partial withdrawal typically results in a dollar for dollar reduction in the life insurance proceeds payable under the Policy.

Tax Consequences.  The tax consequences of partial withdrawals are discussed in
-----------------
"Federal Taxes" below.


SETTLEMENT OPTIONS
--------------------------------------------------------------------------------

We pay the surrender proceeds or Death Benefit proceeds under the Policy in a lump sum or under one of the Settlement Options that we then offer. You may request a Settlement Option by notifying us in writing at the address given on the first page of this Prospectus. We transfer to our Fixed Account any amount placed under a Settlement Option, which amount will not be affected thereafter by the investment performance of the Separate Account. We do not permit surrenders or partial withdrawals after payment under a settlement option commences.

The amount applied to a Settlement Option must include at least $5,000 of Policy Value and result in installment payments of not less than $50. When the proceeds are payable, we inform you concerning the rate of interest we credit to funds left with us. We guarantee that the rate of interest will be at least 3%.
 We may pay interest in excess of the guaranteed rate.

We currently offer the five Settlement Options described below:

  Option A - Interest. We hold the proceeds, credit interest to them and pay
  --------------------
  out the funds when the person entitled to them requests.

  Option B - Fixed Payments.  We pay a selected monthly income until the
  --------------------------
  proceeds, and any interest credits, are exhausted.

  Option C - Life Income Guaranteed Period Certain.  We pay the proceeds in a
  -------------------------------------------------
  monthly income for as long as the payee lives, or you may also select a guarantee period of between five and twenty years. If a guarantee period is selected, we make monthly payments at least until the payee dies. If the payee dies before the end of the guarantee period, we continue payments to a successor payee until the end of the guarantee period. If no guarantee period is selected or if the payee dies after the end of the guarantee period, we stop payments when the payee dies. It is possible for the payee to receive only one payment under this option, if the payee dies before the second payment is due and you did not choose a guarantee period.

  Option D - Joint and Survivor. We pay the proceeds in a monthly income to two
  ------------------------------
  payees for as long as either payee is alive. Payments stop when both payees have died. It is possible for the payees to receive only one payment, if both payees die before the second payment is due.

  Option E - Period Certain.  We pay the proceeds in monthly installments for a
  --------------------------
  specified number of years, from five to twenty-five years. If the payee dies before the end of the specified period, we pay the remaining guaranteed payments to a successor payee.

In addition, we may agree to other Settlement Option plans. Write or call us to obtain information about them.

You may request that the proceeds of the Policy be paid under a Settlement Option by submitting a request to us in writing before the death of the Insured.
 If at the time of the Insured's death, no Settlement Option is in effect, the Beneficiary may choose a Settlement Option after the Death Benefit is payable and before it is paid. If you change the Beneficiary, the existing choice of Settlement Option becomes invalid and you may either notify us that you wish to continue the pre-existing choice of Settlement Option or select a new one.


MATURITY
--------------------------------------------------------------------------------

In most states, the Policies have no Maturity Date. Your Policy will continue after the Insured reaches age 100 as long as Net Surrender Value is sufficient to cover Monthly Deductions. In those states, following the Insured's 100th birthday, we will waive any cost of insurance charge, administrative expense charge, mortality and expense risk charge, or policy fee.

Policies issued in some states, however, are required to mature on the Maturity Date. In those states, if your Policy is in force on the Maturity Date, we pay you the Net Surrender Value in a lump sum or you may apply the Net Surrender Value to a Settlement Option.


                                  24 PROSPECTUS

LAPSE AND REINSTATEMENT
--------------------------------------------------------------------------------


LAPSE AND GRACE PERIOD. If the Net Surrender Value is less than the Monthly Deduction due on a Monthly Deduction Day and the Safety Net Premium feature is not in effect, your Policy may lapse. We give you a 61-day Grace Period in which to pay an adequate amount of additional Premium to keep the Policy in force after the end of the Grace Period.

At least 30 days before the end of the Grace Period, we send you a notice informing you of the amount to be paid by you before the end of the Grace Period to prevent your Policy from terminating. The amount shown in the notice will be sufficient to cover the Monthly Deduction(s) due and unpaid. You may pay additional Premium if you wish.

The Policy continues in effect through the Grace Period. If the Insured dies during the Grace Period, we pay a Death Benefit in accordance with your instructions. However, we reduce the proceeds by an amount equal to Monthly Deduction(s) due and unpaid. See "Death Benefits and Optional Insurance Benefits" on page 19. If you do not pay us the amount shown in the notice before the end of the Grace Period, your Policy ends at the end of the Grace Period.


REINSTATEMENT. If the Policy lapses, you may apply for reinstatement by paying to us the reinstatement Premium and any applicable charges required under the Policy. You must request reinstatement within five years of the date the Policy entered a Grace Period. The reinstatement Premium equals an amount sufficient to
(1) cover all unpaid Monthly Deductions for the Grace Period, and (2) keep your Policy in force for three months. If a Policy Loan was outstanding at the time of your Policy's lapse, you must either repay or reinstate the loan before we reinstate your Policy. In addition, we may require you to provide evidence of insurability satisfactory to us. The Face Amount upon reinstatement cannot exceed the Face Amount of your Policy at its lapse. The Policy Value on the reinstatement date reflects the Policy Value at the time of termination of the Policy plus the Premium paid at the time of reinstatement. All Policy charges continue to be based on your original Issue Date. You cannot reinstate the Policy once it has been surrendered.


CANCELLATION AND CONVERSION RIGHTS
--------------------------------------------------------------------------------


FREE-LOOK PERIOD. You may cancel your Policy by returning it to us within twenty
(20) days after you receive it, or after whatever longer period may be permitted by state law. If you return your Policy, the Policy terminates and, in most states, we pay you an amount equal to your Policy Value on the date we receive the Policy from you, plus any charges previously deducted. Your Policy Value usually reflects the investment experience of the Subaccounts and the Fixed Account as you have allocated your Net Premium. In some states, however, we are required to send you the amount of your Premiums. In those states, our current procedure is to allocate any Premium received before the end of the free-look period as described in "Allocation of Premium" above. In the future, however, if you live in one of those states, we reserve the right to delay allocating your Premiums to the Subaccounts you have selected until 20 days after the Issue Date or, if your state's free-look period is longer than twenty days, for twenty days plus the period required by state law. We will allocate Premiums received during that time to the Fixed Account . Since state laws differ as to the consequences of returning a Policy, you should refer to your Policy for specific information about your circumstances.


CONVERSION. In addition, during the first two Policy Years or the first two years after an increase in the Face Amount, if the Policy is in force you may amend the Policy to convert it into a non-variable universal life insurance policy. We will accomplish this by transferring all of your Policy Value to the Fixed Account and ending your right under the Policy to allocate Policy Value to the Subaccounts. We will not require evidence of insurability. We will not charge you to perform this amendment.

The net amount at risk (i.e., the difference between the Death Benefit and the Policy Value) under the amended policy will be equal to or less than the net amount at risk under the previous coverage. Premiums and charges under the amended policy will be based on the same risk classification as the previous coverage.


CHARGES AND DEDUCTIONS
--------------------------------------------------------------------------------


PREMIUM EXPENSE CHARGE. Before we allocate a Premium to the Policy Value, we subtract the Premium Expense Charge. The Premium Expense Charge equals 5.25% of all Premiums in all years. This charge is intended to help us pay for: (a) actual sales expenses, which include agents' sales commissions and other sales and distribution expenses; (b) state premium taxes and other state and local premium taxes; and (c) certain Federal taxes and other expenses related to the receipt of Premiums.


                                  25 PROSPECTUS

 State premium tax rates currently vary from 0% to 4.0%. We do not vary the Premium Expense Charge to reflect the actual premium tax rate in individual states, or the absence of premium tax in certain states. Accordingly, the portion of this charge attributable to state premium taxes may be more or less than the premium taxes assessed in your state. The current North Carolina premium tax rate is 1.9%.


MONTHLY DEDUCTION. On the Issue Date and on each Monthly Deduction Day, we deduct from your Policy Value a Monthly Deduction to cover certain charges and expenses in connection with the Policy. The Monthly Deduction is the sum of the following four items:

1) the Policy Fee;

2) the administrative expense charge;

3) the mortality and expense risk charge;

4) the cost of insurance charge for your Policy; and

5) the cost of additional benefits provided by a rider, if any.

We allocate the mortality and expense risk charge pro rata among the Subaccounts in proportion to the amount of your Policy Value in each Subaccount. We allocate the remainder of the Monthly Deduction pro rata among the Subaccounts and the Fixed Account, unless you specify otherwise.


POLICY FEE. The current monthly policy fee is $7.50 per month, and we guarantee that we will never raise it to more than $10.00 per month. This charge compensates us in part for administrative expenses such as salaries, postage, telephone, office equipment and periodic reports. The Policy Fee is waived after the Insured's age 100.


ADMINISTRATIVE EXPENSE CHARGE. The monthly Administrative Expense Charge applies for the first 10 Policy Years The rate is set at Policy issue. The monthly Administrative Expense Charge rates are individualized depending on the Insured's age at Policy Issue. The maximum monthly Administrative Expense Charge is 0.2083 per $1,000 of Face Amount and the maximum annual Administrative Expense Charge is 2.4996 per $1,000 of Face Amount. This charge covers administration expenses and issuance costs. A monthly Administrative Expense Charge is determined separately for each increase in Face Amount based on the Insured's attained age at the time of the increase. The applicable charge applies for ten years from the date of the increase. The Administrative Expense Charge is waived after the Insured's age 100.


MORTALITY AND EXPENSE RISK CHARGE. For the first ten Policy Years, the monthly mortality and expense risk charge is calculated at an annual rate of 0.55% of the net Policy Value allocated to the Subaccounts. Thereafter, the annual rate is 0.15%. The mortality and expense risk charge is not assessed against your Policy Value in the Fixed Account. This charge compensates us for the mortality and expense risks that we assume in relation to the Policies. The mortality risk assumed includes the risk that the cost of insurance charges specified in the Policy will be insufficient to meet claims. We also assume a risk that, on the Monthly Deduction Day preceding the death of an Insured, the Death Benefit will exceed the amount on which the cost of insurance charges were based. The expense risk assumed is that expenses incurred in issuing and administering the Policies will exceed the administrative charges set in the Policy. The Mortality and Expense Risk Charge is waived after the Insured's age 100.


COST OF INSURANCE CHARGE. The cost of insurance is determined monthly. The cost of insurance charge is determined by multiplying the applicable current cost of insurance rate per $1,000 by the net amount risk for each Policy Month.
 The Net Amount at Risk is (a) - (b), where: (a) is the Death Benefit as of the prior Monthly Deduction Day divided by 1.0032737; and (b) is the Policy Value as of the prior Monthly Deduction Day. The cost of insurance rate is individualized depending on the Insured's age at issue of the Policy, Policy Year, gender and payment class, thus, the rate differs from year to year. The rates are determined by us, but they will never be more than the guaranteed rates shown in the table on Page 5 of your Policy. Please see the following example.

         Example (45-Year Old Non-Smoking Male):
         ---------------------------------------
Face Amount                                       $100,000
Death Benefit Option                                     1
Policy Value on the Prior Monthly Deduction Day   $ 30,000
Insured's Attained Age                                  45
Corridor Percentage                                    215%
Death Benefit                                     $100,000


On the Monthly Deduction Day in this example, the Death Benefit as then computed would be $100,000, because the Face Amount ($100,000) is greater than the Policy Value multiplied by the applicable corridor percentage ($30,000 x 215% = $64,500). Since the Policy Value on that date is $30,000, the cost of insurance charges per $1000 are applied to the difference in the net amount at risk of $69,674 (($100,000/1.0032737) - $30,000).

Assume that the Policy Value in the above example was $50,000. The Death Benefit would then be $107,500 (215% x $50,000), since this is greater than the Face Amount ($100,000). The cost of insurance rates in this case would be applied to the net amount at risk of $57,149 (($107,500/1.0032737) - $50,000).

The Policy Value may vary monthly, based on the investment performance of the Subaccounts you have selected, the addition of interest credited to your Fixed Account (if any), the deduction of charges, and any other Policy transaction.
 Under Policies with an Option 1 Death Benefit, increases in the Policy Value generally decrease the net amount at risk; conversely, decrease in


                                  26 PROSPECTUS
the Policy Value increase the net amount at risk. Since the cost of insurance charge is based on the net amount at risk, your cost of insurance charge probably will be correspondingly different each month. Under Policies with an Option 2 Death Benefit, however, the net amount at risk does not vary with changes in the Policy Value, unless your Policy's death benefit is determined under a corridor percentage. In that circumstance, increases in the Policy Value increase the net amount at risk. See "Policy Value" on page 12.
 Accordingly, a change in the Policy Value does not affect your monthly cost of insurance charge, unless it increases your net amount at risk.

We determine the cost of insurance charge separately for the initial Face Amount and each subsequent increase. The cost of insurance charge for increases reflects circumstances, such as the Insured's age and health status, at the time of the increase. The cost of insurance charge covers our anticipated mortality costs for standard and substandard risks. We determine the current cost of insurance rates, but we guarantee that we will never charge you a cost of insurance rate higher than the guaranteed cost of insurance rates shown in the Policy.

We base the cost of insurance rate on the sex, issue age, Policy Year and premium rating class of the Insured, and on the Face Amount. However, we issue unisex policies in Montana and in connection with Qualified Plans. We charge a lower current cost of insurance rate for Policies with a Face Amount of $200,000 or above and further lower the current rate for Policies with a Face Amount of $1,000,000 or above. If an increase in Face Amount of your Policy would raise the total Face Amount above one of these break points, only the amount of the increase above the breakpoint is eligible for a lower current cost of insurance rate. Although we base the current cost of insurance rate on our expectations as to future mortality experience, that rate will never exceed a maximum cost of insurance rate based on the 1980 Commissioners Standard Ordinary ("1980 CSO") Smoker and Non-Smoker Mortality Table based on the Insured's sex and age last birthday. Our cost of insurance rates for unisex Policies will never exceed a maximum based on the 1980 CSO Table B assuming a blend of 80% male and 20% female lives.

If we ever charge you a cost of insurance rate during the first five Policy Years that is greater than the rate provided by the rate scale in effect on the Issue Date we will notify you. For 60 days after we mail that notice, you may surrender your Policy without paying any surrender charge.

For Policies issued in those states that do not have a Maturity Date, beginning on the Policy Anniversary following the Insured's 100th birthday, we waive all cost of insurance charges, administrative expense charges, mortality and expense risk charge, and monthly policy fees.


RIDER CHARGES. If your Policy includes one or more riders, a charge applicable to each rider you purchased is made from your Policy Value each month. The charge is to compensate us for the anticipated cost of providing these benefits and is specified on the applicable rider. The Rider Charges are summarized in the table on page 9 of this Prospectus. For a description of the optional riders, see "Optional Insurance Benefits" beginning on page 21.


SEPARATE ACCOUNT INCOME TAXES. We are not currently deducting or maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax from the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient.


PORTFOLIO CHARGES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Subaccounts to which you allocate your Policy Value. The third table in "Fee Tables" above contains a summary of current estimates of those charges and expenses. These charges and expenses are deducted from the assets of the Portfolios. For more detailed information, please refer to the Prospectuses for the appropriate Portfolios.

We receive compensation from the investment advisers or administrators of some of the Portfolios. Such compensation is consistent with the services we provide or the cost savings resulting from the arrangement and therefore may differ between Portfolios. Such compensation typically is a percentage of the Separate Account assets invested in the relevant Portfolio and generally may range up to 0.25% annually of net assets. We receive Rule 12b-1 fees or service fees directly from some of the Portfolios for providing certain services primarily intended to assist in the account servicing of the Portfolios' shares held by corresponding Subaccounts.


SURRENDER CHARGE. If you surrender your Policy, we may subtract a surrender charge from the surrender proceeds. The surrender charge equals the amount shown in the surrender charge table in your Policy, plus any additional surrender charge due to increases in the Face Amount of your Policy. The amount of the surrender charge decreases over time.

Initial Surrender Charge.  When we issue your Policy, we determine the initial
-------------------------
surrender charge. To determine the initial surrender charge, we multiply the Initial Face Amount of your Policy by a rate per thousand dollars of Face Amount. The applicable rate depends on the Insured's age at issue, sex and status as a smoker or non-smoker. For example, if the Insured is age 45 when your


                                  27 PROSPECTUS

Policy is issued, the applicable rates per thousand are as follows:

Male Non-Smoker                                                           $19.31
Male Smoker                                                               $23.49
Female Non-Smoker                                                         $16.00
Female Smoker                                                             $18.28
Unisex Non-Smoker                                                         $18.64
Unisex Smoker                                                             $22.45


Accordingly, if the Insured were a male non-smoker age 45 and the Policy's Face Amount were $100,000, the surrender charge initially would be $1,931.

The rates for each category are greater or lesser according to the age of the Insured when your Policy is issued. The maximum rates are as follows:

Male Non-Smoker                                                              $55.76
Male Smoker                                                                  $56.07
Female Non-Smoker                                                            $51.29
Female Smoker                                                                $55.85
Unisex Non-Smoker                                                            $55.77
Unisex Smoker                                                                $56.04


If you surrender your Policy after nine Policy Years have elapsed, we do not charge a surrender charge (unless you have increased the Face Amount of your Policy, as explained below). Before that time, we determine the applicable surrender charge by multiplying the initial surrender charge on your Policy by the appropriate surrender charge percentage for the Policy Year in which the surrender occurs. The applicable surrender charge percentage depends on the Insured's sex, age when your Policy was issued, and the number of years elapsed since your Policy was issued. For example, the following surrender charge percentage rates would apply if the Insured were 45 years old when your Policy was issued:

                     MALE,    MALE,    FEMALE,    FEMALE,   UNISEX,      UNISEX,
                   NONSMOKER  SMOKER  NONSMOKER   SMOKER   NONSMOKER      SMOKER
   POLICY YEAR      AGE 45    AGE 45    AGE 45    AGE 45     AGE 45       AGE 45
   -----------      ------    ------    ------    ------     ------       ------
        1            100%      100%      100%      100%       100%         100%
        2            100%      100%      100%      100%       100%         100%
        3            100%      100%      100%      100%       100%         100%
        4             85%       85%       85%       85%        85%          85%
        5             71%       71%       71%       71%        71%          71%
        6             57%       57%       57%       57%        57%          57%
        7             43%       43%       43%       43%        43%          43%
        8             29%       28%       28%       28%        28%          28%
        9             15%       15%       14%       15%        15%          15%
       10              0%        0%        0%        0%         0%           0%


Thus, in the example given above, if the Policy were surrendered during the 7th Policy Year, the surrender charge would equal [$830.33 ($1,931 X 43%)]. A different surrender charge percentage rate might apply if the Insured is older than 45 when the Policy is issued.

Surrender Charge on Increases in Initial Face Amount.  If you increase the
-----------------------------------------------------
Initial Face Amount of your Policy, we determine an additional surrender charge amount applicable to the amount of the increase. We determine the initial amount of the additional surrender charge using the same formula and rates used in determining the initial surrender charge, except that we use the Insured's age and smoking status at the time of the increase, rather than at the time your Policy was issued.

The surrender charge on the increase also decreases over a nine Policy Year period, starting from the effective date of the increase. The schedule of surrender charge percentages applicable to the additional surrender charge is based on the Insured's age at the time of the increase. If you surrender your Policy or make a partial withdrawal, we separately calculate the surrender charge applicable to the Initial Face amount and each increase and add those amounts to determine the total surrender charge.

If you decrease the Face Amount, the applicable surrender charge remains the same.

We include in your Policy a table showing the surrender charge rates and the surrender charge percentages applicable under the Policies. For additional information concerning the rates applicable to you, please consult your agent.
 In addition, a table of the applicable rates is on file with the SEC as an exhibit to the registration statement for the Policies.

The Premium Expense Charge (in part) and the surrender charge are imposed to cover our actual sales expenses, which include agents' sales commissions and other sales and distribution expenses. We expect to recover total sales expenses of the Policies over the life of the Policies. However, the Premium Expense Charge and surrender charge paid with respect to a particular Policy may be higher or lower than the distribution


                                  28 PROSPECTUS
expenses we incurred in connection with that Policy. To the extent distribution costs are not recovered by these charges, we may make up any shortfall from the assets of our general account, which includes funds derived from the mortality and expense charge on the Separate Account assets and the other charges imposed under the Policies.

We do not subtract any portion of the then applicable surrender charge from a partial withdrawal. We do, however, subtract a partial withdrawal service fee of $10 from the amount withdrawn, to cover our expenses relating to the partial withdrawal.


TRANSFER FEE. We currently are not charging a transfer fee. The Policy, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee.

We will deduct the transfer fee from the Policy Value that remains in the Subaccount(s) or Fixed Account from which we process your transfer. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.


GENERAL POLICY PROVISIONS
--------------------------------------------------------------------------------


BENEFICIARIES. You name the original Beneficiary(ies) and Contingent Beneficiary(ies) in the application for the Policy. You may change the Beneficiary or Contingent Beneficiary at any time, except irrevocable Beneficiaries may not be changed without their consent.

You must request a change of Beneficiary in writing. We provide a form to be completed, signed and filed with us. Your request for a change in Beneficiary or Contingent Beneficiary takes effect upon our filing of a signed and completed form, effective as of the date you signed the form. Until we receive your change instructions, we are entitled to rely on your most recent instructions in our files. Accordingly, we are not liable for making a payment to the person shown in our files as the Beneficiary or treating that person in any other respect as the Beneficiary, even if instructions that we subsequently receive from you seek to change your Beneficiaries effective as of a date before we made the payment or took the action in question.

If you name more than one Beneficiary, we divide the Death Benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we pay the Death Benefit in equal shares to the Beneficiaries. If one of the Beneficiaries dies before you, we divide the Death Benefit among the surviving Beneficiaries.

Different rules may apply if your Policy was issued in connection with a Qualified Plan.


ASSIGNMENT. You may assign your Policy as collateral security, unless it was issued in connection with a Qualified Plan. You must notify us in writing if you assign the Policy. Until we receive notice from you, we are not liable for any action we may take or payments we may make that may be contrary to the terms of your assignment. We are not responsible for the validity of an assignment. Your rights and the rights of the Beneficiary may be affected by an assignment.


DIVIDENDS. We do not pay any dividend under the Policies.


ABOUT US
--------------------------------------------------------------------------------


LINCOLN BENEFIT LIFE COMPANY. Lincoln Benefit Life Company is a stock life insurance company engaged in the business of writing life insurance and annuities, both individual and group. Our offices are located at 2940 South 84th Street, Lincoln, Nebraska 68506-4142, however, our mailing address is P.O. Box 82532, Lincoln, Nebraska 68501-2532. Please see also "General Information and History" of the SAI.


LINCOLN BENEFIT'S RATING. Lincoln Benefit is highly rated by independent agencies, including A.M. Best, Moody's and Standard & Poor's. These ratings apply to Lincoln Benefit's ability to meet its obligations under the Policy.
 These ratings are based on our reinsurance agreement with Allstate Life Insurance Company, and reflect financial soundness and strong operating performance. The ratings are not intended to reflect the financial strength or investment experience of the Separate Account. We may from time to time advertise these ratings in our sales literature.


THE SEPARATE ACCOUNT. Lincoln Benefit Life Variable Life Account is a segregated asset account of Lincoln Benefit. Lincoln Benefit owns the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Policy Value of the Policies offered by this Prospectus, these assets may not be used to pay any liabilities of Lincoln Benefit other than those arising from the Policies. Income, gains and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to the income, gains, losses or any investment experience of Lincoln Benefit's other assets. Lincoln Benefit is obligated to pay all amounts promised to Policy Owners under the Policies.


                                  29 PROSPECTUS

The Separate Account is divided into Subaccounts. The assets of each Subaccount are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Subaccounts or the Portfolios. Values allocated to the Separate Account rise and fall with the values of shares of the Portfolios and are also reduced by Policy charges. We use the Separate Account to fund the Policies and our other variable universal life insurance policies. We account separately for each type of variable life insurance policy funded by the Separate Account.


FEDERAL TAXES
--------------------------------------------------------------------------------


INTRODUCTION. The following discussion is general and is not intended as tax advice. Lincoln Benefit makes no guarantee regarding the tax treatment of any Policy or transaction involving a Policy. Federal, state, local and other tax consequences of ownership or purchase of a life insurance policy depend upon your circumstances. Our general discussion of the tax treatment of this Policy is based on our understanding of federal income tax laws as they are currently interpreted. A detailed description of all federal income tax consequences regarding the purchase of this Policy cannot be made in the Prospectus. For detailed information, you should consult with a qualified tax adviser familiar with your situation. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a qualified tax adviser.


TAXATION OF THE COMPANY AND THE SEPARATE ACCOUNT. Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. The Separate Account is not an entity separate from Lincoln Benefit and its operations form a part of Lincoln Benefit. Therefore, the Separate Account is not be taxed separately as a "Regulated Investment Company" under Subchapter M of the Code. Investment income and realized capital gains are automatically applied to increase reserves under the Policies. Under current federal tax law, Lincoln Benefit believes that the Separate Account investment income and realized net capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Policies. Generally, reserves are amounts that Lincoln Benefit is legally required to accumulate and maintain in order to meet future obligations under the Policies. Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account. Therefore, we do not intend to make provisions for any such taxes. If we are taxed on investment income or capital gains of the Separate Account, then we may impose a charge against the Separate Account in order to make provisions for any such taxes.


TAXATION OF POLICY BENEFITS. In order to qualify as a life insurance policy for federal income tax purposes, the policy must meet the definition of a life insurance policy set forth in Section 7702 of the Code. Section 7702 limits the amount of premiums that may be invested in a policy that qualifies as life insurance. The Policy is structured to meet the Section 7702 definition of a life insurance policy. This means that the Death Benefit is excluded from the beneficiary's gross income under Section 101(a) of the Tax Code and you are generally not taxed on increases in the Policy Value until a distribution occurs.

If the Death Benefit is not received in a lump sum and is, instead, applied under one of the settlement options, payments generally will be prorated between amounts attributable to the Death Benefit, which will be excludable from the Beneficiary's income, and amounts attributable to interest (occurring after the Insured's death), which will be includable in the Beneficiary's income.

If a Policy fails to qualify as life insurance under Section 7702, the Policy will not provide most of the tax advantages normally provided by life insurance.
 Lincoln

Benefit has the right to amend the Policies to comply with any future changes in the Tax Code, any regulations or rulings under the Tax Code and any other requirements imposed by the Internal Revenue Service.

If you surrender the Policy, you are subject to income tax on the portion of the distribution that exceeds the investment in the contract. The investment in the contract is the gross Premium paid for the Policy minus any amounts previously received from the Policy if such amounts were properly excluded from your gross income. If your Policy is not treated as a modified endowment contract, policy loans are generally not treated as taxable distributions. Interest paid on a Policy loan is generally not deductible. You are generally taxed on partial withdrawals to the extent the amount distributed exceeds the investment in the contract. In certain situations, partial withdrawals or reduction in benefits during the first fifteen years of the Policy may result in a taxable distribution before the investment in the contract is recovered. Withdrawals and loans from modified endowment contracts are subject to less favorable tax treatment. For an additional discussion of modified endowment contracts, please see "Federal Taxes - Modified Endowment Contracts" on page 31.

If you are Owner and Insured under the Policy, the Death Benefit will be included in your gross estate for federal estate tax purposes. Even if the Insured is not the Owner but retains incidents of ownership in the Policy, the Death Benefit will also be included in the Insured's gross estate. Examples of incidents of ownership include the right to:

.. change beneficiaries,


                                  30 PROSPECTUS

.. assign the Policy,

.. revoke an assignment,

.. pledge the Policy, or

.. obtain a Policy loan.

If you are Owner and Insured under the Policy, and you transfer all incidents of ownership in the Policy, the Death Benefit will be included in your gross estate if you die within three years from the date of the ownership transfer. State and local estate and inheritance taxes may also apply. In addition, certain transfers of the Policy or Death Benefit, either during life or at death, to individuals two or more generations below the transferor may be subject to the federal generation skipping transfer tax. This rule also applies if the transfer is to a trust for the benefit of individuals two or more generations below the transferor.

In states where required, at the Maturity Date we pay the Net Surrender Value to you. Generally, the excess of the Net Surrender Value over your investment in the Policy will be includible in your taxable income at that time.

The Policy may be used in various arrangements, including nonqualified deferred compensation or salary continuance plans, split dollar insurance plans, executive bonus plans, retiree medical benefit plans and others. The tax consequences of such plans may vary depending on the particular facts and circumstances of each individual arrangement. If you are contemplating the use of a Policy in any of these arrangements, you should consult a qualified tax adviser regarding the tax attributes of the particular arrangement.


MODIFIED ENDOWMENT CONTRACTS. A life insurance policy is treated as a "modified endowment contract" under Section 7702A of the Tax Code if it meets the definition of life insurance in Section 7702, but fails the "seven-pay" test of
Section 7702A. The seven-pay test provides that premiums cannot be paid at a rate more rapidly than that allowed by the payment of seven annual premiums using specified computational rules provided in Section 7702A. We will not accept any Premiums that cause the Policy to become a modified endowment contract unless we receive from you a written acknowledgment that the Policy will become a modified endowment contract. An exchange under Section 1035 of the Tax Code of a life insurance policy that is not a modified endowment contract will not cause the new policy to be a modified endowment contract if no additional premiums are paid. An exchange under Section 1035 of the Code of a life insurance policy that is a modified endowment contract for a new life insurance policy will always cause the new policy to be a modified endowment contract.

If a contract is classified as a modified endowment contract, the Death Benefit will still qualify for the exclusion from gross income, and increases in contract value are not subject to current taxation unless withdrawn or otherwise accessed. If you receive any amount as a Policy loan (including unpaid interest) from a modified endowment contract, or assign or pledge any part of the value of the Policy, such amount is treated as a distribution. Withdrawals and distributions made from a modified endowment contract before the Insured's death are treated as taxable income first, then as recovery of investment in the contract. The taxable portion of any distribution from a modified endowment contract is subject to an additional 10% penalty tax, except as follows:

.. distributions made on or after the date on which the taxpayer attains age 59
  1/2;

.. distributions attributable to the taxpayer's becoming disabled (within the meaning of Section 72(m)(7) of the Code); or

.. any distribution that is part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of such taxpayer and his or her beneficiary.

All modified endowment contracts that are issued within any calendar year to the same owner by one company or its affiliates shall be treated as one modified endowment contract in determining the taxable portion of any distributions.

Generally, Lincoln Benefit Life Company is required to withhold federal income tax at a rate of 10% from taxable distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Election of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.


DIVERSIFICATION REQUIREMENTS. For a Policy to qualify as a variable life insurance policy for federal tax purposes, the investments in the Separate Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Policy will not be treated as a variable life insurance policy for federal income tax purposes. As a result, you will be taxed on the excess of the Policy Value over the investment in the contract.
 Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.


OWNERSHIP TREATMENT. The IRS has stated that you will be considered the owner of Separate Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Separate Account


                                  31 PROSPECTUS
investments may cause an investor to be treated as the owner of the Separate Account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct Subaccount investments without being treated as owners of the underlying assets of the Separate Account.

Your rights under this Policy are different than those described by the IRS in rulings in which it found that contract owners were not owners of Separate Account assets. For example, you have the choice to allocate Premiums and Policy Values among more investment options. In addition, you may be able to transfer among investment options more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your contract.
 We reserve the right to modify the Policy as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Policy will be successful.


LEGAL PROCEEDINGS
--------------------------------------------------------------------------------

There are no pending material legal proceedings to which the Separate Account is a party. Lincoln Benefit and its subsidiaries are engaged in routine lawsuits, which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.


LEGAL MATTERS
--------------------------------------------------------------------------------

All matters of Nebraska law pertaining to the Policy, including the validity of the Policy and our right to issue the Policy under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General Counsel, and Assistant Secretary of Lincoln Benefit. The Washington, D.C. law firm of Jorden Burt, LLP has advised Lincoln Benefit about certain legal federal securities law matters in connection with the Policies.


FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The financial statements of the Separate Account as of December 31, 2002 and for each of the periods in the two year period then ended, the financial statements of Lincoln Benefit as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 and the related financial statement schedule of Lincoln Benefit and the accompanying Independent Auditors' Reports appear in the Statement of Additional Information.


                                  32 PROSPECTUS

ILLUSTRATION OF POLICY VALUES, DEATH BENEFITS, AND NET SURRENDER VALUES
--------------------------------------------------------------------------------

The following tables illustrate how the Policy Values, Net Surrender Values and Death Benefits of a Policy change with the investment experience of the Portfolios. The tables show how the Policy Values, Net Surrender Values and Death Benefits issued to an Insured of a given age and underwriting risk classification who pays the specified annual Premium would vary over time if the investment return on the assets held in the underlying Portfolio(s) was a uniform, gross, after-tax annual rate of 0%, 5% or 10%. The tables on page 34 illustrate a Policy issued to a male, age 45, $120,000 Face Amount, under a standard nonsmoker risk classification and Death Benefit Option 1.

The illustrations assume an annual payment of $2,250.00. The Safety Net Premium (see Safety Net Premium, page 11) for the illustrated Policy is $1,136.40.
 Payment of the Safety Net Premium or more each year would guarantee Death Benefit coverage for twenty years, regardless of investment performance, assuming no loans or withdrawals are taken.

The illustration on pages 34-35 assumes current charges and cost of insurance rates, while the illustration on pages 36-37 assumes maximum guaranteed charges and cost of insurance rates (based on the 1980 Commissioners Standard Ordinary Mortality Table).

The amounts shown for the Death Benefit, Policy Value and Net Surrender Value reflect the fact that the net investment return of the Subaccounts is lower than the gross, after-tax return on the assets held in the Portfolios and charges levied against the Subaccounts. The values shown take into account the average total annual operating expenses (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or service (12b-1) fees, and other expenses) of 1.93%. Portfolio fees and expenses used in the illustrations do not reflect any expense reimbursement or fee waivers, which are terminable by the Portfolios and/or their investment advisers as described in the Prospectus under Fee Table and in the Prospectuses for the Portfolios. Also reflected is our monthly charge to the Policy Value for assuming mortality and expense risks. The current charge for the first ten Policy Years is an annual rate of 0.55% of the average net assets of the Subaccounts, and a charge of 0.15% of average daily net assets thereafter. The illustrations also reflect the deduction from Premiums for a premium expense charge of 5.25%, the monthly policy fee of $7.50 for the current illustrations and $10.00 for the guaranteed illustrations, and the monthly administrative expense fee of $9.00. The monthly policy fee currently is $7.50 and is guaranteed not to exceed $10.00 per month.
 The amount of the administrative expense fee will vary with Issue Age and Policy Face Amount. After deduction of these amounts, the illustrated gross annual investment rates of return of 0%, 5%, and 10%, "Assuming Current Costs" correspond to approximate net annual rates of -1.93%, 3.07%, and 8.07%, respectively. The illustrated gross annual investment rates of return of 0%, 5%, and 10%, "Assuming Guaranteed Costs" correspond to approximate net annual rates of return of -1.93%, 3.07%, and 8.07%, respectively.

The hypothetical values shown in the tables do not reflect any charges for Federal income taxes against the Separate Account, since we are not currently making this charge. However, this charge may be made in the future and, in that event, the gross annual investment rate of return would have to exceed 0%, 5%, and 10% by an amount sufficient to cover the tax charge in order to produce the Death Benefits, Policy Values, and Net Surrender Values illustrated (see "Federal Tax Matters," page 30.)

The tables illustrate the Policy Values, Net Surrender Values and Death Benefits that would result based upon the hypothetical investment rates of return if Premiums are paid as indicated, if all net Premiums are allocated to the Separate Account, and if no Policy loans are taken. The tables also assume that you have not requested an increase or decrease in the Face Amount of the Policy and that no partial surrenders or transfers have been made.

Upon request, we will provide a comparable illustration based upon the proposed Insured's actual age, sex and underwriting classification, the Face Amount, Death Benefit option, the proposed amount and frequency of Premiums paid and any available riders requested.


                                  33 PROSPECTUS

                          LINCOLN BENEFIT LIFE COMPANY

                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                           HYPOTHETICAL ILLUSTRATIONS

               Male Issue Age  45
Face Amount $120,000      Standard Nonsmoker Class
$2,250 Annual Premium     Death Benefit Option:  1


                 CURRENT COST OF INSURANCE RATES
                          DEATH BENEFIT
 ASSUMING HYPOTHETICAL GROSS AND NET ANNUAL INVESTMENT RETURN OF
  POLICY YEAR        0% GROSS         5% GROSS        10% GROSS
                    -1.93% NET       3.07% NET        8.07% NET
       1              120,000         120,000           120,000
       2              120,000         120,000           120,000
       3              120,000         120,000           120,000
       4              120,000         120,000           120,000
       5              120,000         120,000           120,000
       6              120,000         120,000           120,000
       7              120,000         120,000           120,000
       8              120,000         120,000           120,000
       9              120,000         120,000           120,000
       10             120,000         120,000           120,000
       15             120,000         120,000           120,000
  20 (Age 65)         120,000         120,000           120,000
  30 (Age 75)         120,000         120,000           199,297
  40 (Age 85)              **         120,000           440,826
  55 (Age 100)             **         120,000         1,313,789



                 POLICY VALUE                                     SURRENDER VALUE
        ASSUMING HYPOTHETICAL GROSS AND                   ASSUMING HYPOTHETICAL GROSS AND
        NET ANNUAL INVESTMENT RETURN OF                   NET ANNUAL INVESTMENT RETURN OF
 POLICY YEAR    0% GROSS   5% GROSS   10% GROSS    POLICY YEAR     0% GROSS   5% GROSS   10% GROSS
               -1.93% NET  3.07% NET  8.07% NET                   -1.93% NET  3.07% NET  8.07% NET
      1           1,560      1,652        1,744         1                -          -            -
      2           3,008      3,270        3,543         2              691        953        1,225
      3           4,389      4,898        5,444         3            2,071      2,580        3,126
      4           5,711      6,542        7,465         4            3,742      4,573        5,495
      5           7,000      8,229        9,639         5            5,355      6,583        7,993
      6           8,246      9,947       11,968         6            6,925      8,627       10,647
      7           9,547     11,708       14,473         7            8,461     10,712       13,477
      8          10,643     13,520       17,176         8            9,971     12,848       16,504
      9          11,803     15,383       20,093         9           11,455     15,036       19,746
     10          12,934     17,297       23,237        10           12,934     17,297       23,237
     15          18,649     28,399       44,186        15           18,649     28,399       44,186
 20 (Age 65)     22,467     40,153       74,548   (20 (Age 65)      22,467     40,153       74,548
 30 (Age 75)     20,374     64,252      186,259    30 (Age 75)      20,374     64,252      186,259
 40 (Age 85)         **     82,198      419,834    40 (Age 85)          **     82,198      419,834
55 (Age 100)         **      8,261    1,300,782   55 (Age 100)          **      8,261    1,300,782



  Assumes the Premium shown is paid at the beginning of each Policy Year. Values would differ if Premiums are paid with a different frequency or in different amounts. Assumes that no Policy loans or withdrawals have been made. An * indicates lapse in the absence of additional Premium.

  The hypothetical investment rates of return show above and elsewhere in the SAI and the Prospectus are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual investment rates of return may be more less than those shown and will depend on a number of factors, including the investment


                                  34 PROSPECTUS
  allocations by the Policy Owner and the Portfolios' rates of return. The Death Benefit, Policy Value and Surrender Value for the Policy would differ from those shown if the actual investment rates of return averaged the rates shown above over a period of years but fluctuated above or below those averages for individual Policy Years. No representation can be made by Lincoln Benefit or any Portfolio that this assumed investment rate of return can be achieved for any one year or sustained over a period of time.


                                  35 PROSPECTUS

                          LINCOLN BENEFIT LIFE COMPANY

                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                           HYPOTHETICAL ILLUSTRATIONS

               Male Issue Age  45
Face Amount $120,000      Standard Nonsmoker Class
$2,250 Annual Premium     Death Benefit Option:  1


               GUARANTEED COST OF INSURANCE RATES
                          DEATH BENEFIT
 ASSUMING HYPOTHETICAL GROSS AND NET ANNUAL INVESTMENT RETURN OF
  POLICY YEAR        0% GROSS         5% GROSS        10% GROSS
                    -1.93% NET       3.07% NET        8.07% NET
       1              120,000         120,000           120,000
       2              120,000         120,000           120,000
       3              120,000         120,000           120,000
       4              120,000         120,000           120,000
       5              120,000         120,000           120,000
       6              120,000         120,000           120,000
       7              120,000         120,000           120,000
       8              120,000         120,000           120,000
       9              120,000         120,000           120,000
       10             120,000         120,000           120,000
       15             120,000         120,000           120,000
  20 (Age 65)         120,000         120,000           120,000
  30 (Age 75)              **         120,000           161,900
  40 (Age 85)              **              **           357,189
  55 (Age 100)             **              **         1,034,194



                 POLICY VALUE                                     SURRENDER VALUE
        ASSUMING HYPOTHETICAL GROSS AND                   ASSUMING HYPOTHETICAL GROSS AND
        NET ANNUAL INVESTMENT RETURN OF                   NET ANNUAL INVESTMENT RETURN OF
 POLICY YEAR    0% GROSS   5% GROSS   10% GROSS    POLICY YEAR     0% GROSS   5% GROSS   10% GROSS
               -1.93% NET  3.07% NET  8.07% NET                   -1.93% NET  3.07% NET  8.07% NET
      1           1,453      1,542        1,632         1                -          -            -
      2           2,843      3,095        3,357         2              526        778         1040
      3           4,169      4,658        5,183         3            1,852      2,341        2,866
      4           5,431      6,229        7,115         4            3,462      4,260        5,146
      5           6,627      7,806        9,159         5            4,982      6,160        7,514
      6           7,754      9,383       11,320         6            6,433      8,063        9,999
      7           8,807     10,957       13,602         7            7,811      9,961       12,605
      8           9,782     12,521       16,010         8            9,110     11,849       15,388
      9          10,672     14,067       18,548         9           10,325     13,719       18,201
     10          11,473     15,590       21,224        10           11,473     15,590       21,224
     15          14,755     23,685       38,421        15           14,755     23,685       38,421
 20 (Age 65)     14,620     30,306       62,165   (20 (Age 65)      14,620     30,306       62,165
 30 (Age 75)         **     28,378      151,308    30 (Age 75)          **     28,378      151,308
 40 (Age 85)         **         **      340,180    40 (Age 85)          **         **      340,180
55 (Age 100)         **         **    1,023,954   55 (Age 100)          **         **    1,023,954



  Assumes the Premium shown is paid at the beginning of each Policy Year. Values would differ if Premiums are paid with a different frequency or in different amounts.

  Assumes that no Policy loans or withdrawals have been made. An * indicates lapse in the absence of additional Premium.

  The hypothetical investment rates of return show above and elsewhere in the SAI and the Prospectus are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual investment


                                  36 PROSPECTUS
  rates of return may be more less than those shown and will depend on a number of factors, including the investment allocations by the Policy Owner and the Portfolios' rates of return. The Death Benefit, Policy Value and Surrender Value for the Policy would differ from those shown if the actual investment rates of return averaged the rates shown above over a period of years but fluctuated above or below those averages for individual Policy Years. No representation can be made by Lincoln Benefit or any Portfolio that this assumed investment rate of return can be achieved for any one year or sustained over a period of time.


                                  37 PROSPECTUS

GLOSSARY OF SPECIAL TERMS
--------------------------------------------------------------------------------

Please refer to this list for the meaning of the following terms:

ACCUMULATION UNIT - An accounting unit of measurement, which we use to calculate the value of a Subaccount.

AGE - The Insured's age at his or her last birthday.

ATTAINED AGE - The Insured's age at the last Policy Anniversary.

BENEFICIARY(IES) - The person(s) named by you to receive the Death Benefit under the Policy.

DEATH BENEFIT - The amount payable to the Beneficiary under the Policy upon the death of the Insured, before payment of any unpaid Policy Debt or Policy Charges.

FACE AMOUNT - The initial amount of insurance under your Policy, adjusted for any changes in accordance with the terms of your Policy.

FIXED ACCOUNT - The portion of the Policy Value allocated to our general account.

GRACE PERIOD - A 61-day period during which the Policy remains in force so as to permit you to pay sufficient additional Premium to keep the Policy from lapsing.

INSURED - The person whose life is Insured under the Policy.

ISSUE DATE - The date on which the Policy is issued, which shall be used to determine Policy Anniversaries, Policy Years and Policy Months.

LOAN ACCOUNT - An account established for amounts transferred from the Subaccounts and the Fixed Account as security for outstanding Policy loans.

MATURITY DATE - In states where the Policy has a Maturity Date, it is the Policy Anniversary following the Insured's 100th birthday. In most states, the Policy does not have a Maturity Date.

MONTHLY AUTOMATIC PAYMENT - A method of paying a Premium each month automatically, for example by bank draft or salary deduction.

MONTHLY DEDUCTION - The amount deducted from Policy Value on each Monthly Deduction Day for the policy fee, mortality and expense risk charge, administrative expense charge, cost of insurance charge, and the cost of any benefit riders.

MONTHLY DEDUCTION DAY - The same day in each month as the Issue Date. If a month does not have that day, the deduction will be made as of the last day of the month. The day of the month on which Monthly Deductions are taken from your Policy Value.

NET DEATH BENEFIT - The Death Benefit, less any Policy Debt.

NET INVESTMENT FACTOR - The factor we use to determine the change in value of an Accumulation Unit in any Valuation Period. We determine the Net Investment Factor separately for each Subaccount.

NET POLICY VALUE - The Policy Value, less any Policy Debt.

NET PREMIUM - The Premium less the Premium Expense Charge.

NET SURRENDER VALUE - The Policy Value less any applicable surrender charges and less any unpaid Policy Debt. The Net Surrender Value must be positive for the Policy to remain in effect, unless the Safety Net Premium feature is in effect.

POLICY ANNIVERSARY - The same day and month as the Issue Date for each subsequent year the Policy remains in force.

POLICY DEBT - The sum of all unpaid Policy loans and accrued loan interest.

POLICY OWNER ("YOU" "YOUR") - The person(s) having the rights and privileges of ownership defined in the Policy. The Policy Owner may or may not be the same person as the Insured. If your Policy is issued pursuant to a retirement plan, your ownership privileges may be modified by the plan.

POLICY VALUE - The sum of the values of your interests in the Subaccounts of the Separate Account, the Fixed Account and the Loan Account. The amount from which the Monthly Deductions are made and the Death Benefit is determined.

POLICY YEAR - Each twelve-month period beginning on the Issue Date and each Policy Anniversary.

PORTFOLIO(S) - The underlying mutual funds in which the Subaccounts invest. Each
 Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PREMIUM - Amounts paid to us as premium for the Policy by you or on your behalf.

QUALIFIED PLAN - A pension or profit-sharing plan established by a corporation, partnership, sole proprietor or other eligible organization that is qualified for favorable tax treatment under Section 401 or 403 of the Tax Code.

SAI - Statement of Additional Information, which is available upon request.

SAFETY NET PREMIUM - A feature under which we guarantee that, regardless of declines in your Policy Value, your Policy does not enter the Grace Period if your total Premiums paid since the Issue Date, less any partial withdrawals and outstanding Policy loans made by you, are at least as great as the monthly Safety Net


                                  38 PROSPECTUS

Premium amount times the number of months since the Issue Date.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Life Account, which is a segregated investment account of Lincoln Benefit.

SUBACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The Policy Value less any applicable surrender charges.

TAX CODE - The Internal Revenue Code of 1986, as amended.

VALUATION DATE - Each day the New York Stock Exchange is open for business. We do not determine Accumulation Unit Value on days on which the New York Stock Exchange is closed for trading.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Subaccounts in order to price Accumulation Units. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE"), currently 4:00 p.m. Eastern time, on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

WE, US, OUR - Our company, Lincoln Benefit Life

Company, sometimes referred to as "Lincoln Benefit."

YOU, YOUR - The person having the rights and privileges of ownership in the Policy.


                                  39 PROSPECTUS

WHERE YOU CAN FIND MORE INFORMATION
You can call us at 1-800-865-5237 to ask us questions, request information about the Policy, and obtain copies of the Statement of Information, personalized illustrations or other documents. You also can write to us at the address given on the first page of this Prospectus.

We have filed a Statement of Additional Information with the Securities and Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2003. The Statement of Additional Information contains additional information about the Policy and is incorporated by reference in this Prospectus. You can obtain a free copy of the SAI upon request, by writing us or calling at the number given above, You should read the Statement of Additional Information because you are bound by the terms contained in it.

We file reports and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC, including the Statement of Information at the SEC's public reference room in Washington, DC 20549-6009. Please call the SEC at 1-800-942-8090 for information on the operation of the public reference room.

Our SEC reports and other information about us are also available to the public at the SEC's web site at http:// www.sec.gov. Copies of any of the information filed with the SEC may be obtained upon payment of a duplicating fee by writing the SEC's Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549-0102.

                          LINCOLN BENEFIT LIFE COMPANY

             THROUGH ITS LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

                               FILE NO. 811-09154


                                  40 PROSPECTUS

                       STATEMENT OF ADDITIONAL INFORMATION
                     CONSULTANT ACCUMULATOR FLEXIBLE PREMIUM
                   VARIABLE UNIVERSAL LIFE INSURANCE POLICIES



            DATE OF STATEMENT OF ADDITIONAL INFORMATION: May 1, 2003

                   LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

                     DEPOSITOR: LINCOLN BENEFIT LIFE COMPANY


      This Statement of Additional Information is not a prospectus. Please review the Prospectus, which contains information concerning the Policies described above. You may obtain a copy of the Prospectus without charge by calling us at 1-800-865-5231 or writing to us at the address immediately below.
   The defined terms used in this Statement of Additional Information are as defined in the Prospectus.


                          Lincoln Benefit Life Company
                                 P.O. Box 82532
                          Lincoln, Nebraska 68501-2532

              The Date of this Statement of Additional Information
                  and of the related Prospectus is May 1, 2003





                                TABLE OF CONTENTS

GENERAL INFORMATION AND HISTORY.................................................
     Description of Lincoln Benefit Life Company................................
     State Regulation of Lincoln Benefit........................................
     Lincoln Benefit Life Variable Life Account.................................
EXPERTS.........................................................................
ADDITIONAL INFORMATION CONCERNING THE OPERATION OF YOUR POLICY..................
     Replacement of Modified Endowment Contracts................................
     Computation of Policy Value................................................
     Transfers Authorized by Telephone..........................................
GENERAL POLICY PROVISIONS.......................................................
     Statements to Policy Owners................................................
     Limit on Right to Contest..................................................
     Suicide....................................................................
     Misstatements as to Age and Sex............................................
ADDITIONAL INFORMATION ABOUT CHARGES............................................
DISTRIBUTOR.....................................................................
DISTRIBUTION OF THE POLICY......................................................
PERFORMANCE INFORMATION.........................................................
FINANCIAL STATEMENTS............................................................
                         GENERAL INFORMATION AND HISTORY

Description Of Lincoln Benefit Life Company. Lincoln Benefit Life Company ("we", "us", "our", and "Lincoln Benefit") is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street, Lincoln, Nebraska 68506-4142. We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York.

         Lincoln Benefit is a wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly-owned subsidiary of Allstate Insurance Company ("Allstate"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by the Allstate Corporation.

         Except as discussed below for variable contracts, under our reinsurance agreements with Allstate Life, substantially all contract related assets and liabilities are transferred to Allstate Life. Through these reinsurance agreements, substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. Allstate Life's commitments under the reinsurance agreements support our general account obligations and related assets are invested and managed by Allstate Life. Accordingly, except as discussed below for variable contracts, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not directly reflected in our consolidated financial statements. The amounts reflected in our consolidated financial statements directly relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreements. While the reinsurance agreements provide us with financial backing from Allstate Life, they do not create a direct contractual relationship between Allstate Life and you.

         Under Lincoln Benefit's reinsurance agreements with Allstate Life, Lincoln Benefit reinsures all reserve liabilities with Allstate Life except for those relating to variable contracts (including the Policies). Lincoln Benefit's variable contract assets and liabilities (other than those arising out of fixed interest benefits such as the Fixed Account) are held in legally-segregated unitized Separate Accounts and are retained by Lincoln Benefit. However, Lincoln Benefit's economic risks and returns related to such variable contracts are transferred to Allstate Life.

         Lincoln Benefit is highly rated by independent agencies, including A.M. Best, Moody's and Standard & Poor's. These ratings are based on our reinsurance agreement with Allstate Life, and reflect financial soundness and strong operating performance. The ratings are not intended to reflect the financial strength or investment experience of the Separate Account. We may from time to time advertise these ratings in our sales literature.

State Regulation of Lincoln Benefit. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. We also are examined periodically by the National Association of Insurance Commissioners. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

Lincoln Benefit Life Variable Life Account. Lincoln Benefit Life Variable Life Account was originally established in 1990, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.


                                     EXPERTS

     The financial statements of Lincoln Benefit Life Company as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 and the related financial statement schedule included in this Statement of Additional Information have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 12), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of the sub-accounts comprising Lincoln Benefit Life Variable Life Account as of December 31, 2002 and for each of the periods in the two year period then ended included in this Statement of Additional Information have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         Actuarial matters included in the prospectus and this Statement of Additional Information, including the hypothetical Policy illustrations included herein, have been approved by Dean Way, Actuary of Lincoln Benefit, and are included in reliance upon his opinion as to their reasonableness.


         ADDITIONAL INFORMATION CONCERNING THE OPERATION OF YOUR POLICY

Replacement of Modified Endowment Contracts. If you replace a modified endowment contract issued by another insurer with a Policy, your Policy will also be deemed a modified endowment contract. Our ability to determine whether a replaced Policy issued by another insurer is a modified endowment contract is based solely on the sufficiency of the Policy data we receive from the other insurer. We do not consider ourselves liable to you if that data is insufficient to accurately determine whether the replaced Policy is a modified endowment contract. You should discuss this issue with your tax adviser if it pertains to your situation. Based on the information provided to us, we will notify you as to whether you can contribute more Premiums to your Policy without causing it to become a modified endowment contract.

Computation of Policy Value. On each Valuation Date, the portion of your Policy Value in a particular Subaccount will equal:

     (1)  The total value of your Accumulation Units in the Subaccount; plus

     (2) Any Net Premium received from you and allocated to the Subaccount during the current Valuation Period; plus

     (3) Any Policy Value transferred to the Subaccount during the current Valuation Period; minus

     (4) Any Policy Value transferred from the Subaccount during the current Valuation Period; minus

     (5) Any amounts withdrawn by you (plus the applicable withdrawal charge) from the Subaccount during the current Valuation Period; minus

     (6) The portion of any Monthly Deduction allocated to the Subaccount during the current Valuation Period for the Policy Month following the Monthly Deduction Day.

         On each Valuation Date, the portion of your Policy Value in the Fixed Account will equal:

     (1)  Any Net Premium allocated to it, plus

     (2)  Any Policy Value transferred to it from the Subaccounts; plus

     (3)  Interest credited to it; minus

     (4)  Any Policy Value transferred out of it; minus

     (5) Any amounts withdrawn by you (plus the applicable withdrawal charge); minus

     (6)  The portion of any Monthly Deduction allocated to the Fixed Account.

All Policy Values equal or exceed those required by law. Detailed explanations of methods of calculation are on file with the appropriate regulatory authorities.

Transfers Authorized by Telephone. You may make transfers by telephone. To give a third party authorization, you must first send us a completed authorization form.

         The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Calls completed before 4:00 p.m. will be effected on that day at that day's price. Calls completed after 4:00 p.m. will be effected on the next day that the NYSE and we are open for business, at that day's price.


                            GENERAL POLICY PROVISIONS

Statements to Policy Owners. We will maintain all records relating to the Separate Account and the Subaccounts. Each year we will send you a report showing information concerning your Policy transactions in the past year and the current status of your Policy. The report will include information such as the Policy Value as of the end of the current and the prior year, the current Death Benefit, Surrender Value, Policy Debt, partial withdrawals, earnings, Premiums paid, and deductions made since the last annual report. We will also include any information required by state law or regulation. If you ask us, we will send you an additional report at any time. We may charge you up to $25 for this extra report. We will tell you the current charge before we send you the report.

         In addition, we will send you the reports required by the 1940 Act. We will mail you confirmation notices or other appropriate notices of Policy transactions quarterly or more frequently if required by law. You should therefore give us prompt written notice of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly with any questions.

Limit on Right to Contest. We may not contest the insurance coverage under the Policy after the Policy has been in force for two years while the Insured is alive. If the Policy has lapsed and been reinstated, we may not contest the reinstatement after two years from the date of the reinstatement while the Insured is alive. We may not contest any increase in the Face Amount of the Policy after the increase has been in effect for two years while the Insured is alive.

Suicide. If the Insured commits suicide while sane or kills him or herself while insane within two years of the Issue Date or within two years of any increase in the Face Amount, we are not required to pay the full Death Benefit that would otherwise be payable. Instead, we will pay an amount equal to the Policy Value less any Policy Debt and the Policy will stop. If within two years of the effective date of any increase in the Face Amount the Insured commits suicide while sane or kills him or herself while insane, we will pay a Death Benefit for the increase equal to the total cost of insurance charges.

Misstatement as to Age and Sex. If the age or sex of the Insured is incorrectly stated in the application, we will adjust the Death Benefit appropriately as specified in the Policy.


                      ADDITIONAL INFORMATION ABOUT CHARGES

         We do not assess a surrender charge on surrenders under Policies issued to employees of Lincoln Benefit or its affiliates Surety Life Insurance Company and Allstate Financial Services, L.L.C., or to their spouses or minor children if these individuals reside in the State of Nebraska.





                                   DISTRIBUTOR

         ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Policies. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.

         Lincoln Benefit does not pay ALFS a commission for distribution of the Policies. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Policies, including liability arising out of services we provide on the Policies.

                                                           2000                2001               2002
     Commission paid to ALFS that were paid to              0                   0                  0
     other broker-dealers and registered
     representatives

     Commission kept by ALFS                                0                   0                  0

     Other fees paid to ALFS for distribution               0                   0                  0
     services

         None of the commission shown in this table relates to the Policies because we began offering these Policies after the periods shown.


                           DISTRIBUTION OF THE POLICY

         Lincoln Benefit offers the Policies on a continuous basis. The Policies are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Registered representatives who sell the Policy will be paid a maximum sales commission of approximately 85% of all Premiums up to the first year Safety Net Premium plus 3% of any additional Premiums. Registered representatives also may be eligible for a trail commission of 0.15% of Policy Value on Policies that have been in force for at least five years. In addition, certain bonuses and managerial compensation may be paid. We pay all such commissions and incentives.

         Commissions payable to sales representatives for the sale of the Policy are calculated based on the total Premium payments. If you purchase a Primary Insured Rider, the commissions will vary depending on the allocation of your coverage between the base Policy and the Primary Insured Rider. The same initial Death Benefit will result in the highest commission when there is no Primary Insured Rider, with the commission declining as the portion of the Death Benefit coverage allocated to the Primary Insured Rider increases. Thus, the lowest commission amount is payable when the maximum Primary Insured Rider is purchased.



                             PERFORMANCE INFORMATION


From time to time we may advertise the performance of the Variable Subaccounts as described below. Please remember that past performance is not an estimate or guarantee of future performance and does not necessarily represent the actual experience of amounts invested by a particular Policy owner. Also please note that performance figures shown do not reflect any applicable taxes.

The following reflects the performance of the Subaccounts, including deductions for management and other expenses of the Subaccounts. A Variable Subaccount's total return represents the average annual total return of that Subaccount over a particular period The performance reflects the deduction at the Separate Account and Policy level of administrative fees and charges and mortality and expense risk charges. When factoring in the annual policy fee, we pro rate the charge by dividing (i) the annual policy fee by (ii) the average account size of $10,000. We then multiply the resulting percentage by a hypothetical $1,000 investment. The performance does not reflect deductions for cost of insurance, premium taxes, or other charges that may be incurred under a Policy. If the performance included such charges, the returns shown would be significantly lower.

The total rate of return (T) is computed so that it satisfies the formula:

                         P(1+T) n = ERV

    where:

  P      =   a hypothetical initial payment of $1,000.00
  T      =   average annual total return
  n      =   number of years
  ERV    =   ending redeemable value of a hypothetical $1,000.00 payment made at the beginning of the one, five, or ten-year period as of the end of the period (or fractional portion thereof).


Subaccount                             Inception     1 Year Annual       3 Year Annual      5 Year Annual    Since
                                       Date (1)      Average             Average            Average          Inception
AIM Variable Insurance Funds
   Dent Demographics Trend (6)         29-Dec-99         -33.18%             -28.68%             N/A           -28.63%

Alger American Fund
   Growth                              09-Jan-89         -33.69%             -21.27%           -1.18%           10.18%
   MidCap Growth                       03-May-93         -30.56%             -11.71%            2.81%           10.43%
   Leveraged AllCap                    25-Jan-95         -34.87%             -26.33%            1.76%           12.31%

Fidelity Investments
   Growth                              09-Oct-86         -30.84%             -20.82%           -1.40%           8.73%
   Equity Income                       09-Oct-86         -17.82%             -6.05%            -0.74%           8.60%
   Overseas                            28-Jan-87         -21.12%             -21.03%           -4.96%           2.89%
   Investment Bond                     05-Dec-88          9.19%              52.29%            29.99%           14.47%
   Contrafund                          03-Jan-95         -10.66%             -10.75%            2.21%           10.67%

Janus Aspen Series
   Balanced                            13-Sep-93          -8.02%             -5.73%             6.40%           8.90%
   Worldwide                           13-Sep-93         -26.78%             -24.71%           -3.33%           6.76%
   International Value (6)             01-May-01         -14.62%               N/A               N/A            -6.91%

Lazard Retirement Series, Inc.
   Emerging Mkts (6)                   03-Nov-97          -2.93%             -13.65%           -6.06%           -6.75%

LSA
   Aggressive Growth (6)               14-Aug-01         -32.58%               N/A               N/A           -27.54%
   Balanced (6)                        01-Oct-99         -19.48%             -4.51%              N/A            -3.34%
   Basic Value (6)                     14-Aug-01         -22.84%               N/A               N/A           -18.96%
   Blue Chip (6)                       14-Aug-01         -27.26%               N/A               N/A           -21.54%
   Capital  Appreciation (6)           14-Aug-01         -29.69%               N/A               N/A           -21.99%
   Mid Cap Value (6)                   14-Aug-01          -8.83%               N/A               N/A            -1.94%
   Diversified Mid Cap (6)             14-Aug-01         -20.42%               N/A               N/A           -14.75%
   Value Equity (6)                    01-Oct-99         -23.30%             -6.50%              N/A            -4.02%
   Emerging Growth Equity (6)          01-Oct-99         -42.73%             -31.65%             N/A           -18.93%
    Equity Growth (6)                  01-Oct-99         -30.83%             -20.57%             N/A           -14.47%
   Capital Growth (6)                  01-Oct-99         -25.46%             -17.16%             N/A           -11.09%

MFS Variable Insurance Trust
   Utilities                           03-Jan-95         -23.88%             -15.66%           -3.58%           6.58%
   New Discovery                       01-May-98         -32.62%             -15.23%             N/A            1.16%

Oppenheimer
  Small Cap                            01-May-98         -16.97%             -16.97%           -13.10%           N/A
  International Growth                 02-Jan-97         -29.75%             -29.75%           -22.30%          -3.94%

PIMCO Advisers VIT
   PEA Science & Technology (6)        12-Apr-00         -50.31%               N/A               N/A           -54.99%
   OpCap Small Cap                     01-Aug-88         -22.46%              5.85%             0.68%           9.07%

PIMCO
   Foreign Bond (6)                    16-Feb-99          6.56%               6.45%              N/A            4.43%
   Money Market                        01-Oct-99          -0.07%              2.24%              N/A            2.27%
   Total Return (6)                    31-Dec-97          7.44%               7.62%              N/A            5.50%

Putnam
   High Yield                          01-Feb-88          -1.56%             -2.82%            -2.18%           5.67%
   International Growth & Inc          02-Jan-97         -14.92%             -12.74%           -2.20%           0.87%

Rydex
   Sector Rotation                                         N/A                 N/A               N/A           -32.53%

Salomon Bros
   All Cap                             17-Feb-98         -26.14%             12.24%              N/A            14.79%

Scudder
   Balanced                            16-Jul-85         -15.96%             -8.85%             1.05%           8.04%
   Equity 500 (6)                      01-Oct-97         -23.46%             -15.99%           -2.26%           -1.85%
   Small Cap (6)                       22-Aug-97         -21.72%             -9.32%            -3.18%           -2.35%
   EAFE Equity (6)                     21-Aug-97         -22.73%             -22.19%           -6.63%           -6.98%

T. Rowe
   Equity Income                       31-Mar-94         -14.38%             -1.56%             0.95%           9.46%

Van Kampen Life Investment Trust
   Growth and Income                   23-Dec-96         -15.74%             -2.72%            16.49%           17.06%
   High Yield (6)                      31-Dec-96          -8.61%             -8.88%            -3.79%           -1.34%
   Real Estate (6)                     03-Mar-97          -2.22%             10.48%             2.84%           5.20%


(1) The Inception Date is the date of inception of the underlying Portfolios, which may be prior to the date the Separate Account commenced operations.

(2) Effective 12/31/02 the Janus Aspen Series Global Value Portfolio changed its name to Janus Aspen Series International Value Portfolio.

(3) Effective 5/1/03 the LSA Focused Equity Fund and the LSA Growth Equity Fund changed their names to LSA Equity Growth Fund and LSA Capital Growth Fund, respectively.

(4) Effective 5/1/03 the Salomon Brothers Variable Capital Fund changed its name to Salomon Brothers Variable All Cap Fund.

(5) Effective 5/1/03, the OCC Accumulation Trust changed its name to PIMCO Advisers VIT.

(6) Total returns reflect that the investment adviser waived all or a portion of its fee or reimbursed the Portfolio for a portion of its expenses. Otherwise, total returns would have been lower.


The following shows how the performance of the Subaccounts could affect the Policy value. The returns show how the Policy would have performed to date, given the following assumptions: The Policy was issued to a 45 year old male, standard non-smoker. The Policy was issued with Death Benefit Option One with a $120,000 face amount, based upon planned annual premiums of $2,250 per year. All of the premiums were allocated to one of the 45 Subaccounts. Thus, there are 45 possible outcomes. The returns show the hypothetical Net Surrender Value (the amount available if the Policy is surrendered for cash), the hypothetical Policy Value and the Internal Rate of Return for each Subaccount. The Internal Rate of Return is the annual effective interest rate that would accumulate the premiums paid to the Policy Value shown. This performance data is based on the actual performance of the Subaccounts, since the introduction of the Policy, and are adjusted to reflect all deductions for policy charges, including current Cost of Insurance rates, which vary depending on the sex, issue age, Policy year, and premium rating class of Insured under the Policy.

Subaccount                                  Net Surrender Value   Policy Value        Internal Rate of Return
AIM VI Dent Demographic Trends Fund -       N/A                   N/A                 N/A
Series I
Alger American Growth Portfolio - Class O   N/A                   N/A                 N/A
Alger American Leveraged AllCap Portfolio   N/A                   N/A                 N/A
- Class O
Alger American MidCap Growth Portfolio -    N/A                   N/A                 N/A
Class O
Fidelity VIP Contrafund Portfolio -         N/A                   N/A                 N/A
Initial Class
Fidelity VIP Equity-Income Portfolio -      N/A                   N/A                 N/A
Initial Class
Fidelity VIP Growth Portfolio - Initial     N/A                   N/A                 N/A
Class
Fidelity VIP Investment Grade Bond          N/A                   N/A                 N/A
Portfolio - Initial Class
Fidelity VIP Overseas Portfolio - Initial   N/A                   N/A                 N/A
Class
Janus Aspen Series Balanced Portfolio -     N/A                   N/A                 N/A
Service Class
Janus Aspen Series International Value      N/A                   N/A                 N/A
Portfolio - Service Class
Janus Aspen Series Worldwide Growth         N/A                   N/A                 N/A
Portfolio - Service Class
Lazard Retirement Series - Emerging         N/A                   N/A                 N/A
Markets Portfolio
LSA Aggressive Growth Fund                  N/A                   N/A                 N/A
LSA Balanced Fund                           N/A                   N/A                 N/A
LSA Basic Value Fund                        N/A                   N/A                 N/A
LSA Blue Chip Fund                          N/A                   N/A                 N/A
LSA Capital Appreciation Fund               N/A                   N/A                 N/A
LSA Diversified MidCap Fund                 N/A                   N/A                 N/A
LSA Emerging Growth Equity Fund             N/A                   N/A                 N/A
LSA  Equity Growth Fund                     N/A                   N/A                 N/A
LSA Capital Growth Fund                     N/A                   N/A                 N/A
LSA Mid Cap Value Fund                      N/A                   N/A                 N/A
LSA Value Equity Fund                       N/A                   N/A                 N/A
MFS New Discovery Series - Initial Class    N/A                   N/A                 N/A
MFS Utilities Series - Initial Class        N/A                   N/A                 N/A
OCC Science & Technology Portfolio          N/A                   N/A                 N/A
OCC Small Cap Portfolio                     N/A                   N/A                 N/A
Oppenheimer International Growth Fund -     N/A                   N/A                 N/A
Initial Class
Oppenheimer Main Street Small Cap Fund -    N/A                   N/A                 N/A
Initial Class
PIMCO Foreign Bond Portfolio                N/A                   N/A                 N/A
PIMCO Money Market Portfolio                N/A                   N/A                 N/A
PIMCO Total Return Portfolio                N/A                   N/A                 N/A
Putnam VT High Yield Fund - Class IA        N/A                   N/A                 N/A
Putnam VT Intl Growth & Income Fund -       N/A                   N/A                 N/A
Class IA
Rydex  Sector Rotation Fund                 N/A                   N/A                 N/A
Salomon Brothers Variable All Cap Fund      N/A                   N/A                 N/A
Scudder SVSI Balanced Portfolio             N/A                   N/A                 N/A
Scudder VIT Equity 500 Index Fund - Class   N/A                   N/A                 N/A
A
Scudder VIT Small Cap Index Fund - Class A  N/A                   N/A                 N/A
Scudder VIT EAFE Equity Index Fund -        N/A                   N/A                 N/A
Class A
T. Rowe Price - Equity Income Portfolio     N/A                   N/A                 N/A
Van Kampen UIF High Yield Portfolio         N/A                   N/A                 N/A
Van Kampen UIF Real Estate Portfolio        N/A                   N/A                 N/A
Van Kampen LIT Growth & Income Portfolio    N/A                   N/A                 N/A
- Class I



                              FINANCIAL STATEMENTS

     The financial statements of the Separate Account as of December 31, 2002 and for each of the periods in the two year period then ended, the statement of changes in net assets of the Separate Account for each of the periods in the two years ended December 31, 2002, the financial statements of Lincoln Benefit as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 and the related financial statement schedule of Lincoln Benefit and the accompanying Independent Auditors' Reports appear in the pages that follow. The financial statements and schedule of Lincoln Benefit included herein should be considered only as bearing upon the ability of Lincoln Benefit to meet its obligations under the Policies.

     The financial statements of the Separate Account do not reflect any assets attributable to the Policy because sales of the Policy had not commenced during the period covered by those financial statements.

INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS AND SHAREHOLDER OF
LINCOLN BENEFIT LIFE COMPANY:

We have audited the accompanying Statements of Financial Position of Lincoln Benefit Life Company (the "Company", an affiliate of The Allstate Corporation) as of December 31, 2002 and 2001, and the related Statements of Operations and Comprehensive Income, Shareholder's Equity and Cash Flows for each of the three years in the period ended December 31, 2002. Our audits also included Schedule IV - Reinsurance. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule IV - Reinsurance, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 12, the accompanying 2001 and 2000 financial statements have been restated.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 5, 2003

                          LINCOLN BENEFIT LIFE COMPANY
                STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                                                              YEAR ENDED DECEMBER 31,
                                                     --------------------------------------
(IN THOUSANDS)
                                                        2002          2001          2000
                                                     ----------    ----------    ----------
REVENUES
Net investment income                                $   11,621    $   12,144    $   12,214
Realized capital gains and losses                        (4,084)       (1,352)          (95)
Other expense                                                 -             -           (20)
                                                     ----------    ----------    ----------

INCOME FROM OPERATIONS BEFORE INCOME TAX EXPENSE          7,537        10,792        12,099
Income tax expense                                        2,629         3,768         4,221
                                                     ----------    ----------    ----------

NET INCOME                                                4,908         7,024         7,878
                                                     ----------    ----------    ----------

OTHER COMPREHENSIVE INCOME, AFTER-TAX
Change in unrealized net capital gains and losses         5,892         2,818         3,106
                                                     ----------    ----------    ----------

COMPREHENSIVE INCOME                                 $   10,800    $    9,842    $   10,984
                                                     ==========    ==========    ==========

                       See notes to financial statements.

                          LINCOLN BENEFIT LIFE COMPANY
                        STATEMENTS OF FINANCIAL POSITION

(IN THOUSANDS, EXCEPT PAR VALUE DATA)                                                  DECEMBER 31,
                                                                                       ------------   ------------
                                                                                           2002           2001
                                                                                       ------------   ------------
                                                                                                      (AS RESTATED
                                                                                                      SEE NOTE 12)
ASSETS
Investments
   Fixed income securities, at fair value (amortized cost $182,757 and $179,124)       $    199,406   $    186,709
   Short-term                                                                                 3,201          6,856
                                                                                       ------------   ------------
      Total investments                                                                     202,607        193,565

Cash                                                                                        130,249         43,796
Reinsurance recoverable from Allstate Life Insurance Company, net                        12,178,831      9,600,660
Reinsurance recoverable from non-affiliates, net                                            583,849        458,202
Current income taxes receivable                                                                 111              -
Other assets                                                                                 42,045         41,511
Separate Accounts                                                                         1,413,221      1,565,708
                                                                                       ------------   ------------
        TOTAL ASSETS                                                                   $ 14,550,913   $ 11,903,442
                                                                                       ============   ============

LIABILITIES
Contractholder funds                                                                   $ 11,658,966   $  9,287,599
Reserve for life-contingent contract benefits                                             1,096,970        760,264
Current income taxes payable                                                                      -          3,645
Deferred income taxes                                                                         4,587          2,990
Payable to affiliates, net                                                                  116,720         19,193
Other liabilities and accrued expenses                                                       57,849         72,243
Separate Accounts                                                                         1,413,221      1,565,708
                                                                                       ------------   ------------
        TOTAL LIABILITIES                                                                14,348,313     11,711,642
                                                                                       ------------   ------------
COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 8)

SHAREHOLDER'S EQUITY
Common stock, $100 par value, 30,000 shares authorized, 25,000 shares issued
      and outstanding                                                                         2,500          2,500
Additional capital paid-in                                                                  126,750        126,750
Retained income                                                                              62,528         57,620
Accumulated other comprehensive income:
   Unrealized net capital gains and losses                                                   10,822          4,930
                                                                                       ------------   ------------
        Total accumulated other comprehensive income                                         10,822          4,930
                                                                                       ------------   ------------
        TOTAL SHAREHOLDER'S EQUITY                                                          202,600        191,800
                                                                                       ------------   ------------
        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                                     $ 14,550,913   $ 11,903,442
                                                                                       ============   ============

                       See notes to financial statements.

                          LINCOLN BENEFIT LIFE COMPANY
                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                           YEAR ENDED DECEMBER 31,
                                                                  ----------------------------------------
(IN THOUSANDS)
                                                                     2002          2001           2000
                                                                  ----------   ------------   ------------
COMMON STOCK                                                      $    2,500   $      2,500   $      2,500
                                                                  ----------   ------------   ------------
ADDITIONAL CAPITAL PAID-IN
Balance, beginning of year                                           126,750        126,750        116,750
Capital contribution                                                       -              -         10,000
                                                                  ----------   ------------   ------------
Balance, end of year                                                 126,750        126,750        126,750
                                                                  ----------   ------------   ------------

RETAINED INCOME
Balance, beginning of year                                            57,620         50,596         39,521
Adjustment of prior year deferred tax liability (see Note 12)              -             -           3,197
                                                                  ----------   ------------   ------------
Balance, beginning of year, as restated (see Note 12)                 57,620         50,596         42,718
Net income                                                             4,908          7,024          7,878
                                                                  ----------   ------------   ------------
Balance, end of year, as restated (see Note 12)                       62,528         57,620         50,596
                                                                  ----------   ------------   ------------

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Balance, beginning of year                                             4,930          2,112           (994)
Change in unrealized net capital gains and losses                      5,892          2,818          3,106
                                                                  ----------   ------------   ------------
Balance, end of year                                                  10,822          4,930          2,112
                                                                  ----------   ------------   ------------

TOTAL SHAREHOLDER'S EQUITY, as restated (see Note 12)             $  202,600   $    191,800   $    181,958
                                                                  ==========   ============   ============

                       See notes to financial statements.

                          LINCOLN BENEFIT LIFE COMPANY
                            STATEMENTS OF CASH FLOWS

                                                                                     YEAR ENDED DECEMBER 31,
                                                                             --------------------------------------
(IN THOUSANDS)
                                                                                2002          2001          2000
                                                                             ----------    ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                   $    4,908    $    7,024    $    7,878
Adjustments to reconcile net income to net cash provided by operating activities:
         Amortization and other non-cash items                                     (204)         (531)         (868)
         Realized capital gains and losses                                        4,084         1,352            95
         Changes in:
            Life-contingent contract benefits and contractholder funds,
              net of reinsurance recoverables                                     4,255           511        (1,342)
            Income taxes                                                         (5,332)          922         1,570
            Payable to affiliates, net                                           97,527       (25,138)       (3,440)
            Other operating assets and liabilities                              (15,031)       68,347         1,897
                                                                             ----------    ----------    ----------
               Net cash provided by operating activities                         90,207        52,487         5,790
                                                                             ----------    ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Fixed income securities
         Proceeds from sales                                                     16,847        10,922        15,856
         Investment collections                                                  22,010        15,346         7,430
         Investments purchases                                                  (46,266)      (39,422)      (30,979)
Change in short-term investments, net                                             3,655         4,387        (9,003)
                                                                             ----------    ----------    ----------
               Net cash used in investing activities                             (3,754)       (8,767)      (16,696)
                                                                             ----------    ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution                                                                  -             -        10,000
                                                                             ----------    ----------    ----------
               Net cash provided by financing activities                              -             -        10,000
                                                                             ----------    ----------    ----------

NET INCREASE (DECREASE) IN CASH                                                  86,453        43,720          (906)
CASH AT BEGINNING OF YEAR                                                        43,796            76           982
                                                                             ----------    ----------    ----------
CASH AT END OF YEAR                                                          $  130,249    $   43,796    $       76
                                                                             ==========    ==========    ==========

                       See notes to financial statements.

                          LINCOLN BENEFIT LIFE COMPANY
                          NOTES TO FINANCIAL STATEMENTS

1.   GENERAL

BASIS OF PRESENTATION

     The accompanying financial statements include the accounts of Lincoln Benefit Life Company ("Lincoln Benefit" or the "Company"), a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), which is wholly owned by Allstate Insurance Company ("AIC"), a wholly owned subsidiary of The Allstate Corporation (the "Corporation"). These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

     To conform with the 2002 presentation, certain amounts in the prior years' financial statements and notes have been reclassified.

NATURE OF OPERATIONS

     Lincoln Benefit, a single segment entity, markets a diversified group of products to meet customers' lifetime needs in the areas of financial protection and retirement solutions through independent insurance agents, including master brokerage agencies; broker/dealers; and exclusive Allstate agencies. These products include term life insurance; universal life insurance; variable life insurance; single premium life insurance; fixed annuities, including market value adjusted annuities and equity-indexed annuities; immediate annuities; variable annuities and long-term care products. ALFS, Inc. ("ALFS") is the principal underwriter for certain Lincoln Benefit products, such as variable annuities, variable life insurance and market value adjusted annuities. ALFS is a wholly owned subsidiary of ALIC and a registered broker/dealer under the Securities and Exchange Act of 1934.

     The Company is authorized to sell life insurance and annuity products in all states except New York, as well as in the District of Columbia, Guam and the U.S. Virgin Islands. The top geographic locations for premiums and deposits for the Company were California, Illinois, Pennsylvania, Texas and Florida for the year ended December 31, 2002. No other jurisdiction accounted for more than 5% of premiums and deposits. All premiums and deposits are ceded under reinsurance agreements.

     The Company monitors economic and regulatory developments that have the potential to impact its business. Federal legislation has allowed banks and other financial organizations to have greater participation in the securities and insurance businesses. This legislation may present an increased level of competition for sales of the Company's products. Furthermore, state and federal laws and regulations affect the taxation of insurance companies and life insurance and annuity products. From time to time, Congress has considered proposals that, if enacted, could impose a greater tax burden on the Company or could have an adverse impact on the federal income tax treatment of some insurance products offered by the Company, including favorable policyholder tax treatment currently applicable to deferred and immediate annuities, and life insurance, including interest-sensitive life insurance. Recent proposals to eliminate the double taxation of dividends and to permit the establishment of tax-free lifetime savings and retirement savings accounts could substantially reduce the tax-advantaged nature of many insurance products. If such proposals were to be adopted, they could have a material adverse effect on the Company's financial position or ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, recent changes in the federal estate tax laws have negatively affected the demand for the types of life insurance used in estate planning.

     Although the Company currently benefits from agreements with financial services entities that market and distribute its products, change in control or other factors affecting these non-affiliated entities with which the Company has distribution agreements could negatively impact the Company's sales.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS

     Fixed income securities include bonds, asset-backed and mortgage-backed securities. All fixed income securities are carried at fair value and may be sold prior to their contractual maturity ("available for sale"). The fair value of publicly traded fixed income securities is based upon independent market quotations. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of Accumulated other comprehensive income. Short-term investments are carried at cost or amortized cost, which approximates fair value.

                          LINCOLN BENEFIT LIFE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

     Investment income consists primarily of interest. Interest is recognized on an accrual basis. Interest income on mortgage-backed and asset-backed securities is determined using the effective yield method, based on estimated principal repayments. Accrual of income is suspended for fixed income securities that are in default or when the receipt of interest payments is in doubt.

     Realized capital gains and losses are determined on a specific identification basis. They include gains and losses on security dispositions and write-downs in value due to other than temporary declines in fair value.

     The Company writes down to fair value any fixed income security that is classified as other than temporarily impaired in the period the security is deemed to be other than temporarily impaired. Inherent in the Company's evaluation of a particular security are assumptions and estimates about the operations of the issuer and its future earnings potential. Some of the factors considered in evaluating whether a decline in fair value is other than temporary are: 1) the Company's ability and intent to retain the investment for a period of time sufficient to allow for an anticipated recovery in value; 2) the recoverability of principal and interest; 3) the duration and extent to which the fair value has been less than amortized cost for fixed income securities; 4) the financial condition, near-term and long-term prospects of the issuer, including relevant industry conditions and trends, and implications of rating agency actions and offering prices; and 5) the specific reasons that a security is in a significant unrealized loss position, including market conditions which could affect access to liquidity.

RECOGNITION OF INSURANCE REVENUE AND RELATED BENEFITS AND INTEREST CREDITED

     Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due. Benefits are recognized in relation to such revenue so as to result in the recognition of profits over the life of the contract and are reflected in contract benefits.

     Immediate annuities with life contingencies, including certain structured settlement annuities, provide insurance protection over a period that extends beyond the period during which premiums are collected. Gross premiums in excess of the net premium on immediate annuities with life contingencies are deferred and recognized over the contract period. Contract benefits are recognized in relation to such revenue so as to result in the recognition of profits over the life of the contract.

     Interest-sensitive life insurance contracts are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the contractholder, interest credited to the contractholder account balance and any amounts assessed against the contractholder account balance. Premiums from these contracts are reported as deposits to Contractholder funds. Contract charges consist of fees assessed against the contractholder account balance for cost of insurance (mortality risk), contract administration and early surrender. These revenues are recognized when levied against the contractholder account balance. Contract benefits include life-contingent benefit payments in excess of the contractholder account balance.

     Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, market value adjusted annuities, equity-indexed annuities, and immediate annuities without life contingencies are considered investment contracts. Deposits received for such contracts are reported as additions to Contractholder funds. Contract charges for investment contracts consist of fees assessed against the contractholder account balance for contract administration and early surrender. These revenues are recognized when levied against the contractholder account balance.

     Interest credited to contractholder funds represents interest accrued or paid for interest-sensitive life insurance contracts and investment contracts. Crediting rates for fixed rate annuities and interest-sensitive life insurance contracts are adjusted periodically by the Company to reflect current market conditions subject to

                          LINCOLN BENEFIT LIFE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

contractually guaranteed rates. Crediting rates for indexed annuities and indexed life products are based on an interest rate index, such as LIBOR or an equity index, such as the S&P 500.

     Separate Accounts products include variable annuities and variable life insurance. The assets supporting these products are legally segregated and available only to settle Separate Accounts contract obligations. Deposits received are reported as Separate Accounts liabilities. Contract charges for these products consist of fees assessed against the Separate Accounts account values for contract maintenance, administration, mortality, expense and early surrender. Contract benefits incurred include guaranteed minimum death benefits paid on variable annuity contracts.

REINSURANCE RECOVERABLE

     The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and certain expenses are ceded to ALIC and non-affiliated reinsurers (see Notes 3 and 7). The Company also has reinsurance agreements whereby the Company cedes 90%, 80% or 60% of the mortality risk on certain life policies, depending upon the issue year and product, to a pool of eleven non-affiliated reinsurers. The remaining amounts are ceded to ALIC. Beginning in 1998, the Company cedes mortality risk on new business in excess of $2 million per life for individual coverage. For business sold prior to 1998, the Company ceded mortality risk in excess of $350 thousand per life for individual coverage.

     These amounts are reflected net of such reinsurance in the Statements of Operations and Comprehensive Income. Reinsurance recoverable and the related Reserve for life-contingent contract benefits and Contractholder funds are reported separately in the Statements of Financial Position. The Company continues to have primary liability as the direct insurer for the risks reinsured.

     Investment income earned on the assets which support Contractholder funds and the Reserve for life-contingent contract benefits is not included in the Company's financial statements as those assets are owned and managed by ALIC under terms of reinsurance agreements.

INCOME TAXES

     The income tax provision is calculated under the liability method and presented net of reinsurance. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains and losses on certain investments and differences in the tax bases of investments. A deferred tax asset valuation allowance is established when there is uncertainty that such assets would be realized.

SEPARATE ACCOUNTS

     The Company issues variable annuities and variable life insurance contracts, the assets and liabilities of which are legally segregated and recorded as assets and liabilities of the Separate Accounts. The assets of the Separate Accounts are carried at fair value. Separate Accounts liabilities represent the contractholders' claims to the related assets and are carried at the fair value of the assets. Investment income and realized capital gains and losses of the Separate Accounts accrue directly to the contractholders and therefore are not included in the Company's Statements of Operations and Comprehensive Income. Revenues to the Company from the Separate Accounts consist of contract charges for maintenance and administration services, mortality, early surrender and expenses, which are ceded to ALIC.

     Absent any contract provision wherein the Company guarantees either a minimum return or account value upon death or annuitization, variable annuity and variable life insurance contractholders bear the investment risk that the underlying mutual funds of the Separate Accounts may not meet their stated investment objectives. The risk and associated cost of these contract guarantees are ceded to ALIC in accordance with the reinsurance agreements.

                          LINCOLN BENEFIT LIFE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS

     The Reserve for life-contingent contract benefits, which relates to traditional life insurance and immediate annuities with life contingencies, is computed on the basis of long-term actuarial assumptions as to future investment yields, mortality, morbidity, terminations and expenses. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by such characteristics as type of coverage, year of issue and contract duration. Detailed reserve assumptions and reserve interest rates are outlined in Note 6.

CONTRACTHOLDER FUNDS

     Contractholder funds arise from the issuance of interest-sensitive life insurance policies and investment contracts. Deposits received are recorded as interest-bearing liabilities. Contractholder funds are equal to deposits received and interest credited to the benefit of the contractholder less surrenders and withdrawals, and contract charges for mortality and administrative expenses. Detailed information on crediting rates and surrender and withdrawal provisions on contractholder funds is outlined in
Note 6.

USE OF ESTIMATES

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PENDING ACCOUNTING STANDARDS

     On July 31, 2002, the American Institute of Certified Public Accountants issued an exposure draft Statement of Position ("SOP") entitled "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts". The accounting guidance contained in the proposed SOP applies to several of the Company's products and product features. The proposed effective date of the SOP is for fiscal years beginning after December 15, 2003, with earlier adoption encouraged. If adopted early, the provisions of the SOP must be applied as of the beginning of the fiscal year. Accordingly, if the SOP were adopted during an interim period of 2003, prior interim periods would be restated. A provision of the proposed SOP requires the establishment of a liability in addition to the account balance for contracts and contract features that provide guaranteed death or other insurance benefits. The finalized SOP may also require a liability for guaranteed income benefits. These liabilities are not currently recognized by the Company, and their establishment may have a material impact on the amounts ceded to and reinsurance recoverable from ALIC depending on the market conditions at the time of adoption, but are not expected to have a material impact on the Company's Statements of Financial Position.

     The Financial Accounting Standards Board ("FASB") has exposed guidance that addresses the accounting for certain modified coinsurance agreements. The guidance has been exposed as FASB Interpretation of Statement 133 Implementation Issue No. B36, "Embedded Derivatives: Bifurcation of a Debt Instrument That Incorporates Both Interest Rate Risk and Credit Risk Exposures That Are Unrelated or Only Partially Related to the Creditworthiness of the Issuer of That Instrument." The proposed guidance requires recognizing an embedded derivative in certain reinsurance agreements when certain conditions are met. The initial impact of adopting the proposed guidance would be recorded as a cumulative adjustment to Net income in the first fiscal quarter beginning after June 15, 2003. The provisions of the proposed guidance, as currently drafted and interpreted, would not have a material impact on the Company's reinsurance balances that would be subject to the proposed guidance. Accordingly, the potential impact of recognizing embedded derivatives pursuant to the requirements of that the proposed guidance is expected to be immaterial to both the Company's Statements of Financial Position and Statements of Operations and Comprehensive Income.

                          LINCOLN BENEFIT LIFE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

3.   RELATED PARTY TRANSACTIONS

REINSURANCE

     The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and certain expenses are ceded to ALIC and other non-affiliated reinsurers, and reflected net of such reinsurance in the Statements of Operations and Comprehensive Income. Reinsurance recoverables and the related Reserve for life-contingent contract benefits and Contractholder funds are reported separately in the Statements of Financial Position. The Company continues to have primary liability as the direct insurer for risks reinsured.

     Investment income earned on the assets which support Contractholder funds and the Reserve for life-contingent contract benefits is not included in the Company's financial statements as those assets are owned and managed under terms of the reinsurance agreements. See Note 7 for more information.

     The following table summarizes amounts that were ceded to ALIC under reinsurance agreements:

                                                                             YEAR ENDED DECEMBER 31,
                                                                     --------------------------------------
(IN THOUSANDS)                                                          2002           2001          2000
                                                                     -----------     ---------    ---------
Premiums and contract charges                                        $   484,684     $ 330,799    $ 241,361
Interest credited to contractholder funds, contract benefits and
    certain expenses                                                   1,012,038       728,750      630,015

STRUCTURED SETTLEMENT OBLIGATIONS

     The Company received premiums of $19.1 million and $1.5 million from AIC in 2002 and 2001, respectively, to assume certain structured settlement obligations at prices determined based upon interest rates in effect at the time of purchase. The Company subsequently ceded these premiums to ALIC under the terms of its reinsurance treaties. The Company did not receive such premiums from AIC in 2000.

BUSINESS OPERATIONS

     The Company utilizes services provided by its affiliates, AIC, ALIC and Allstate Investments LLC, and business facilities owned or leased, and operated by AIC in conducting its business activities. In addition, the Company shares the services of employees with AIC. The Company reimburses its affiliates for the operating expenses incurred on behalf of the Company. The Company is charged for the cost of these operating expenses based on the level of services provided. Operating expenses, including compensation and retirement and other benefit programs, allocated to the Company were $67.4 million, $70.0 million and $35.1 million in 2002, 2001 and 2000, respectively. Of these costs, the Company retains investment related expenses on the invested assets of the Company. All other costs are ceded to ALIC under reinsurance agreements.

INCOME TAXES

     The Company is a party to a federal income tax allocation agreement with the Corporation (Note 9).

DEBT

     The Company has entered into an intercompany loan agreement with the Corporation. The amount of funds available to the Company at a given point in time is dependent upon the debt position of the Corporation. There was no outstanding balance at December 31, 2002 or 2001.

                          LINCOLN BENEFIT LIFE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

4.   INVESTMENTS

FAIR VALUES

     The amortized cost, gross unrealized gains and losses, and fair value for fixed income securities are as follows:

                                                        GROSS UNREALIZED
(IN THOUSANDS)                          AMORTIZED    ----------------------       FAIR
                                          COST          GAINS       LOSSES        VALUE
                                       -----------   ----------   ---------    -----------
AT DECEMBER 31, 2002
U.S. government and agencies           $    57,672   $    6,730   $       -    $    64,402
Corporate                                   77,697        6,421         (38)        84,080
Municipal                                      504           63           -            567
Asset-backed securities                     14,246        1,350           -         15,596
Mortgage-backed securities                  31,637        2,104           -         33,741
Foreign government                           1,001           19           -          1,020
                                       -----------   ----------   ---------    -----------
   Total fixed income securities       $   182,757   $   16,687   $     (38)   $   199,406
                                       ===========   ==========   =========    ===========

AT DECEMBER 31, 2001
U.S. government and agencies           $    39,710   $    1,971   $     (15)   $    41,666
Corporate                                   97,517        4,263        (450)       101,330
Municipal                                    1,504           29          (3)         1,530
Mortgage-backed securities                  39,389        1,731          (4)        41,116
Foreign government                           1,004           63           -          1,067
                                       -----------   ----------   ---------    -----------
   Total fixed income securities       $   179,124   $    8,057   $    (472)   $   186,709
                                       ===========   ==========   =========    ===========

SCHEDULED MATURITIES

     The scheduled maturities for fixed income securities are as follows at December 31, 2002:

                                                                   AMORTIZED        FAIR
(IN THOUSANDS)                                                       COST          VALUE
                                                                  -----------   ----------
Due in one year or less                                           $    15,915   $   16,297
Due after one year through five years                                  55,727       60,616
Due after five years through ten years                                 52,262       56,960
Due after ten years                                                    12,970       16,196
                                                                  -----------   ----------
                                                                      136,874      150,069
Mortgage and asset-backed securities                                   45,883       49,337
                                                                  -----------   ----------
    Total                                                         $   182,757   $  199,406
                                                                  ===========   ==========

     Actual maturities may differ from those scheduled as a result of prepayments by the issuers. Because of the potential for prepayment, mortgage and asset-backed securities have not been reflected based on their contractual maturities.

NET INVESTMENT INCOME

(IN THOUSANDS)                                   YEAR ENDED DECEMBER 31,
                                         -------------------------------------
                                            2002          2001         2000
                                         ----------    ----------    ---------
Fixed income securities                  $   11,665    $   11,959    $  11,517
Short-term investments                          273           598          830
                                         ----------    ----------    ---------
   Investment income, before expense         11,938        12,557       12,347
   Investment expense                           317           413          133
                                         ----------    ----------    ---------
   Net investment income                 $   11,621    $   12,144    $  12,214
                                         ==========    ==========    =========

                          LINCOLN BENEFIT LIFE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

REALIZED CAPITAL GAINS AND LOSSES, AFTER TAX

     Realized capital gains and losses by security type, for the year ended December 31, are as follows:

(IN THOUSANDS)                                       2002          2001        2000
                                                  ----------    ----------   ----------
Fixed income securities                           $   (4,084)   $   (1,352)  $      (95)
Income taxes                                           1,429           473           33
                                                  ----------    ----------   ----------
Realized capital gains and losses, after tax      $   (2,655)   $     (879)  $      (62)
                                                  ==========    ==========   ==========

     Realized capital gains and losses by transaction type, for the year ended December 31, are as follows:

(IN THOUSANDS)                                       2002          2001         2000
                                                  ----------    ----------   ----------
Write-downs in value                              $   (4,323)   $        -   $        -
Sales - fixed income securities                          239        (1,352)         (95)
                                                  ----------    ----------   ----------
    Realized capital gains and losses                 (4,084)       (1,352)         (95)
    Income taxes                                       1,429           473           33
                                                  ----------    ----------   ----------
    Realized capital gains and losses, after-tax  $   (2,655)   $     (879)  $      (62)
                                                  ==========    ==========   ==========

     Excluding calls and prepayments, gross gains of $471 thousand and $123 thousand were realized during 2002 and 2001, respectively. There were no gross gains in 2000. Gross losses of $232 thousand, $1.5 million and $95 thousand were realized on sales of fixed income securities during 2002, 2001 and 2000, respectively.

UNREALIZED NET CAPITAL GAINS AND LOSSES

     Unrealized net capital gains and losses on fixed income securities included in Accumulated other comprehensive income at December 31, 2002 are as follows:

                                                            GROSS UNREALIZED
(IN THOUSANDS)                                FAIR       ----------------------     UNREALIZED
                                              VALUE        GAINS       LOSSES        NET GAINS
                                            ----------   ---------    ---------     -----------
Fixed income securities                     $  199,406   $  16,687    $     (38)    $    16,649
                                            ==========   =========    =========
Deferred income taxes                                                                    (5,827)
                                                                                    -----------
Unrealized net capital gains and losses                                             $    10,822
                                                                                    ===========

CHANGE IN UNREALIZED NET CAPITAL GAINS AND LOSSES

(IN THOUSANDS)                                                 YEAR ENDED DECEMBER 31,
                                                         ----------------------------------
                                                            2002         2001        2000
                                                         ----------   ----------   --------
Fixed income securities                                 $    9,064   $    4,336   $  4,778
Deferred income taxes                                       (3,172)      (1,518)    (1,672)
                                                        -----------  -----------  ---------
Increase in unrealized net capital gains and losses     $    5,892   $    2,818   $  3,106
                                                        ===========  ===========  =========

SECURITIES ON DEPOSIT

     At December 31, 2002, fixed income securities with a carrying value of $9.8 million were on deposit with regulatory authorities as required by law.

                          LINCOLN BENEFIT LIFE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

5.   FINANCIAL INSTRUMENTS

     In the normal course of business, the Company invests in various financial assets and incurs various financial liabilities. The fair value estimates of financial instruments presented below are not necessarily indicative of the amounts the Company might pay or receive in actual market transactions. Potential taxes and other transaction costs have not been considered in estimating fair value. The disclosures that follow do not reflect the fair value of the Company as a whole since a number of the Company's significant assets (including Reinsurance recoverables, net) and liabilities (including Reserve for life-contingent contract benefits and Deferred income taxes) are not considered financial instruments and are not carried at fair value. Other assets and liabilities considered financial instruments, such as Accrued investment income and Cash, are generally of a short-term nature. Their carrying values are deemed to approximate fair value.

FINANCIAL ASSETS

     The carrying value and fair value of financial assets at December 31, are as follows:

(IN THOUSANDS)                              2002                            2001
                                ----------------------------    -----------------------------
                                 CARRYING           FAIR          CARRYING           FAIR
                                   VALUE            VALUE          VALUE            VALUE
                                ------------    ------------    ------------     ------------
Fixed income securities         $    199,406    $    199,406    $   186,709      $    186,709
Short-term investments                 3,201           3,201          6,856             6,856
Separate Accounts                  1,413,221       1,413,221      1,565,708         1,565,708

     Fair values of publicly traded fixed income securities are based upon quoted market prices or dealer quotes. Short-term investments are highly liquid investments with maturities of less than one year whose carrying values are deemed to approximate fair value. Separate Accounts assets are carried in the Statements of Financial Position at fair value based on quoted market prices.

FINANCIAL LIABILITIES

     The carrying value and fair value of financial liabilities at December 31, are as follows:

(IN THOUSANDS)                                               2002                        2001
                                                  -------------------------   -------------------------
                                                   CARRYING        FAIR        CARRYING        FAIR
                                                     VALUE         VALUE         VALUE         VALUE
                                                  -----------   -----------   -----------   -----------
Contractholder funds on investment contracts      $ 9,702,733   $ 9,445,862   $ 7,407,377   $ 7,446,451
Separate Accounts                                   1,413,221     1,413,221     1,565,708     1,565,708

     Contractholder funds include interest-sensitive life insurance contracts and investment contracts. Interest-sensitive life insurance contracts and certain other contractholder liabilities are not considered financial instruments subject to fair value disclosure requirements. The fair value of investment contracts is based on the terms of the underlying contracts. Fixed annuities are valued at the account balance less surrender charges and immediate annuities without life contingencies are valued at the present value of future benefits at current interest rates. Market value adjusted annuities' fair value is estimated to be the market adjusted surrender value. Equity indexed annuity contracts' fair value approximates carrying value since the embedded equity options are carried at market value in the financial statements. Separate Accounts liabilities are carried at the fair value of the underlying assets.

                          LINCOLN BENEFIT LIFE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

     There were no off-balance-sheet financial instruments at December 31, 2002 or 2001.

6.   RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS AND CONTRACTHOLDER FUNDS

     At December 31, the Reserve for life-contingent contract benefits consists of the following:

(IN THOUSANDS)                                        2002           2001
                                                  ------------   -----------
Immediate annuities:
   Structured settlement annuities                $    384,419   $   162,412
   Other immediate annuities                            32,872        35,757
Traditional life                                       569,500       503,992
Other                                                  110,179        58,103
                                                  ------------   -----------
   Total Reserve for life-contingent contract
     benefits                                     $  1,096,970   $   760,264
                                                  ============   ===========

     The following table highlights the key assumptions generally utilized in calculating the Reserve for life-contingent contract benefits:

             PRODUCT                          MORTALITY                   INTEREST RATE               ESTIMATION METHOD
-----------------------------------   ---------------------------   --------------------------    --------------------------
Structured settlement annuities       U.S. population with          Interest rate                 Present value of
                                      projected calendar year       assumptions range from        contractually specified
                                      improvements; age setbacks    5.5% - 7.6%                   future benefits
                                      for impaired lives grading
                                      to standard

Other immediate annuities             1983 group annuity            Interest rate                 Present value of
                                      mortality table               assumptions range from        expected future benefits
                                                                    4.7% - 8.8%                   based on historical
                                                                                                  experience

Traditional life                      Actual company experience     Interest rate                 Net level premium
                                      plus loading                  assumptions range from        reserve method using the
                                                                    4.0% - 8.0%                   Company's withdrawal
                                                                                                  experience rates

     At December 31, Contractholder funds consists of the following:

(IN THOUSANDS)                                 2002            2001
                                           -------------   ------------
Interest-sensitive life                    $   2,014,313   $  1,876,260
Investment contracts:
     Immediate annuities                         286,722        245,468
     Fixed annuities                           9,357,931      7,165,871
                                           -------------   ------------
     Total Contractholder funds            $  11,658,966   $  9,287,599
                                           =============   ============

                          LINCOLN BENEFIT LIFE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

     The following table highlights the key contract provisions relating to Contractholder funds:

                  PRODUCT                             INTEREST RATE               WITHDRAWAL/SURRENDER CHARGES
--------------------------------------------   ----------------------------    -----------------------------------
Interest-sensitive life                        Interest rates credited         Either a percentage of account
                                               range from 2.0% - 6.4%          balance or dollar amount grading
                                                                               off generally over 20 years

Investment contracts                           Interest rates credited         Either a declining or a level
                                               range from 2.8% to 7.2%         percentage charge generally over
                                               for immediate annuities         nine years or less
                                               and 0.0% - 10.7% for fixed
                                               annuities including equity-
                                               indexed annuities

     Contractholder fund activity for the year ended December 31, was as follows:

(IN THOUSANDS)                                        2002                2001
                                                  -------------      -------------
Balance, beginning of year                        $   9,287,599      $   8,157,502
Deposits                                              2,868,550          1,748,413
Surrenders and withdrawals                             (659,293)          (715,195)
Death benefits                                         (169,876)          (184,724)
Interest credited to contractholder funds               524,477            417,992
Transfers (to) from Separate Accounts                   (61,537)           (55,271)
Contract charges                                       (114,906)          (101,133)
Other                                                   (16,048)            20,015
                                                  -------------      -------------
Balance, end of year                              $  11,658,966      $   9,287,599
                                                  =============      =============

7.   REINSURANCE

     The Company has entered into reinsurance agreements under which it reinsures all of its business to ALIC or other non-affiliated reinsurers. Under the agreements, premiums, contract charges, interest credited to contractholder funds, contract benefits and certain expenses are reinsured. The Company purchases reinsurance to limit aggregate and single losses on large risks. The Company continues to have primary liability as the direct insurer for risks reinsured. Estimating amounts of reinsurance recoverable is impacted by many of the uncertainties involved in the establishment of loss reserves. The Company cedes a portion of the mortality risk on certain life policies with a pool of reinsurers.

     Amounts recoverable from reinsurers are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contracts. Except for ALIC, no single reinsurer had a material obligation to the Company.

     The effects of reinsurance on premiums and contract charges for the years ended December 31, are as follows:

(IN THOUSANDS)                                            2002         2001          2000
                                                       ----------   ----------   -----------
PREMIUMS AND CONTRACT CHARGES
Direct                                                 $  689,970   $  572,949   $   470,337
Assumed                                                         2            4             2
Ceded:
   Affiliate                                             (484,684)    (330,799)     (241,361)
   Non-affiliate                                         (205,288)    (242,154)     (228,978)
                                                       ----------   ----------   -----------
Premiums and contract charges, net of reinsurance      $        -   $        -   $         -
                                                       ==========   ==========   ===========

                          LINCOLN BENEFIT LIFE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

     The effects of reinsurance on interest credited to contractholder funds, contract benefits and other expenses for the years ended December 31, are as follows:

(IN THOUSANDS)                                                   2002            2001         2000
                                                             -------------   -----------   ----------
INTEREST CREDITED TO CONTRACTHOLDER FUNDS, CONTRACT
BENEFITS AND OTHER EXPENSES
Direct                                                       $   1,343,929   $ 1,007,684   $  885,081
Ceded:
   Affiliate                                                   (1,012,038)      (728,750)    (630,015)
   Non-affiliate                                                 (331,891)      (278,934)    (255,046)
                                                             -------------   -----------   ----------
Interest credited to contractholder funds, contract
   benefits and other expenses, net of reinsurance           $           -   $         -   $       20
                                                             =============   ===========   ==========

8.   COMMITMENTS AND CONTINGENT LIABILITIES

GUARANTEES

     The Company has issued universal life insurance contracts to third parties who finance the premium payments on the universal life insurance contracts through a commercial paper program. The Company has issued a repayment guarantee on the outstanding commercial paper balance which is fully collateralized by the cash surrender value of the universal life insurance contracts. At December 31, 2002, the amount due under the commercial paper program is $300 million and the cash surrender value of the policies is $306 million. The repayment guarantee expires March 31, 2003 but may be extended at the Company's option. These contracts are ceded to AUC under the terms of the reinsurance agreements.

REGULATION AND LEGAL PROCEEDINGS

     The Company is subject to changing social, economic and regulatory conditions. State and federal regulatory initiatives and proceedings have varied and have included efforts to remove barriers preventing banks from engaging in the securities and insurance businesses, to change tax laws affecting the taxation of insurance companies and the tax treatment of insurance products which may impact the relative desirability of various personal investment products, and to expand overall regulation. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

         The Company sells its products through a variety of distribution channels including Allstate agencies. Consequently, the outcome of some legal proceedings that involve AIC regarding the Allstate agencies may have an impact on the Company.

         AIC is defending various lawsuits involving worker classification issues. Examples of these lawsuits include a number of putative class actions challenging the overtime exemption claimed by AIC under the Fair Labor Standards Act or state wage and hour laws. These class actions mirror similar lawsuits filed recently against other carriers in the industry and other employers. Another example involves the worker classification of staff working in agencies. In this putative class action, plaintiffs seek damages under the Employee Retirement Income Security Act ("ERISA") and the Racketeer Influenced and Corrupt Organizations Act alleging that agency secretaries were terminated as employees by AIC and rehired by agencies through outside staffing vendors for the purpose of avoiding the payment of employee benefits. A putative nationwide class action filed by former employee agents also includes a worker classification issue; these agents are challenging certain amendments to the Agents Pension Plan and are seeking to have exclusive agent independent contractors treated as employees for benefit purposes. AIC has been vigorously defending these and various other worker classification lawsuits. The outcome of these disputes is currently uncertain.

         In addition, on August 6, 2002, a petition was filed with the National Labor Relations Board ("NLRB") by the United Exclusive Allstate Agents, Office and Professional Employees International Union (the "OPEIU"), seeking certification as the collective bargaining representative of all Allstate agents in the United States. On December 2, 2002, the Chicago Regional Director of the NLRB dismissed the petition, agreeing with AIC's position that the agents are independent contractors, not employees, and that, consequently, the NLRB lacks jurisdiction over the issue. The OPEIU has requested that the NLRB in Washington, D.C. review the dismissal by the Chicago Regional Director. The request for appeal has not been accepted yet. If it is, AIC will vigorously oppose the appeal. The outcome is currently uncertain.

         AIC is also defending certain matters relating to its agency program reorganization announced in 1999. These matters include an investigation by the U.S. Department of Labor and a lawsuit filed in December 2001 by the U.S. Equal Employment Opportunity Commission ("EEOC") with respect to allegations of retaliation under the Age Discrimination in Employment Act, the Americans with Disabilities Act and Title VII of the Civil Rights Act of 1964. A putative nationwide class action has also been filed by former employee agents alleging various violations of ERISA, breach of contract and age discrimination. AIC has been vigorously defending these lawsuits and other matters related to its agency program reorganization. In addition, AIC is defending certain matters relating to its life agency program reorganization announced in 2000. These matters include an investigation by the EEOC with respect to allegations of age discrimination and retaliation. AIC is cooperating fully with the agency investigation and will continue to vigorously defend these and other claims related to the life agency program reorganization. The outcome of these disputes is currently uncertain.

     The Company is currently defending a nationwide class action, alleging among other things, breach of contract and breach of the implied covenant of good faith and fair dealing as a result of a change in the rate and cap on an annuity product. The court certified the class and entered summary judgment in favor of the Company and against the certified class. Plaintiff has filed notice of appeal. The Company has been vigorously defending the suit. The outcome of the appeal is currently uncertain.

     Various other legal and regulatory actions are currently pending that involve the Company and specific aspects of its conduct of business. Like other members of the insurance industry, the Company is the target of an increasing number of class action lawsuits and other types of litigation , some of which involve claims for substantial and/or indeterminate amounts (including punitive and treble damages) and the outcomes of which are unpredictable. This litigation is based on a variety of issues including insurance and claim settlement practices. However, at this time, based on their present status and the existence of the reinsurance agreement with ALIC, it is the opinion of management that the ultimate liability, if any, in one or more of these other actions in excess of amounts currently reserved is not expected to have a material effect on the results of operations, liquidity or financial position of the Company.

GUARANTY FUNDS

     Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, for certain obligations of insolvent insurance companies to contractholders and claimants. Amounts assessed to each company are typically related to its proportion of business written in a particular state. The Company's expenses related to these funds are immaterial and are ceded to ALIC under reinsurance agreements.

9.   INCOME TAXES

     The Company joins the Corporation and its other eligible domestic subsidiaries (the "Allstate Group") in the filing of a consolidated federal income tax return and is party to a federal income tax allocation agreement (the "Allstate Tax Sharing Agreement"). Under the Allstate Tax Sharing Agreement, the Company pays to or receives from the Corporation the amount, if any, by which the Allstate Group's federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal

                          LINCOLN BENEFIT LIFE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

income tax return. The Company has also entered into a supplemental tax sharing agreement with respect to reinsurance ceded to ALIC to allocate the tax benefits and detriments related to such reinsurance. Effectively, these agreements result in the Company's annual income tax provision being computed as if the Company filed a separate return, as adjusted for the reinsurance ceded to ALIC.

     Prior to July 1, 1995, the Corporation was a subsidiary of Sears Roebuck & Co. ("Sears") and, with its eligible domestic subsidiaries, was included in the Sears consolidated federal income tax return and federal income tax allocation agreement. On January 27, 1995, to reflect the separation of the Corporation from Sears, the Corporation and Sears entered into a new tax sharing agreement, which governs their respective rights and obligations with respect to federal income taxes for all periods during which the Corporation was a subsidiary of Sears, including the treatment of audits of tax returns for such periods.

     The Internal Revenue Service ("IRS") has completed its review of the Allstate Group's federal income tax returns through the 1996 tax year. Any adjustments that may result from IRS examinations of tax returns are not expected to have a material impact on the financial position, liquidity or result of operations of the Company.

     The components of the deferred income tax assets and liabilities at December 31, are as follows:

(IN THOUSANDS)                                  2002        2001
                                            ----------   ---------
DEFERRED ASSETS
Difference in tax bases of investments      $    1,195   $       -
Other assets                                        55          55
                                            ----------   ---------
     Total deferred assets                       1,250          55

DEFERRED LIABILITIES
Unrealized net capital gains                    (5,827)     (2,655)
Difference in tax bases of investments               -        (380)
Other liabilities                                  (10)        (10)
                                            ----------   ---------
     Total deferred liabilities                 (5,837)     (3,045)
                                            ----------   ---------
        Net deferred liabilities            $   (4,587)  $  (2,990)
                                            ==========   =========

     Although realization is not assured, management believes it is more likely than not that the deferred tax assets will be realized based on the assumption that certain levels of income will be achieved.

     The components of income tax expense for the year ended December 31, are as follows:

(IN THOUSANDS)                                 2002         2001       2000
                                            ----------   ---------   ---------
Current                                     $    4,204   $   3,706   $   2,032
Deferred                                        (1,575)         62       2,189
                                            ----------   ---------   ---------
     Total income tax expense               $    2,629   $   3,768   $   4,221
                                            ==========   =========   =========

     The Company paid income taxes of $8.0 million, $2.8 million and $2.7 million in 2002, 2001 and 2000, respectively.

     A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the year ended December 31, is as follows:

                                              2002          2001       2000
                                            ----------   ---------   ---------
Statutory federal income tax rate                 35.0 %      35.0 %      35.0 %
Tax exempt income                                 (0.1)       (0.1)       (0.1)
                                            ----------   ---------   ---------
Effective income tax rate                         34.9 %      34.9 %      34.9 %
                                            ==========   =========   =========

                          LINCOLN BENEFIT LIFE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

     Prior to January 1, 1984, the Company was entitled to exclude certain amounts from taxable income and accumulate such amounts in a "policyholder surplus" account. The balance in this account at December 31, 2002, approximately $340 thousand, will result in federal income taxes payable of $119 thousand if distributed by the Company. No provision for taxes has been made as the Company has no plan to distribute amounts from this account. No further additions to the account have been permitted since 1983.

10.  STATUTORY FINANCIAL INFORMATION

     The following table reconciles Net income for the year ended December 31, and Shareholder's equity at December 31, as reported herein in conformity with GAAP with total statutory net income and capital and surplus of the Company, determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities:

                                                           NET INCOME                 SHAREHOLDER'S EQUITY
                                               ----------------------------------    ----------------------
(IN THOUSANDS)                                    2002         2001        2000        2002         2001
                                               ---------    ---------   ---------    ---------    ---------
Balance per GAAP                               $   4,908    $   7,024   $   7,878    $ 202,600    $ 191,800
Unrealized gain on fixed income securities             -            -           -      (16,649)      (7,585)
Deferred income taxes                             (1,576)          18       1,370        6,695        5,209
Reserves and non-admitted assets                    (315)         245         446       (2,368)     (16,188)
Other                                                 10          156        (417)       4,600       13,101
                                               ---------    ---------   ---------    ---------    ---------
Balance per statutory accounting practices     $   3,027    $   7,443   $   9,277    $ 194,878    $ 186,337
                                               =========    =========   =========    =========    =========

     The Company prepares its statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the State of Nebraska. Effective January 1, 2001, the State of Nebraska required insurance companies domiciled in its state to prepare statutory-basis financial statements in accordance with the National Association of Insurance Commissioner ("NAIC") Accounting Practices and Procedures Manual ("Codification") subject to any deviations prescribed or permitted by the State of Nebraska insurance commissioner.

     Accounting changes adopted to conform to the provisions of Codification are reported as changes in accounting principles. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned funds (surplus) in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods. The Company reported an increase to surplus of $2.0 million effective January 1, 2001 as a result of recognizing a net deferred tax asset.

DIVIDENDS

     The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements of the Company and other relevant factors. The amount of dividends that can be paid to the shareholder, without approval by the state insurance regulator is limited by specific surplus and net income criteria as provided in the dividend restriction provision of the Nebraska Insurance Holding Company System laws. The maximum amount of dividends that the Company can distribute during 2003 without prior approval of the Nebraska Department of Insurance is $19.2 million.

RISK-BASED CAPITAL

     The NAIC has a standard for assessing the solvency of insurance companies, which is referred to as risk-based capital ("RBC"). The requirement consists of a formula for determining each insurer's RBC and a model law specifying regulatory actions if an insurer's RBC falls below specified levels. At December 31, 2002, RBC for the Company was significantly above levels that would require regulatory action.

                          LINCOLN BENEFIT LIFE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

11.  OTHER COMPREHENSIVE INCOME

     The components of Other comprehensive income on a pretax and after-tax basis for the year ended December 31, are as follows:

(IN THOUSANDS)

UNREALIZED CAPITAL GAINS AND LOSSES:

                                                                       2002
                                                         --------------------------------
                                                                                  After-
                                                          Pretax       Tax         tax
                                                         --------    --------    --------
Unrealized holding gains arising during the period       $  4,980    $ (1,743)   $  3,237
Less: reclassification adjustments                         (4,084)      1,429      (2,655)
                                                         --------    --------    --------
Unrealized net capital gains                                9,064      (3,172)      5,892
                                                         --------    --------    --------
Other comprehensive income                               $  9,064    $ (3,172)   $  5,892
                                                         ========    ========    ========

                                                                       2001
                                                         --------------------------------
                                                                                  After-
                                                          Pretax       Tax         tax
                                                         --------    --------    --------
Unrealized holding gains arising during the period       $  2,984    $ (1,045)   $  1,939
Less: reclassification adjustments                         (1,352)        473        (879)
                                                         --------    --------    --------
Unrealized net capital gains                                4,336      (1,518)      2,818
                                                         --------    --------    --------
Other comprehensive income                               $  4,336    $ (1,518)   $  2,818
                                                         ========    ========    ========

                                                                       2000
                                                         --------------------------------
                                                                                  After-
                                                          Pretax       Tax         tax
                                                         --------    --------    --------
Unrealized holding gains arising during the period       $  4,683    $ (1,639)   $  3,044
Less: reclassification adjustments                            (95)         33         (62)
                                                         --------    --------    --------
Unrealized net capital gains                                4,778      (1,672)      3,106
                                                         --------    --------    --------
Other comprehensive income                               $  4,778    $ (1,672)   $  3,106
                                                         ========    ========    ========

12.  RESTATEMENT OF FINANCIAL STATEMENTS

     Subsequent to the issuance of the Company's financial statements for the year ended December 31, 2001, management of the Company determined that its deferred tax liability was not appropriately recorded.

     The Company completed a validation of its deferred tax accounts in the fourth quarter of 2002 and identified an overstatement of its deferred tax liability of $3.2 million related to periods prior to 1999, primarily related to the difference in the tax bases of net assets previously transferred to ALIC.

     The effect of the restatement was to decrease Deferred income taxes and increase beginning Retained income as of January 1, 2000. Such restatement resulted in changes in Deferred income taxes and Retained income as of December 31, 2001 and 2000.

                          LINCOLN BENEFIT LIFE COMPANY
                            SCHEDULE IV--REINSURANCE

(IN THOUSANDS)

                                                   GROSS                               NET
YEAR ENDED DECEMBER 31, 2002                      AMOUNT            CEDED            AMOUNT
------------------------------------------    --------------    --------------    -------------
Life insurance in force                       $  160,133,109    $  160,133,109    $           -
                                              ==============    ==============    =============

Premiums and contract charges:
    Life and annuities                        $      629,423    $      629,423    $           -
    Accident and health                               60,549            60,549                -
                                              --------------    --------------    -------------
                                              $      689,972    $      689,972    $           -
                                              ==============    ==============    =============

                                                   GROSS                               NET
YEAR ENDED DECEMBER 31, 2001                      AMOUNT            CEDED            AMOUNT
------------------------------------------    --------------    --------------    -------------
Life insurance in force                       $  138,566,651    $  138,566,651    $           -
                                              ==============    ==============    =============

Premiums and contract charges:
    Life and annuities                        $      532,235    $      532,235    $           -
    Accident and health                               40,718            40,718                -
                                              --------------    --------------    -------------
                                              $      572,953    $      572,953    $           -
                                              ==============    ==============    =============

                                                   GROSS                               NET
YEAR ENDED DECEMBER 31, 2000                      AMOUNT            CEDED            AMOUNT
------------------------------------------    --------------    --------------    -------------
Life insurance in force                       $  120,555,954    $  120,555,954    $           -
                                              ==============    ==============    =============

Premiums and contract charges:
    Life and annuities                        $      447,683    $      447,683    $           -
    Accident and health                               22,656            22,656                -
                                              --------------    --------------    -------------
                                              $      470,339    $      470,339    $           -
                                              ==============    ==============    =============


                      LINCOLN BENEFIT LIFE
                      VARIABLE LIFE ACCOUNT


                      FINANCIAL STATEMENTS AS OF DECEMBER 31, 2002
                      AND FOR THE PERIODS ENDED DECEMBER 31, 2002,
                      DECEMBER 31, 2001, AND INDEPENDENT AUDITORS'
                      REPORT

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of Lincoln Benefit Life Company:

We have audited the accompanying statements of net assets of each of the individual sub-accounts disclosed in Note 1 which comprise the Lincoln Benefit Life Variable Life Account (the "Account") as of December 31, 2002, the related statements of operations for the period then ended and the statements of changes in net assets for each of the periods in the two year period then ended for each of the individual sub-accounts which comprise the Account. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2002 by correspondence with the Account's custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of each of the individual sub-accounts which comprise the Lincoln Benefit Life Variable Life Account as of December 31, 2002, the results of operations for the period then ended for each of the individual sub-accounts and the changes in their net assets for each of the periods in the two year period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 7, 2003

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF NET ASSETS

DECEMBER 31, 2002


---------------------------------------------------------------------------------------------------------


                                              The Alger American Fund Sub-Accounts
                                -------------------------------------------------------------------------

                                                   Income       Leveraged       MidCap         Small
                                   Growth       and Growth        AllCap        Growth     Capitalization
                                -------------  -------------  -------------  ------------- --------------
ASSETS
Investments at fair value       $   3,365,501  $   3,289,791  $   3,647,487  $   5,703,898  $   1,872,121
                                -------------  -------------  -------------  -------------  -------------
   Total assets                 $   3,365,501  $   3,289,791  $   3,647,487  $   5,703,898  $   1,872,121
                                =============  =============  =============  =============  =============
NET ASSETS
Accumulation units              $   3,365,501  $   3,289,791  $   3,647,487  $   5,703,898  $   1,872,121
                                -------------  -------------  -------------  -------------  -------------
   Total net assets             $   3,365,501  $   3,289,791  $   3,647,487  $   5,703,898  $   1,872,121
                                =============  =============  =============  =============  =============
FUND SHARE INFORMATION
   Number of shares                   136,642        454,391        174,939        458,144        153,327
                                =============  =============  =============  =============  =============
   Cost                         $   6,191,265  $   5,211,865  $   6,492,002  $   8,439,020  $   3,207,597
                                =============  =============  =============  =============  =============


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF NET ASSETS

DECEMBER 31, 2002


--------------------------------------------------------------------------------------------------------------

                                                                                 Fidelity Variable Insurance
                                     Federated Insurance Series Sub-Accounts      Products Fund Sub-Accounts
                                 ----------------------------------------------  -----------------------------
                                  Federated
                                 Fund for U.S.   Federated
                                   Government    High Income      Federated         VIP Asset          VIP
                                 Securities II   Bond Fund II   Utility Fund II      Manager        Contrafund
                                 -------------   -------------  ---------------  -------------   -------------
ASSETS
Investments at fair value        $  10,606,841   $   5,003,104   $   2,539,119   $   6,202,640   $  23,819,029
                                 -------------   -------------   -------------   -------------   -------------
   Total assets                  $  10,606,841   $   5,003,104   $   2,539,119   $   6,202,640   $  23,819,029
                                 =============   =============   =============   =============   =============
NET ASSETS
Accumulation units               $  10,606,841   $   5,003,104   $   2,539,119   $   6,202,640   $  23,819,029
                                 -------------   -------------   -------------   -------------   -------------
   Total net assets              $  10,606,841   $   5,003,104   $   2,539,119   $   6,202,640   $  23,819,029
                                 =============   =============   =============   =============   =============
FUND SHARE INFORMATION
   Number of shares                    885,379         706,653         337,649         486,482       1,315,968
                                 =============   =============   =============   =============   =============
   Cost                          $  10,057,687   $   5,525,150   $   3,820,589   $   7,426,118   $  27,952,550
                                 =============   =============   =============   =============   =============


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF NET ASSETS

DECEMBER 31, 2002


---------------------------------------------------------------------------------------------------------

                                        Fidelity Variable Insurance Products Fund Sub-Accounts
                                -------------------------------------------------------------------------

                                  VIP Equity-                                  VIP Money
                                    Income       VIP Growth   VIP Index 500      Market     VIP Overseas
                                -------------  -------------  -------------  -------------  -------------
ASSETS
Investments at fair value       $  25,445,194  $  25,668,415  $  14,933,415  $  38,162,269  $   5,087,326
                                -------------  -------------  -------------  -------------  -------------
   Total assets                 $  25,445,194  $  25,668,415  $  14,933,415  $  38,162,269  $   5,087,326
                                =============  =============  =============  =============  =============
NET ASSETS
Accumulation units              $  25,445,194  $  25,668,415  $  14,933,415  $  38,162,269  $   5,087,326
                                -------------  -------------  -------------  -------------  -------------
   Total net assets             $  25,445,194  $  25,668,415  $  14,933,415  $  38,162,269  $   5,087,326
                                =============  =============  =============  =============  =============
FUND SHARE INFORMATION
   Number of shares                 1,401,167      1,095,069        149,454     38,162,269        463,327
                                =============  =============  =============  =============  =============
   Cost                         $  31,772,298  $  40,276,962  $  19,735,293  $  38,162,269  $   6,217,059
                                =============  =============  =============  =============  =============


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF NET ASSETS

DECEMBER 31, 2002

---------------------------------------------------------------------------------------------------------

                                                      Janus Aspen Series Sub-Accounts
                                -------------------------------------------------------------------------

                                  Aggressive                     Flexible                    Worldwide
                                   Growth         Balanced        Income        Growth        Growth
                                -------------  -------------  -------------  -------------  -------------
ASSETS
Investments at fair value       $  20,660,500  $  22,849,033  $   5,546,856  $  25,921,509  $  31,177,134
                                -------------  -------------  -------------  -------------  -------------
   Total assets                 $  20,660,500  $  22,849,033  $   5,546,856  $  25,921,509  $  31,177,134
                                =============  =============  =============  =============  =============
NET ASSETS
Accumulation units              $  20,660,500  $  22,849,033  $   5,546,856  $  25,921,509  $  31,177,134
                                -------------  -------------  -------------  -------------  -------------
   Total net assets             $  20,660,500  $  22,849,033  $   5,546,856  $  25,921,509  $  31,177,134
                                =============  =============  =============  =============  =============
FUND SHARE INFORMATION
   Number of shares                 1,304,324      1,109,715        450,964      1,774,231      1,481,099
                                =============  =============  =============  =============  =============
   Cost                         $  48,881,700  $  25,743,836  $   5,393,717  $  42,517,366  $  41,469,331
                                =============  =============  =============  =============  =============

See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF NET ASSETS

DECEMBER 31, 2002


---------------------------------------------------------------------------------------------------------

                                    Janus
                                Aspen Series
                               (Service Shares)
                                 Sub-Account            LSA Variable Series Trust Sub-Accounts
                                -------------  ----------------------------------------------------------
                                    Global          LSA
                                Value (Service   Aggressive       LSA          LSA Basic      LSA Blue
                                   Shares)         Growth       Balanced         Value          Chip
                                -------------  -------------  -------------  -------------  -------------
ASSETS
Investments at fair value       $   1,705,516  $       9,571  $     216,958  $     644,835  $      58,779
                                -------------  -------------  -------------  -------------  -------------
   Total assets                 $   1,705,516  $       9,571  $     216,958  $     644,835  $      58,779
                                =============  =============  =============  =============  =============
NET ASSETS
Accumulation units              $   1,705,516  $       9,571  $     216,958  $     644,835  $      58,779
                                -------------  -------------  -------------  -------------  -------------
   Total net assets             $   1,705,516  $       9,571  $     216,958  $     644,835  $      58,779
                                =============  =============  =============  =============  =============

FUND SHARE INFORMATION
   Number of shares                   189,082          1,493         27,052         85,522          8,279
                                =============  =============  =============  =============  =============
   Cost                         $   1,777,395  $      10,452  $     223,456  $     734,417  $      60,269
                                =============  =============  =============  =============  =============



See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF NET ASSETS

DECEMBER 31, 2002


-------------------------------------------------------------------------------------------------------------------

                                             LSA Variable Series Trust Sub-Accounts
                                -----------------------------------------------------------------------------------

                                                       LSA              LSA             LSA
                                   LSA Capital     Disciplined      Diversified    Emerging Growth   LSA Focused
                                  Appreciation       Equity          Mid-Cap           Equity           Equity
                                ---------------  ---------------  ---------------  ---------------  ---------------
ASSETS
Investments at fair value       $         8,469  $         1,922  $       287,048  $        14,078  $         8,643
                                ---------------  ---------------  ---------------  ---------------  ---------------
   Total assets                 $         8,469  $         1,922  $       287,048  $        14,078  $         8,643
                                ===============  ===============  ===============  ===============  ===============
NET ASSETS
Accumulation units              $         8,469  $         1,922  $       287,048  $        14,078  $         8,643
                                ---------------  ---------------  ---------------  ---------------  ---------------
   Total net assets             $         8,469  $         1,922  $       287,048  $        14,078  $         8,643
                                ===============  ===============  ===============  ===============  ===============
FUND SHARE INFORMATION
   Number of shares                       1,206              301           35,438            2,976            1,429
                                ===============  ===============  ===============  ===============  ===============
   Cost                         $         8,940  $         1,820  $       315,036  $        14,774  $         9,085
                                ===============  ===============  ===============  ===============  ===============



See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF NET ASSETS

DECEMBER 31, 2002


---------------------------------------------------------------------------------------------------------

                                                                                MFS Variable Insurance
                                   LSA Variable Series Trust Sub-Accounts         Trust Sub-Accounts
                                -------------------------------------------  ----------------------------

                                  LSA Growth    LSA Mid Cap     LSA Value    MFS Emerging   MFS Investors
                                   Equity          Value         Equity      Growth Series   Trust Series
                                -------------  -------------  -------------  -------------  -------------
ASSETS
Investments at fair value       $      35,304  $   2,554,095  $     202,687  $   2,980,544  $   2,603,945
                                -------------  -------------  -------------  -------------  -------------
   Total assets                 $      35,304  $   2,554,095  $     202,687  $   2,980,544  $   2,603,945
                                =============  =============  =============  =============  =============
NET ASSETS
Accumulation units              $      35,304  $   2,554,095  $     202,687  $   2,980,544  $   2,603,945
                                -------------  -------------  -------------  -------------  -------------
   Total net assets             $      35,304  $   2,554,095  $     202,687  $   2,980,544  $   2,603,945
                                =============  =============  =============  =============  =============
FUND SHARE INFORMATION
   Number of shares                     5,109        259,299         24,568        250,256        193,314
                                =============  =============  =============  =============  =============
   Cost                         $      36,530  $   2,526,665  $     215,841  $   5,635,756  $   3,475,793
                                =============  =============  =============  =============  =============


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF NET ASSETS

DECEMBER 31, 2002


-------------------------------------------------------------------------------------------------------------------

                                                                                      MFS Variable       OCC
                                                                                    Insurance Trust   Accumulation
                                               MFS Variable Insurance               (Service Class)     Trust
                                                 Trust Sub-Accounts                   Sub-Account     Sub-Accounts
                                 ------------------------------------------------   ---------------  --------------
                                                                                       MFS New
                                     MFS New                                          Discovery           OCC
                                    Discovery      MFS Research      MFS Total      Series (Service   Science and
                                     Series          Series        Return Series        Class)         Technology
                                 --------------   --------------   --------------   --------------   --------------
ASSETS
Investments at fair value        $    2,544,584   $    1,400,087   $    7,105,489   $       95,586   $      293,249
                                 --------------   --------------   --------------   --------------   --------------
   Total assets                  $    2,544,584   $    1,400,087   $    7,105,489   $       95,586   $      293,249
                                 ==============   ==============   ==============   ==============   ==============
NET ASSETS
Accumulation units               $    2,544,584   $    1,400,087   $    7,105,489   $       95,586   $      293,249
                                 --------------   --------------   --------------   --------------   --------------
   Total net assets              $    2,544,584   $    1,400,087   $    7,105,489   $       95,586   $      293,249
                                 ==============   ==============   ==============   ==============   ==============
FUND SHARE INFORMATION
   Number of shares                     243,734          129,878          414,556            9,209          244,374
                                 ==============   ==============   ==============   ==============   ==============
   Cost                          $    3,412,277   $    2,258,581   $    7,594,664   $      103,506   $      354,342
                                 ==============   ==============   ==============   ==============   ==============


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF NET ASSETS

DECEMBER 31, 2002


-------------------------------------------------------------------------------------------------------------------
                                                   Oppenheimer       Panorama
                                      OCC        Variable Account  Series Fund,
                                   Accumulation   Funds (Service   Inc. (Service
                                      Trust        Class ("SC"))    Class ("SC"))     PIMCO Variable Insurance
                                  Sub-Accounts      Sub-Account      Sub-Account         Trust Sub-Accounts
                                 --------------   --------------   --------------   -------------------------------
                                                   Oppenheimer      Oppenheimer
                                                    Main Street    International
                                      OCC            Small Cap       Growth and        Foreign           Total
                                   Small Cap        Growth (SC)     Income (SC)          Bond            Return
                                 --------------   --------------   --------------   --------------   --------------
ASSETS
Investments at fair value        $    1,705,253   $      690,514   $       70,706   $    1,323,808   $    2,637,741
                                 --------------   --------------   --------------   --------------   --------------
   Total assets                  $    1,705,253   $      690,514   $       70,706   $    1,323,808   $    2,637,741
                                 ==============   ==============   ==============   ==============   ==============
NET ASSETS
Accumulation units               $    1,705,253   $      690,514   $       70,706   $    1,323,808   $    2,637,741
                                 --------------   --------------   --------------   --------------   --------------
   Total net assets              $    1,705,253   $      690,514   $       70,706   $    1,323,808   $    2,637,741
                                 ==============   ==============   ==============   ==============   ==============
FUND SHARE INFORMATION
   Number of shares                      79,240           74,329           87,291          131,461          257,844
                                 ==============   ==============   ==============   ==============   ==============
   Cost                          $    1,748,001   $      711,046   $       78,562   $    1,297,736   $    2,593,020
                                 ==============   ==============   ==============   ==============   ==============



See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF NET ASSETS

DECEMBER 31, 2002


-------------------------------------------------------------------------------------------------------------------

                                     Putnam
                                  Variable Trust
                                    Sub-Account              Scudder Variable Series I Sub-Accounts
                                 ---------------- -----------------------------------------------------------------
                                 VT International
                                   Growth and                                          Global         Growth and
                                     Income          Balanced          Bond           Discovery          Income
                                 --------------   --------------   --------------   --------------   --------------
ASSETS
Investments at fair value        $      304,382   $    1,898,405   $    5,515,550   $    1,244,906   $      855,329
                                 --------------   --------------   --------------   --------------   --------------
   Total assets                  $      304,382   $    1,898,405   $    5,515,550   $    1,244,906   $      855,329
                                 ==============   ==============   ==============   ==============   ==============
NET ASSETS
Accumulation units               $      304,382   $    1,898,405   $    5,515,550   $    1,244,906   $      855,329
                                 --------------   --------------   --------------   --------------   --------------
   Total net assets              $      304,382   $    1,898,405   $    5,515,550   $    1,244,906   $      855,329
                                 ==============   ==============   ==============   ==============   ==============
FUND SHARE INFORMATION
   Number of shares                      36,453          195,309          790,193          178,609          126,155
                                 ==============   ==============   ==============   ==============   ==============
   Cost                          $      315,687   $    2,198,080   $    5,220,055   $    1,707,504   $    1,126,562
                                 ==============   ==============   ==============   ==============   ==============


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF NET ASSETS

DECEMBER 31, 2002


-------------------------------------------------------------------------------------------------------------------
                                                                      Strong
                                                      Strong         Variable
                                     Scudder        Opportunity     Insurance
                                Variable Series I  Fund II, Inc.    Funds, Inc.       T Rowe Price Equity Series,
                                  Sub-Accounts      Sub-Account     Sub-Account           Inc. Sub-Accounts
                                 --------------   --------------   --------------   -------------------------------
                                                                                                     T. Rowe Price
                                                    Opportunity        MidCap       T. Rowe Price      Mid-Cap
                                 International       Fund II       Growth Fund II   Equity Income       Growth
                                 --------------   --------------   --------------   --------------   --------------
ASSETS
Investments at fair value        $      806,113   $    4,016,461   $    1,896,281   $    4,562,881   $    4,161,199
                                 --------------   --------------   --------------   --------------   --------------
   Total assets                  $      806,113   $    4,016,461   $    1,896,281   $    4,562,881   $    4,161,199
                                 ==============   ==============   ==============   ==============   ==============
NET ASSETS
Accumulation units               $      806,113   $    4,016,461   $    1,896,281   $    4,562,881   $    4,161,199
                                 --------------   --------------   --------------   --------------   --------------
   Total net assets              $      806,113   $    4,016,461   $    1,896,281   $    4,562,881   $    4,161,199
                                 ==============   ==============   ==============   ==============   ==============
FUND SHARE INFORMATION
   Number of shares                     123,637          289,579          185,365          278,905          289,374
                                 ==============   ==============   ==============   ==============   ==============
   Cost                          $    1,321,679   $    5,632,313   $    3,877,831   $    5,168,104   $    4,907,784
                                 ==============   ==============   ==============   ==============   ==============


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF NET ASSETS

DECEMBER 31, 2002


--------------------------------------------------------------------------------

                                  T. Rowe Price  T. Rowe Price    Van Kampen
                                     Equity      International  Life Investment
                                  Series, Inc.    Series, Inc.   Trust (Class II)
                                  Sub-Accounts    Sub-Account     Sub-Account
                                 -------------   -------------   -------------

                                 T. Rowe Price   T. Rowe Price     LIT Growth
                                  New America    International    and Income,
                                    Growth           Stock        (Class II)
                                 -------------   -------------   -------------
ASSETS
Investments at fair value        $     645,979   $   1,122,189   $     446,734
                                 -------------   -------------   -------------
   Total assets                  $     645,979   $   1,122,189   $     446,734
                                 =============   =============   =============
NET ASSETS
Accumulation units               $     645,979   $   1,122,189   $     446,734
                                 -------------   -------------   -------------
   Total net assets              $     645,979   $   1,122,189   $     446,734
                                 =============   =============   =============
FUND SHARE INFORMATION
   Number of shares                     49,729         121,187          33,214
                                 =============   =============   =============
   Cost                          $     851,857   $   1,557,249   $     452,509
                                 =============   =============   =============



See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

------------------------------------------------------------------------------------------------------------------------------

                                                                     The Alger American Fund Sub-Accounts
                                                ------------------------------------------------------------------------------

                                                                   Income        Leveraged         MidCap           Small
                                                    Growth       and Growth        AllCap          Growth       Capitalization
                                                -------------   -------------   -------------   -------------   --------------
NET INVESTMENT INCOME (LOSS)
Dividends                                       $       1,504   $      20,914   $         321   $           -   $           -
Risk charges from Lincoln Benefit Life Company              -               -               -               -               -
                                                -------------   -------------   -------------   -------------   -------------
      Net investment income (loss)                      1,504          20,914             321               -               -
                                                -------------   -------------   -------------   -------------   -------------
NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                380,987         239,479         577,649       2,244,154         431,051
   Cost of investments sold                           641,396         270,269         915,629       3,069,374         689,427
                                                -------------   -------------   -------------   -------------   -------------
      Realized gains (losses) on fund shares         (260,409)        (30,790)       (337,980)       (825,220)       (258,376)

Realized gain distributions                                 -               -               -               -               -
                                                -------------   -------------   -------------   -------------   -------------
      Net realized gains (losses)                    (260,409)        (30,790)       (337,980)       (825,220)       (258,376)

Change in unrealized gains (losses)                (1,251,892)     (1,235,320)     (1,342,375)     (1,173,897)       (265,429)
                                                -------------   -------------   -------------   -------------   -------------
      Net realized and unrealized gains
           (losses) on investments                 (1,512,301)     (1,266,110)     (1,680,355)     (1,999,117)       (523,805)
                                                -------------   -------------   -------------   -------------   -------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS                              $  (1,510,797)  $  (1,245,196)  $  (1,680,034)  $  (1,999,117)  $    (523,805)
                                                =============   =============   =============   =============   =============



See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

-----------------------------------------------------------------------------------------------------------------------------

                                                                                                Fidelity Variable Insurance
                                                 Federated Insurance Series Sub-Accounts         Products Fund Sub-Accounts
                                                ----------------------------------------------- -----------------------------
                                                 Federated
                                                Fund for U.S.     Federated
                                                 Government      High Income      Federated       VIP Asset        VIP
                                                Securities II    Bond Fund II   Utility Fund II    Manager       Contrafund
                                                -------------   -------------   --------------- -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                       $     218,343   $     520,470   $     133,302   $     250,157   $     203,941
Risk charges from Lincoln Benefit Life Company        (29,817)        (24,925)        (12,306)        (38,630)       (121,039)
                                                -------------   -------------   -------------   -------------   -------------
      Net investment income (loss)                    188,526         495,545         120,996         211,527          82,902
                                                -------------   -------------   -------------   -------------   -------------
NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                              3,920,233       4,865,338         745,789       3,783,803       8,488,759
   Cost of investments sold                         3,883,516       5,538,338       1,023,378       4,445,166       9,439,597
                                                -------------   -------------   -------------   -------------   -------------

      Realized gains (losses) on fund shares           36,717        (673,000)       (277,589)       (661,363)       (950,838)

Realized gain distributions                                 -               -               -               -               -
                                                -------------   -------------   -------------   -------------   -------------

      Net realized gains (losses)                      36,717        (673,000)       (277,589)       (661,363)       (950,838)

Change in unrealized gains (losses)                   397,112         248,581        (523,365)       (225,313)     (1,890,291)
                                                -------------   -------------   -------------   -------------   -------------
      Net realized and unrealized gains
           (losses) on investments                    433,829        (424,419)       (800,954)       (886,676)     (2,841,129)
                                                -------------   -------------   -------------   -------------   -------------

INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS                              $     622,355   $      71,126   $    (679,958)  $    (675,149)  $  (2,758,227)
                                                =============   =============   =============   =============   =============


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002


-----------------------------------------------------------------------------------------------------------------------------

                                                              Fidelity Variable Insurance Products Fund Sub-Accounts
                                                -----------------------------------------------------------------------------

                                                  VIP Equity-                                     VIP Money
                                                    Income       VIP Growth      VIP Index 500      Market      VIP Overseas
                                                -------------   -------------   -------------   -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                       $     510,959   $      73,594   $     167,534   $     555,059   $      41,247
Risk charges from Lincoln Benefit Life Company       (177,588)       (155,259)         (1,259)       (143,347)        (34,151)
                                                -------------   -------------   -------------   -------------   -------------
      Net investment income (loss)                    333,371         (81,665)        166,275         411,712           7,096
                                                -------------   -------------   -------------   -------------   -------------
NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                             11,710,051       8,276,618       3,905,637     178,264,944      62,451,639
   Cost of investments sold                        13,227,235      11,317,323       4,861,128     178,264,944      63,408,136
                                                -------------   -------------   -------------   -------------   -------------
      Realized gains (losses) on fund shares       (1,517,184)     (3,040,705)       (955,491)              -        (956,497)

Realized gain distributions                           695,471               -               -               -               -
                                                -------------   -------------   -------------   -------------   -------------

      Net realized gains (losses)                    (821,713)     (3,040,705)       (955,491)              -        (956,497)

Change in unrealized gains (losses)                (5,446,627)     (7,998,273)     (2,794,518)              -         (36,873)
                                                -------------   -------------   -------------   -------------   -------------
      Net realized and unrealized gains
           (losses) on investments                 (6,268,340)    (11,038,978)     (3,750,009)              -        (993,370)
                                                -------------   -------------   -------------   -------------   -------------

INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS                              $  (5,934,969)  $ (11,120,643)  $  (3,583,734)  $     411,712   $    (986,274)
                                                =============   =============   =============   =============   =============


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

-----------------------------------------------------------------------------------------------------------------------------

                                                                       Janus Aspen Series Sub-Accounts
                                                -----------------------------------------------------------------------------

                                                 Aggressive                        Flexible                       Worldwide
                                                   Growth          Balanced         Income         Growth           Growth
                                                -------------   -------------   -------------   -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                       $           -   $     578,275   $     215,580   $           -   $     340,787
Risk charges from Lincoln Benefit Life Company       (107,179)        (97,051)        (18,166)       (146,649)       (199,543)
                                                -------------   -------------   -------------   -------------   -------------
      Net investment income (loss)                   (107,179)        481,224         197,414        (146,649)        141,244
                                                -------------   -------------   -------------   -------------   -------------
NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                              4,177,407       8,008,176       6,626,356       8,359,215      76,763,154
   Cost of investments sold                        10,359,429       8,328,760       6,578,969      12,370,941      88,529,289
                                                -------------   -------------   -------------   -------------   -------------
      Realized gains (losses) on fund shares       (6,182,022)       (320,584)         47,387      (4,011,726)    (11,766,135)

Realized gain distributions                                 -               -               -               -               -
                                                -------------   -------------   -------------   -------------   -------------

      Net realized gains (losses)                  (6,182,022)       (320,584)         47,387      (4,011,726)    (11,766,135)

Change in unrealized gains (losses)                (2,080,322)     (1,864,790)        176,968      (5,610,625)        (71,424)
                                                -------------   -------------   -------------   -------------   -------------

      Net realized and unrealized gains
           (losses) on investments                 (8,262,344)     (2,185,374)        224,355      (9,622,351)    (11,837,559)
                                                -------------   -------------   -------------   -------------   -------------

INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS                              $  (8,369,523)  $  (1,704,150)  $     421,769   $  (9,769,000)  $ (11,696,315)
                                                =============   =============   =============   =============   =============



See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002


-----------------------------------------------------------------------------------------------------------------------------

                                                   Janus
                                               Aspen Series
                                             (Service Shares)
                                                Sub-Account                 LSA Variable Series Trust Sub-Accounts
                                             ---------------    -------------------------------------------------------------

                                                   Global            LSA
                                                Value (Service    Aggressive         LSA         LSA Basic        LSA Blue
                                                 Shares) (a)      Growth (a)       Balanced        Value          Chip (a)
                                                -------------   -------------   -------------   -------------   -------------

NET INVESTMENT INCOME (LOSS)
Dividends                                       $         533   $           -   $       2,753   $           -   $           -
Risk charges from Lincoln Benefit Life Company         (4,591)            (21)           (228)           (601)            (79)
                                                -------------   -------------   -------------   -------------   -------------
      Net investment income (loss)                     (4,058)            (21)          2,525            (601)            (79)
                                                -------------   -------------   -------------   -------------   -------------
NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                569,835           3,734         477,371         107,670           1,287
   Cost of investments sold                           585,296           3,820         486,478         116,490           1,358
                                                -------------   -------------   -------------   -------------   -------------
      Realized gains (losses) on fund shares          (15,461)            (86)         (9,107)         (8,820)            (71)

Realized gain distributions                               165               -           1,754               -               -
                                                -------------   -------------   -------------   -------------   -------------
      Net realized gains (losses)                     (15,296)            (86)         (7,353)         (8,820)            (71)

Change in unrealized gains (losses)                   (71,879)           (881)         (6,488)        (89,860)         (1,490)
                                                -------------   -------------   -------------   -------------   -------------
      Net realized and unrealized gains
           (losses) on investments                    (87,175)           (967)        (13,841)        (98,680)         (1,561)
                                                -------------   -------------   -------------   -------------   -------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS                              $     (91,233)  $        (988)  $     (11,316)  $     (99,281)  $      (1,640)
                                                =============   =============   =============   =============   =============



(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002


-----------------------------------------------------------------------------------------------------------------------------

                                                                   LSA Variable Series Trust Sub-Accounts
                                              -------------------------------------------------------------------------------

                                                                     LSA            LSA             LSA
                                                LSA Capital      Disciplined     Diversified   Emerging Growth   LSA Focused
                                                Appreciation(a)   Equity (a)       Mid-Cap        Equity (a)      Equity (a)
                                                --------------- -------------   -------------   -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                       $           -   $           9   $         333   $           -   $           -
Risk charges from Lincoln Benefit Life Company             (5)             (4)           (286)           (123)           (146)
                                                -------------   -------------   -------------   -------------   -------------
      Net investment income (loss)                         (5)              5              47            (123)           (146)
                                                -------------   -------------   -------------   -------------   -------------

NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                     11              39         193,147         316,428         389,762
   Cost of investments sold                                11              42         205,655         323,293         384,717
                                                -------------   -------------   -------------   -------------   -------------
      Realized gains (losses) on fund shares                -              (3)        (12,508)         (6,865)          5,045

Realized gain distributions                                 -               -               -               -               -
                                                -------------   -------------   -------------   -------------   -------------
      Net realized gains (losses)                           -              (3)        (12,508)         (6,865)          5,045

Change in unrealized gains (losses)                      (471)            102         (28,186)           (696)           (442)
                                                -------------   -------------   -------------   -------------   -------------
      Net realized and unrealized gains
           (losses) on investments                       (471)             99         (40,694)         (7,561)          4,603
                                                -------------   -------------   -------------   -------------   -------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS                              $        (476)  $         104   $     (40,647)  $      (7,684)  $       4,457
                                                =============   =============   =============   =============   =============



(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002


-----------------------------------------------------------------------------------------------------------------------------

                                                                                                   MFS Variable Insurance
                                                 LSA Variable Series Trust Sub-Accounts              Trust Sub-Accounts
                                                ---------------------------------------------   -----------------------------

                                                 LSA Growth      LSA Mid Cap      LSA Value     MFS Emerging    MFS Investors
                                                  Equity (a)        Value          Equity       Growth Series    Trust Series
                                                -------------   -------------   -------------   -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                       $          13   $       5,659   $           -   $           -   $      14,550
Risk charges from Lincoln Benefit Life Company            (54)         (5,269)           (392)              -               -
                                                -------------   -------------   -------------   -------------   -------------
      Net investment income (loss)                        (41)            390            (392)              -          14,550
                                                -------------   -------------   -------------   -------------   -------------
NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                 19,497         706,965         199,646         308,435         472,448
   Cost of investments sold                            18,858         709,250         209,969         497,816         580,128
                                                -------------   -------------   -------------   -------------   -------------
      Realized gains (losses) on fund shares              639          (2,285)        (10,323)       (189,381)       (107,680)

Realized gain distributions                                 -               -               -               -               -
                                                -------------   -------------   -------------   -------------   -------------
      Net realized gains (losses)                         639          (2,285)        (10,323)       (189,381)       (107,680)

Change in unrealized gains (losses)                    (1,226)         27,298         (13,153)     (1,090,158)       (554,256)
                                                -------------   -------------   -------------   -------------   -------------
      Net realized and unrealized gains
           (losses) on investments                       (587)         25,013         (23,476)     (1,279,539)       (661,936)
                                                -------------   -------------   -------------   -------------   -------------

INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS                              $        (628)  $      25,403   $     (23,868)  $  (1,279,539)  $    (647,386)
                                                =============   =============   =============   =============   =============



(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002


-----------------------------------------------------------------------------------------------------------------------------

                                                                                                MFS Variable         OCC
                                                                                                Insurance Trust  Accumulation
                                                            MFS Variable Insurance             (Service Class)      Trust
                                                              Trust Sub-Accounts                 Sub-Account     Sub-Accounts
                                                ---------------------------------------------  --------------   -------------
                                                                                                  MFS New
                                                   MFS New                                        Discovery         OCC
                                                  Discovery     MFS Research      MFS Total     Series (Service  Science and
                                                   Series          Series       Return Series     Class) (a)      Technology
                                                -------------   -------------   -------------   -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                       $           -   $       3,672   $      52,855   $           -   $           -
Risk charges from Lincoln Benefit Life Company              -               -               -            (512)              -
                                                -------------   -------------   -------------   -------------   -------------
      Net investment income (loss)                          -           3,672          52,855            (512)              -
                                                -------------   -------------   -------------   -------------   -------------
NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                              1,270,501         166,742       1,307,830       1,572,097          52,006
   Cost of investments sold                         1,573,787         224,159       1,284,021       1,613,971          60,738
                                                -------------   -------------   -------------   -------------   -------------
      Realized gains (losses) on fund shares         (303,286)        (57,417)         23,809         (41,874)         (8,732)

Realized gain distributions                                 -               -          41,906               -               -
                                                -------------   -------------   -------------   -------------   -------------
      Net realized gains (losses)                    (303,286)        (57,417)         65,715         (41,874)         (8,732)

Change in unrealized gains (losses)                  (809,578)       (345,333)       (492,022)         (7,920)        (60,367)
                                                -------------   -------------   -------------   -------------   -------------
      Net realized and unrealized gains
           (losses) on investments                 (1,112,864)       (402,750)       (426,307)        (49,794)        (69,099)
                                                -------------   -------------   -------------   -------------   -------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS                              $  (1,112,864)  $    (399,078)  $    (373,452)  $     (50,306)  $     (69,099)
                                                =============   =============   =============   =============   =============


(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002


----------------------------------------------------------------------------------------------------------------------------
                                                                 Oppenheimer      Panorama
                                                    OCC         Variable Account  Series Fund,
                                                Accumulation    Funds (Service  Inc. (Service
                                                  Trust          Class ("SC"))   Class ("SC"))      PIMCO Variable Insurance
                                                Sub-Accounts      Sub-Account     Sub-Account         Trust Sub-Accounts
                                                -------------   --------------  --------------  -----------------------------
                                                                 Oppenheimer    Oppenheimer
                                                                 Main Street    International
                                                    OCC           Small Cap      Growth and        Foreign           Total
                                                Small Cap (a)    Growth (SC)(a) Income (SC)(a)     Bond (a)        Return (a)
                                                -------------   -------------   -------------   -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                       $           -   $           -   $           -   $      18,363   $      32,191
Risk charges from Lincoln Benefit Life Company         (4,447)         (1,082)           (281)         (3,268)         (3,481)
                                                -------------   -------------   -------------   -------------   -------------
      Net investment income (loss)                     (4,447)         (1,082)           (281)         15,095          28,710
                                                -------------   -------------   -------------   -------------   -------------
NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                148,938       1,272,720          89,904         388,308         237,408
   Cost of investments sold                           156,167         684,846         101,477         389,254         249,219
                                                -------------   -------------   -------------   -------------   -------------
      Realized gains (losses) on fund shares           (7,229)        587,874         (11,573)           (946)        (11,811)

Realized gain distributions                                 -               -               -           5,227          28,749
                                                -------------   -------------   -------------   -------------   -------------

      Net realized gains (losses)                      (7,229)        587,874         (11,573)          4,281          16,938

Change in unrealized gains (losses)                   (42,748)        (20,532)         (7,856)         26,072          44,721
                                                -------------   -------------   -------------   -------------   -------------
      Net realized and unrealized gains
           (losses) on investments                    (49,977)        567,342         (19,429)         30,353          61,659
                                                -------------   -------------   -------------   -------------   -------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS                              $     (54,424)  $     566,260   $     (19,710)  $      45,448   $      90,369
                                                =============   =============   =============   =============   =============




(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002



See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002


-----------------------------------------------------------------------------------------------------------------------------

                                                   Putnam
                                               Variable Trust
                                                 Sub-Account               Scudder Variable Series I Sub-Accounts
                                              ----------------  -------------------------------------------------------------

                                              VT International
                                                 Growth and                                        Global       Growth and
                                                  Income (a)      Balanced          Bond          Discovery        Income
                                                -------------   -------------   -------------   -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                       $           -   $      43,251   $     332,343   $           -   $       6,351
Risk charges from Lincoln Benefit Life Company           (204)           (596)        (12,789)              -               -
                                                -------------   -------------   -------------   -------------   -------------
      Net investment income (loss)                       (204)         42,655         319,554               -           6,351
                                                -------------   -------------   -------------   -------------   -------------
NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                 73,649         618,344       2,553,094         304,536         264,989
   Cost of investments sold                            73,935         821,651       2,556,185         387,183         286,605
                                                -------------   -------------   -------------   -------------   -------------
      Realized gains (losses) on fund shares             (286)       (203,307)         (3,091)        (82,647)        (21,616)

Realized gain distributions                                 -               -               -               -               -
                                                -------------   -------------   -------------   -------------   -------------

      Net realized gains (losses)                        (286)       (203,307)         (3,091)        (82,647)        (21,616)

Change in unrealized gains (losses)                   (11,305)       (112,415)         50,908        (171,080)       (194,943)
                                                -------------   -------------   -------------   -------------   -------------

      Net realized and unrealized gains
           (losses) on investments                    (11,591)       (315,722)         47,817        (253,727)       (216,559)
                                                -------------   -------------   -------------   -------------   -------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS                              $     (11,795)  $    (273,067)  $     367,371   $    (253,727)  $    (210,208)
                                                =============   =============   =============   =============   =============



(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002



See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002


-----------------------------------------------------------------------------------------------------------------------------

                                                                   Strong                                       T. Rowe Price
                                                  Scudder        Opportunity                                       Equity
                                              Variable Series I  Fund II, Inc.    Strong Variable Insurance     Series, Inc.
                                                Sub-Accounts     Sub-Account       Funds, Inc. Sub-Accounts     Sub-Accounts
                                                --------------- --------------  ------------------------------  -------------

                                                                 Opportunity     Discovery         MidCap       T. Rowe Price
                                                International       Fund II      Fund II (b)    Growth Fund II  Equity Income
                                                -------------   -------------   -------------   --------------  -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                       $       8,117   $      18,788   $           -   $           -   $      70,611
Risk charges from Lincoln Benefit Life Company              -               -               -               -               -
                                                -------------   -------------   -------------   -------------   -------------
      Net investment income (loss)                      8,117          18,788               -               -          70,611
                                                -------------   -------------   -------------   -------------   -------------
NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                328,926         715,047         557,728         394,010       1,159,498
   Cost of investments sold                           491,150         952,527         595,330         699,702       1,261,913
                                                -------------   -------------   -------------   -------------   -------------
      Realized gains (losses) on fund shares         (162,224)       (237,480)        (37,602)       (305,692)       (102,415)

Realized gain distributions                                 -          83,822               -               -           4,140
                                                -------------   -------------   -------------   -------------   -------------

      Net realized gains (losses)                    (162,224)       (153,658)        (37,602)       (305,692)        (98,275)

Change in unrealized gains (losses)                   (23,060)     (1,109,854)         52,590        (730,760)       (608,927)
                                                -------------   -------------   -------------   -------------   -------------

      Net realized and unrealized gains
           (losses) on investments                   (185,284)     (1,263,512)         14,988      (1,036,452)       (707,202)
                                                -------------   -------------   -------------   -------------   -------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS                              $    (177,167)  $  (1,244,724)  $      14,988   $  (1,036,452)  $    (636,591)
                                                =============   =============   =============   =============   =============


(b) For the Period Beginning January 1, 2002 and Ended May 15, 2002


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002


--------------------------------------------------------------------------------------------------------------

                                                                                T. Rowe Price    Van Kampen
                                                                                International  Life Investment
                                                   T. Rowe Price Equity         Series, Inc.   Trust (Class II)
                                                  Series, Inc. Sub-Accounts      Sub-Account     Sub-Account
                                                -----------------------------  ---------------  -------------

                                                T. Rowe Price   T. Rowe Price   T. Rowe Price    LIT Growth
                                                   Mid-Cap       New America    International    and Income
                                                   Growth          Growth          Stock        (Class II)(a)
                                                -------------   -------------   -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                       $           -   $           -   $      11,882   $           -
Risk charges from Lincoln Benefit Life Company              -               -               -            (354)
                                                -------------   -------------   -------------   -------------
      Net investment income (loss)                          -               -          11,882            (354)
                                                -------------   -------------   -------------   -------------
NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                              1,146,383         138,060         117,737         238,711
   Cost of investments sold                         1,290,582         182,073         145,293         238,295
                                                -------------   -------------   -------------   -------------
      Realized gains (losses) on fund shares         (144,199)        (44,013)        (27,556)            416

Realized gain distributions                                 -               -           1,188               -
                                                -------------   -------------   -------------   -------------

      Net realized gains (losses)                    (144,199)        (44,013)        (26,368)            416

Change in unrealized gains (losses)                  (890,836)       (131,733)       (196,198)         (5,775)
                                                -------------   -------------   -------------   -------------

      Net realized and unrealized gains
           (losses) on investments                 (1,035,035)       (175,746)       (222,566)         (5,359)
                                                -------------   -------------   -------------   -------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS                              $  (1,035,035)  $    (175,746)  $    (210,684)  $      (5,713)
                                                =============   =============   =============   =============


(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------------------------

                                                                       The Alger American Fund Sub-Accounts
                                               ---------------------------------------------------------------------------------

                                                         Growth                Income and Growth           Leveraged AllCap
                                               -------------------------   -------------------------   -------------------------
                                                    2002         2001         2002          2001           2002           2001
                                               -----------   -----------   -----------   -----------   -----------   -----------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                   $     1,504   $     8,486   $    20,914   $     9,371   $       321   $         -
Net realized gains (losses)                       (260,409)      377,568       (30,790)      149,124      (337,980)       (8,229)
Change in unrealized gains (losses)             (1,251,892)     (847,591)   (1,235,320)     (514,241)   (1,342,375)     (620,115)
                                               -----------   -----------   -----------   -----------   -----------   -----------
Increase (decrease) in net assets
   from operations                              (1,510,797)     (461,537)   (1,245,196)     (355,746)   (1,680,034)     (628,344)
                                               -----------   -----------   -----------   -----------   -----------   -----------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                         1,516,794     1,986,704     1,653,163     1,823,084     2,202,962     2,326,006
Payments on termination                           (110,160)     (136,053)      (69,626)      (51,958)     (176,458)     (164,173)
Monthly deductions:
   Cost of Insurance                              (379,095)     (309,706)     (374,600)     (222,145)     (508,165)     (358,796)
   Mortality and expense risk charge               (28,716)      (26,765)      (24,913)      (19,519)      (30,145)      (28,195)
   Administrative expense charge                   (27,324)      (27,613)      (31,607)      (31,273)      (29,368)      (31,105)
   Policy fee                                      (51,137)      (36,570)      (50,213)      (26,534)      (76,096)      (47,866)
Loans - net                                           (471)        5,379           556           258        (2,771)       (2,713)
Transfers among the sub-accounts
   and with the Fixed Account - net               (213,557)       (8,081)        3,904       350,727      (410,918)     (248,927)
                                               -----------   -----------   -----------   -----------   -----------   -----------
Increase (decrease) in net assets
   from capital transactions                       706,334     1,447,295     1,106,664     1,822,640       969,041     1,444,231
                                               -----------   -----------   -----------   -----------   -----------   -----------
INCREASE (DECREASE) IN NET ASSETS                 (804,463)      985,758      (138,532)    1,466,894      (710,993)      815,887

NET ASSETS AT BEGINNING OF PERIOD                4,169,964     3,184,206     3,428,323     1,961,429     4,358,480     3,542,593
                                               -----------   -----------   -----------   -----------   -----------   -----------

NET ASSETS AT END OF PERIOD                    $ 3,365,501   $ 4,169,964   $ 3,289,791   $ 3,428,323   $ 3,647,487   $ 4,358,480
                                               ===========   ===========   ===========   ===========   ===========   ===========
UNITS OUTSTANDING
   Units outstanding at beginning of period        346,271       233,171       246,154       120,686       300,987       205,673
     Units issued                                  111,678       128,515       117,997       136,624       130,969       121,366
     Units redeemed                                (40,880)      (15,415)      (21,323)      (11,156)      (50,827)      (26,052)
                                               -----------   -----------   -----------   -----------   -----------   -----------
   Units outstanding at end of period              417,069       346,271       342,828       246,154       381,129       300,987
                                               ===========   ===========   ===========   ===========   ===========   ===========



See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                          Federated Insurance
                                                        The Alger American Fund Sub-Accounts               Series Sub-Accounts
                                              ------------------------------------------------------ ------------------------------

                                                                                                         Federated Fund for
                                                      MidCap Growth          Small Capitalization     U.S. Government Securities II
                                              --------------------------  --------------------------  -----------------------------

                                                   2002         2001           2002          2001         2002           2001
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                  $          -  $          -  $          -  $        673  $    188,526  $     85,103
Net realized gains (losses)                       (825,220)    1,204,889      (258,376)     (102,531)       36,717        37,522
Change in unrealized gains (losses)             (1,173,897)   (1,416,665)     (265,429)     (391,826)      397,112        71,890
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from operations                              (1,999,117)     (211,776)     (523,805)     (493,684)      622,355       194,515
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                         3,332,964     3,662,019     1,122,750     1,113,664     2,650,245     1,168,109
Payments on termination                           (201,899)     (109,169)      (55,996)      (53,547)     (669,599)      (81,262)
Monthly deductions:
   Cost of Insurance                              (716,974)     (436,774)     (237,820)     (142,011)     (645,529)     (254,849)
   Mortality and expense risk charge               (42,618)      (31,436)      (13,485)      (11,038)      (25,568)      (10,784)
   Administrative expense charge                   (44,979)      (40,754)      (16,252)      (13,977)      (28,345)      (20,202)
   Policy fee                                     (110,401)      (64,037)      (34,574)      (18,452)      (57,080)      (14,334)
Loans - net                                         (3,339)        2,388        17,253          (591)      (27,472)      (20,369)
Transfers among the sub-accounts
   and with the Fixed Account - net               (300,731)     (388,742)     (254,113)      (22,515)    3,493,124     2,300,133
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from capital transactions                     1,912,023     2,593,495       527,763       851,533     4,689,776     3,066,442
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS                  (87,094)    2,381,719         3,958       357,849     5,312,131     3,260,957

NET ASSETS AT BEGINNING OF PERIOD                5,790,992     3,409,273     1,868,163     1,510,314     5,294,710     2,033,753
                                              ------------  ------------  ------------  ------------  ------------  ------------

NET ASSETS AT END OF PERIOD                   $  5,703,898  $  5,790,992  $  1,872,121  $  1,868,163  $ 10,606,841  $  5,294,710
                                              ============  ============  ============  ============  ============  ============
 UNITS OUTSTANDING
    Units outstanding at beginning of period       369,398       203,282       223,358       127,281       391,089       151,952
      Units issued                                 316,523       284,714       137,253       118,091       589,199       465,461
      Units redeemed                              (169,523)     (118,598)      (57,213)      (22,014)     (254,947)     (226,324)
                                              ------------  ------------  ------------  ------------  ------------  ------------
    Units outstanding at end of period             516,398       369,398       303,398       223,358       725,341       391,089
                                              ============  ============  ============  ============  ============  ============


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------------------------

                                                                                                     Fidelity Variable Insurance
                                                      Federated Insurance Series Sub-Accounts         Products Fund Sub-Accounts
                                              ------------------------------------------------------  --------------------------

                                                   Federated High
                                                 Income Bond Fund II      Federated Utility Fund II      VIP Asset Manager
                                              --------------------------  --------------------------  --------------------------

                                                   2002         2001           2002          2001         2002           2001
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                  $    495,545  $    439,337  $    120,996  $     85,767  $    211,527  $    214,846
Net realized gains (losses)                       (673,000)     (297,189)     (277,589)      (94,740)     (661,363)       41,075
Change in unrealized gains (losses)                248,581      (143,096)     (523,365)     (474,955)     (225,313)     (557,208)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from operations                                  71,126          (948)     (679,958)     (483,928)     (675,149)     (301,287)
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                         1,122,055     1,063,295       674,542       793,172     1,223,026     1,223,040
Payments on termination                           (420,060)     (133,253)     (140,858)     (177,992)     (582,663)      (93,187)
Monthly deductions:
   Cost of Insurance                              (412,062)     (295,658)     (244,373)     (226,702)     (521,913)     (409,411)
   Mortality and expense risk charge               (10,560)       (8,280)       (5,442)       (4,485)       (7,954)       (5,158)
   Administrative expense charge                   (21,324)      (17,738)       (7,496)       (8,146)      (14,760)      (14,798)
   Policy fee                                      (31,894)       (8,910)      (20,244)       (7,818)      (48,914)      (13,179)
Loans - net                                        (19,388)      (13,276)       (2,070)      (95,986)       (8,559)      (79,273)
Transfers among the sub-accounts
   and with the Fixed Account - net               (294,101)      935,046      (113,784)      259,469      (213,926)      380,918
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from capital transactions                       (87,334)    1,521,226       140,275       531,512      (175,663)      988,952
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS                  (16,208)    1,520,278      (539,683)       47,584      (850,812)      687,665

NET ASSETS AT BEGINNING OF PERIOD                5,019,312     3,499,034     3,078,802     3,031,218     7,053,452     6,365,787
                                              ------------  ------------  ------------  ------------  ------------  ------------

NET ASSETS AT END OF PERIOD                   $  5,003,104  $  5,019,312  $  2,539,119  $  3,078,802  $  6,202,640  $  7,053,452
                                              ============  ============  ============  ============  ============  ============
UNITS OUTSTANDING
 Units outstanding at beginning of period          409,900       276,605       242,749       194,651       452,772       381,131
   Units issued                                  1,638,932       655,613       191,975       176,055       359,269       304,546
   Units redeemed                               (1,630,683)     (522,318)     (154,109)     (127,957)     (359,564)     (232,905)
                                              ------------  ------------  ------------  ------------  ------------  ------------
 Units outstanding at end of period                418,149       409,900       280,615       242,749       452,477       452,772
                                              ============  ============  ============  ============  ============  ============




See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------------------------

                                                            Fidelity Variable Insurance Products Fund Sub-Accounts
                                              ----------------------------------------------------------------------------------

                                                    VIP Contrafund             VIP Equity-Income             VIP Growth
                                              --------------------------  --------------------------  --------------------------

                                                   2002         2001           2002          2001         2002           2001
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                  $     82,902  $     46,640  $    333,371  $    324,777  $    (81,665) $   (167,057)
Net realized gains (losses)                       (950,838)   (1,391,767)     (821,713)    1,093,267    (3,040,705)   (1,924,958)
Change in unrealized gains (losses)             (1,890,291)   (2,105,872)   (5,446,627)   (3,180,458)   (7,998,273)   (5,200,481)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from operations                              (2,758,227)   (3,450,999)   (5,934,969)   (1,762,414)  (11,120,643)   (7,292,496)
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                         6,903,132     5,888,921     5,711,900     5,056,652     8,397,286     8,703,020
Payments on termination                         (1,298,069)     (882,267)   (1,430,484)     (782,866)   (1,643,868)   (1,236,866)
Monthly deductions:
   Cost of Insurance                            (2,473,852)   (2,005,396)   (2,248,454)   (1,976,308)   (2,918,241)   (2,690,973)
   Mortality and expense risk charge               (57,616)      (42,611)      (32,263)      (29,172)      (60,347)      (57,376)
   Administrative expense charge                   (80,853)      (68,449)      (84,655)      (80,192)     (101,691)     (110,982)
   Policy fee                                     (255,681)      (90,176)     (180,636)      (43,833)     (312,605)     (137,746)
Loans - net                                         (9,801)     (308,921)       95,780      (296,211)       12,581      (467,514)
Transfers among the sub-accounts
   and with the Fixed Account - net             (1,304,975)     (139,255)   (2,512,623)      957,619    (1,462,826)     (946,386)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from capital transactions                     1,422,285     2,351,846      (681,435)    2,805,689     1,910,289     3,055,177
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS               (1,335,942)   (1,099,153)   (6,616,404)    1,043,275    (9,210,354)   (4,237,319)

NET ASSETS AT BEGINNING OF PERIOD               25,154,971    26,254,124    32,061,598    31,018,323    34,878,769    39,116,088
                                              ------------  ------------  ------------  ------------  ------------  ------------

NET ASSETS AT END OF PERIOD                   $ 23,819,029  $ 25,154,971  $ 25,445,194  $ 32,061,598  $ 25,668,415  $ 34,878,769
                                              ============  ============  ============  ============  ============  ============
UNITS OUTSTANDING
 Units outstanding at beginning of period        1,608,087     1,415,964     1,515,928     1,323,956     1,759,284     1,490,913
   Units issued                                    739,600     2,721,757       912,613     2,143,426       690,687     2,415,546
   Units redeemed                                 (594,875)   (2,529,634)     (909,239)   (1,951,454)     (469,365)   (2,147,175)
                                              ------------  ------------  ------------  ------------  ------------  ------------
 Units outstanding at end of period              1,752,812     1,608,087     1,519,302     1,515,928     1,980,606     1,759,284
                                              ============  ============  ============  ============  ============  ============



See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------------------------

                                                              Fidelity Variable Insurance Products Fund Sub-Accounts
                                              ----------------------------------------------------------------------------------

                                                     VIP Index 500             VIP Money Market             VIP Overseas
                                              --------------------------  --------------------------  --------------------------

                                                   2002         2001           2002          2001         2002           2001
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                  $    166,275  $    115,983  $    411,712  $    934,176  $      7,096  $    387,998
Net realized gains (losses)                       (955,491)     (108,106)            -             -      (956,497)   (1,251,829)
Change in unrealized gains (losses)             (2,794,518)   (1,425,033)            -             -       (36,873)     (318,549)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from operations                              (3,583,734)   (1,417,156)      411,712       934,176      (986,274)   (1,182,380)
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                         8,187,857     7,093,010    12,096,344    16,816,225     1,330,295       715,991
Payments on termination                           (790,753)     (390,164)   (1,879,921)   (1,449,762)     (407,320)     (227,933)
Monthly deductions:
   Cost of Insurance                            (1,673,457)   (1,103,255)   (2,165,506)   (1,519,734)     (530,332)     (448,739)
   Mortality and expense risk charge              (107,443)      (91,114)     (102,650)     (111,332)      (11,670)       (9,760)
   Administrative expense charge                  (137,990)     (100,021)     (147,926)      (96,250)      (20,597)      (21,218)
   Policy fee                                     (183,277)     (103,313)     (125,888)      (46,270)      (52,014)      (19,876)
Loans - net                                         39,221         6,613        57,929       291,221        14,243      (128,700)
Transfers among the sub-accounts
   and with the Fixed Account - net               (752,094)     (200,799)   (2,345,980)   (7,331,344)       20,679       436,683
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from capital transactions                     4,582,064     5,110,957     5,386,402     6,552,754       343,284       296,448
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS                  998,330     3,693,801     5,798,114     7,486,930      (642,990)     (885,932)

NET ASSETS AT BEGINNING OF PERIOD               13,935,085    10,241,284    32,364,155    24,877,225     5,730,316     6,616,248
                                              ------------  ------------  ------------  ------------  ------------  ------------

NET ASSETS AT END OF PERIOD                   $ 14,933,415  $ 13,935,085  $ 38,162,269  $ 32,364,155  $  5,087,326  $  5,730,316
                                              ============  ============  ============  ============  ============  ============
UNITS OUTSTANDING
 Units outstanding at beginning of period        1,270,721       820,869     2,435,021     1,934,171       477,428       420,677
   Units issued                                    881,172       567,858     6,756,356    22,334,703     6,828,188     5,902,752
   Units redeemed                                 (396,536)     (118,006)   (6,310,979)  (21,833,853)   (6,753,238)   (5,846,001)
                                              ------------  ------------  ------------  ------------  ------------  ------------
 Units outstanding at end of period              1,755,357     1,270,721     2,880,398     2,435,021       552,378       477,428
                                              ============  ============  ============  ============  ============  ============



See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


-------------------------------------------------------------------------------------------------------------------

                                                                                           Janus Aspen Series
                                             IAI Retirement Funds, Inc. Sub-Accounts          Sub-Accounts
                                           ------------------------------------------ -----------------------------

                                             Balanced       Regional       Reserve
                                             Portfolio     Portfolio      Portfolio        Aggressive Growth
                                           ------------   ------------   ------------   ---------------------------
                                             2001 (c)       2001 (c)       2001 (c)        2002           2001
                                           ------------   ------------   ------------   ------------   ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)               $     15,089   $     11,379   $        801   $   (107,179)  $   (148,970)
Net realized gains (losses)                     (73,550)        (5,802)          (689)    (6,182,022)    (2,785,446)
Change in unrealized gains (losses)              42,749        (78,476)           719     (2,080,322)   (13,675,864)
                                           ------------   ------------   ------------   ------------   ------------
Increase (decrease) in net assets
   from operations                              (15,712)       (72,899)           831     (8,369,523)   (16,610,280)
                                           ------------   ------------   ------------   ------------   ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                          8,955         35,692            750      8,447,487     11,009,293
Payments on termination                          (3,911)       (18,074)           (85)    (1,082,009)      (890,211)
Monthly deductions:
   Cost of Insurance                             (7,024)       (22,246)        (1,616)    (2,660,889)    (2,652,782)
   Mortality and expense risk charge                  -              -              -        (64,090)       (64,983)
   Administrative expense charge                   (159)          (686)          (166)      (102,027)      (129,250)
   Policy fee                                        (3)            (2)             -       (318,199)      (192,670)
Loans - net                                        (210)          (673)             -        160,709       (321,827)
Transfers among the sub-accounts
   and with the Fixed Account - net            (595,286)    (1,761,519)      (161,204)    (3,509,794)    (1,370,862)
                                           ------------   ------------   ------------   ------------   ------------
Increase (decrease) in net assets
   from capital transactions                   (597,638)    (1,767,508)      (162,321)       871,188      5,386,708
                                           ------------   ------------   ------------   ------------   ------------
INCREASE (DECREASE) IN NET ASSETS              (613,350)    (1,840,407)      (161,490)    (7,498,335)   (11,223,572)

NET ASSETS AT BEGINNING OF PERIOD               613,350      1,840,407        161,490     28,158,835     39,382,407
                                           ------------   ------------   ------------   ------------   ------------
NET ASSETS AT END OF PERIOD                $          -   $          -   $          -   $ 20,660,500   $ 28,158,835
                                           ============   ============   ============   ============   ============
UNITS OUTSTANDING
 Units outstanding at beginning of period        37,048         83,855         12,607      1,682,693      1,319,690
   Units issued                                   1,282          3,376          1,953        414,515      1,133,464
   Units redeemed                               (38,330)       (87,231)       (14,560)      (275,042)      (770,461)
                                           ------------   ------------   ------------   ------------   ------------
 Units outstanding at end of period                   -              -              -      1,822,166      1,682,693
                                           ============   ============   ============   ============   ============

(c) For the Period Beginning January 1, 2001 and Ended March 15, 2001


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------------------------

                                                                        Janus Aspen Series Sub-Accounts
                                              ----------------------------------------------------------------------------------

                                                       Balanced                  Flexible Income               Growth
                                              --------------------------  --------------------------  --------------------------

                                                   2002         2001          2002          2001           2002           2001
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                  $    481,224  $    466,017  $    197,414  $    166,742  $   (146,649) $   (162,659)
Net realized gains (losses)                       (320,584)      (15,054)       47,387        14,918    (4,011,726)   (2,588,227)
Change in unrealized gains (losses)             (1,864,790)   (1,441,392)      176,968        12,681    (5,610,625)   (8,509,009)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from operations                              (1,704,150)     (990,429)      421,769       194,341    (9,769,000)  (11,259,895)
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                         6,814,774     6,581,814     1,375,370       940,025     8,209,078    10,579,461
Payments on termination                         (1,936,803)   (1,565,289)     (267,737)     (294,904)   (1,530,382)   (1,398,250)
Monthly deductions:
   Cost of Insurance                            (2,366,329)   (1,660,066)     (432,932)     (217,956)   (3,008,966)   (2,873,194)
   Mortality and expense risk charge               (70,195)      (48,710)      (13,739)       (6,964)      (77,487)      (75,667)
   Administrative expense charge                   (82,320)      (70,985)      (10,499)       (7,774)      (97,201)     (122,012)
   Policy fee                                     (260,864)      (96,597)      (43,634)      (12,653)     (309,402)     (160,311)
Loans - net                                         23,705      (179,426)      (12,238)      (19,163)       42,960      (265,385)
Transfers among the sub-accounts
   and with the Fixed Account - net                747,281     1,701,414       733,316     1,038,287    (3,255,369)      252,565
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from capital transactions                     2,869,249     4,662,155     1,327,907     1,418,898       (26,769)    5,937,207
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS                1,165,099     3,671,726     1,749,676     1,613,239    (9,795,769)   (5,322,688)

NET ASSETS AT BEGINNING OF PERIOD               21,683,934    18,012,208     3,797,180     2,183,941    35,717,278    41,039,966
                                              ------------  ------------  ------------  ------------  ------------  ------------
NET ASSETS AT END OF PERIOD                   $ 22,849,033  $ 21,683,934  $  5,546,856  $  3,797,180  $ 25,921,509  $ 35,717,278
                                              ============  ============  ============  ============  ============  ============
UNITS OUTSTANDING
 Units outstanding at beginning of period        1,111,486       816,699       249,275       149,975     2,087,165     1,670,749
   Units issued                                    362,795       708,408       376,326       266,679       635,826     2,174,917
   Units redeemed                                 (160,111)     (413,621)     (276,318)     (167,379)     (543,932)   (1,758,501)
                                              ------------  ------------  ------------  ------------  ------------  ------------
 Units outstanding at end of period              1,314,170     1,111,486       349,283       249,275     2,179,059     2,087,165
                                              ============  ============  ============  ============  ============  ============


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------------------------

                                                                             Janus
                                                                          Aspen Series
                                                   Janus Aspen Series   (Service Shares)
                                                     Sub-Accounts          Sub-Account   LSA Variable Series Trust Sub-Accounts
                                              --------------------------  ------------- ----------------------------------------

                                                                              Global          LSA
                                                                          Value (Service  Aggressive
                                                   Worldwide Growth         Shares)          Growth          LSA Balanced
                                              --------------------------  --------------------------  --------------------------

                                                   2002         2001         2002 (a)      2002 (a)       2002         2001 (d)
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                  $    141,244  $    (18,207) $     (4,058) $        (21) $      2,525  $          8
Net realized gains (losses)                    (11,766,135)   (8,733,835)      (15,296)          (86)       (7,353)            2
Change in unrealized gains (losses)                (71,424)   (3,910,934)      (71,879)         (881)       (6,488)          (10)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from operations                             (11,696,315)  (12,662,976)      (91,233)         (988)      (11,316)            -
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                         9,178,587    10,779,479       109,026        10,479        68,290           458
Payments on termination                         (1,794,067)   (1,299,553)      (77,959)            -        (1,663)            -
Monthly deductions:
   Cost of Insurance                            (3,455,418)   (3,347,976)      (64,299)         (497)      (11,615)         (295)
   Mortality and expense risk charge               (78,844)      (82,138)         (438)            -          (295)            -
   Administrative expense charge                  (133,838)     (153,003)       (2,032)            -           (47)            -
   Policy fee                                     (331,696)     (149,980)       (2,607)         (117)       (1,476)           (7)
Loans - net                                         38,736      (652,353)         (666)            -          (639)            -
Transfers among the sub-accounts
   and with the Fixed Account - net             (4,597,170)   (1,849,487)    1,835,724           694       175,563             -
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from capital transactions                    (1,173,710)    3,244,989     1,796,749        10,559       228,118           156
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS              (12,870,025)   (9,417,987)    1,705,516         9,571       216,802           156

NET ASSETS AT BEGINNING OF PERIOD               44,047,159    53,465,146             -             -           156             -
                                              ------------  ------------  ------------  ------------  ------------  ------------
NET ASSETS AT END OF PERIOD                   $ 31,177,134  $ 44,047,159  $  1,705,516  $      9,571  $    216,958  $        156
                                              ============  ============  ============  ============  ============  ============
UNITS OUTSTANDING
 Units outstanding at beginning of period        2,228,552     1,937,334             -             -            15             -
   Units issued                                  4,174,075     6,665,943       284,049         1,763        80,178            44
   Units redeemed                               (4,120,265)   (6,374,725)      (65,220)         (458)      (55,035)          (29)
                                              ------------  ------------  ------------  ------------  ------------  ------------
 Units outstanding at end of period              2,282,362     2,228,552       218,829         1,305        25,158            15
                                              ============  ============  ============  ============  ============  ============

(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

(d) For the Period Beginning October 22, 2001 and Ended December 31, 2001

See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------

                                                            LSA Variable Series Trust Sub-Accounts
                                           -------------------------------------------------------------------

                                                                                     LSA               LSA
                                                                          LSA       Capital        Disciplined
                                                LSA Basic Value        Blue Chip  Appreciation        Equity
                                           -------------------------   ---------- --------------   -----------
                                                2002       2001 (d)      2002 (a)      2002 (a)      2002 (a)
                                           -----------   -----------   -----------   -----------   -----------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)               $      (601)  $         1   $       (79)  $        (5)  $         5
Net realized gains (losses)                     (8,820)            5           (71)            -            (3)
Change in unrealized gains (losses)            (89,860)          278        (1,490)         (471)          102
                                           -----------   -----------   -----------   -----------   -----------
Increase (decrease) in net assets
   from operations                             (99,281)          284        (1,640)         (476)          104
                                           -----------   -----------   -----------   -----------   -----------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                       326,757         2,189        11,484           313         2,172
Payments on termination                         (6,559)            -            (5)            -             -
Monthly deductions:
   Cost of Insurance                           (44,237)         (151)       (2,309)         (102)         (273)
   Mortality and expense risk charge            (1,748)           (6)            -             -             -
   Administrative expense charge                (1,384)            -           (40)            -             -
   Policy fee                                   (6,018)          (15)         (189)          (20)          (39)
Loans - net                                        395             -             -             -             -
Transfers among the sub-accounts
   and with the Fixed Account - net            465,939         8,670        51,478         8,754           (42)
                                           -----------   -----------   -----------   -----------   -----------
Increase (decrease) in net assets
   from capital transactions                   733,145        10,687        60,419         8,945         1,818
                                           -----------   -----------   -----------   -----------   -----------
INCREASE (DECREASE) IN NET ASSETS              633,864        10,971        58,779         8,469         1,922

NET ASSETS AT BEGINNING OF PERIOD               10,971             -             -             -             -
                                           -----------   -----------   -----------   -----------   -----------
NET ASSETS AT END OF PERIOD                $   644,835   $    10,971   $    58,779   $     8,469   $     1,922
                                           ===========   ===========   ===========   ===========   ===========
UNITS OUTSTANDING
 Units outstanding at beginning of period        1,016             -             -             -             -
   Units issued                                 90,320         1,468         7,482         1,034           244
   Units redeemed                              (12,866)         (452)         (146)           (1)           (4)
                                           -----------   -----------   -----------   -----------   -----------
 Units outstanding at end of period             78,470         1,016         7,336         1,033           240
                                           ===========   ===========   ===========   ===========   ===========

(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

(d) For the Period Beginning October 22, 2001 and Ended December 31, 2001

See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------

                                                          LSA Variable Series Trust Sub-Accounts
                                           -------------------------------------------------------------------

                                                                      LSA Emerging   LSA Focused    LSA Growth
                                            LSA Diversified Mid-Cap   Growth Equity     Equity        Equity
                                           -------------------------   -----------   -----------   -----------

                                               2002        2001 (d)      2002 (a)      2002 (a)       2002 (a)
                                           -----------   -----------   -----------   -----------   -----------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)               $        47   $         3   $      (123)  $      (146)  $       (41)
Net realized gains (losses)                    (12,508)           24        (6,865)        5,045           639
Change in unrealized gains (losses)            (28,186)          198          (696)         (442)       (1,226)
                                           -----------   -----------   -----------   -----------   -----------
Increase (decrease) in net assets
   from operations                             (40,647)          225        (7,684)        4,457          (628)
                                           -----------   -----------   -----------   -----------   -----------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                       158,326           685         7,467         2,465         8,557
Payments on termination                           (374)            -          (477)            -             -
Monthly deductions:
   Cost of Insurance                           (21,019)          (40)       (1,870)       (1,029)         (720)
   Mortality and expense risk charge              (804)           (3)          (27)            -             -
   Administrative expense charge                   (47)            -           (62)          (47)           (7)
   Policy fee                                   (2,167)           (4)         (183)          (47)          (99)
Loans - net                                        (26)            -           (33)         (107)          (92)
Transfers among the sub-accounts
   and with the Fixed Account - net            188,968         3,975        16,947         2,951        28,293
                                           -----------   -----------   -----------   -----------   -----------
Increase (decrease) in net assets
   from capital transactions                   322,857         4,613        21,762         4,186        35,932
                                           -----------   -----------   -----------   -----------   -----------
INCREASE (DECREASE) IN NET ASSETS              282,210         4,838        14,078         8,643        35,304

NET ASSETS AT BEGINNING OF PERIOD                4,838             -             -             -             -
                                           -----------   -----------   -----------   -----------   -----------
NET ASSETS AT END OF PERIOD                $   287,048   $     4,838   $    14,078   $     8,643   $    35,304
                                           ===========   ===========   ===========   ===========   ===========
UNITS OUTSTANDING

 Units outstanding at beginning of period          444             -             -             -             -
   Units issued                                 55,723           890        42,955        47,972         6,537
   Units redeemed                              (21,581)         (446)      (40,917)      (46,857)       (2,237)
                                           -----------   -----------   -----------   -----------   -----------
 Units outstanding at end of period             34,586           444         2,038         1,115         4,300
                                           ===========   ===========   ===========   ===========   ===========

(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

(d) For the Period Beginning October 22, 2001 and Ended December 31, 2001

See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------------------------

                                                                                                       MFS Variable Insurance
                                                      LSA Variable Series Trust Sub-Accounts             Trust Sub-Accounts
                                              ----------------------------------------------------- ----------------------------

                                                   LSA Mid Cap Value           LSA Value Equity       MFS Emerging Growth Series
                                              --------------------------  --------------------------  --------------------------

                                                   2002       2001 (d)        2002         2001 (d)       2002           2001
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                  $        390  $         20  $       (392) $          1  $          -  $          -
Net realized gains (losses)                         (2,285)            -       (10,323)            2      (189,381)       77,893
Change in unrealized gains (losses)                 27,298           132       (13,153)           (1)   (1,090,158)   (1,166,304)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from operations                                  25,403           152       (23,868)            2    (1,279,539)   (1,088,411)
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                           424,600         2,795       153,311            93     1,844,461     2,331,657
Payments on termination                            (79,553)            -          (765)            -      (111,255)      (94,154)
Monthly deductions:
   Cost of Insurance                              (121,047)          (72)      (12,929)          (38)     (404,875)     (320,435)
   Mortality and expense risk charge                (3,329)           (3)         (550)            -       (23,136)      (21,346)
   Administrative expense charge                    (4,116)            -          (525)            -       (38,787)      (43,907)
   Policy fee                                       (9,171)          (10)       (1,638)           (6)      (59,936)      (47,137)
Loans - net                                           (269)            -          (125)            -         5,104         3,740
Transfers among the sub-accounts
   and with the Fixed Account - net              2,314,403         4,312        89,635            90      (375,767)      (79,254)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from capital transactions                     2,521,518         7,022       226,414           139       835,809     1,729,164
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS                2,546,921         7,174       202,546           141      (443,730)      640,753

NET ASSETS AT BEGINNING OF PERIOD                    7,174             -           141             -     3,424,274     2,783,521
                                              ------------  ------------  ------------  ------------  ------------  ------------
NET ASSETS AT END OF PERIOD                   $  2,554,095  $      7,174  $    202,687  $        141  $  2,980,544  $  3,424,274
                                              ============  ============  ============  ============  ============  ============
UNITS OUTSTANDING
 Units outstanding at beginning of period              659             -            13             -       307,029       166,002
   Units issued                                    365,485           664        48,656            20       129,965       160,444
   Units redeemed                                  (78,786)           (5)      (23,819)           (7)      (33,543)      (19,417)
                                              ------------  ------------  ------------  ------------  ------------  ------------
 Units outstanding at end of period                287,358           659        24,850            13       403,451       307,029
                                              ============  ============  ============  ============  ============  ============

(d) For the Period Beginning October 22, 2001 and Ended December 31, 2001


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------------------------

                                                                     MFS Variable Insurance Trust Sub-Accounts
                                              ----------------------------------------------------------------------------------

                                              MFS Investors Trust Series   MFS New Discovery Series       MFS Research Series
                                              --------------------------  --------------------------  --------------------------

                                                   2002          2001         2002          2001           2002           2001
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                  $     14,550  $      9,960  $          -  $          -  $      3,672  $        172
Net realized gains (losses)                       (107,680)       40,876      (303,286)       31,376       (57,417)      117,230
Change in unrealized gains (losses)               (554,256)     (328,664)     (809,578)      (68,577)     (345,333)     (422,348)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from operations                                (647,386)     (277,828)   (1,112,864)      (37,201)     (399,078)     (304,946)
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                         1,290,423     1,437,473     1,680,925     1,253,663       568,428       863,637
Payments on termination                            (40,415)      (17,371)      (70,414)      (28,164)      (24,104)      (40,861)
Monthly deductions:
   Cost of Insurance                              (228,940)     (147,692)     (306,734)     (158,583)     (127,604)     (117,932)
   Mortality and expense risk charge               (19,311)      (14,587)      (19,393)      (12,765)      (10,549)       (9,658)
   Administrative expense charge                   (16,848)      (14,536)      (24,344)      (14,988)      (10,695)      (11,933)
   Policy fee                                      (25,782)      (15,403)      (45,931)      (24,418)      (18,010)      (14,221)
Loans - net                                         18,224         4,891         1,414           200           597          (459)
Transfers among the sub-accounts
   and with the Fixed Account - net               (146,923)      104,012       151,414        60,958       (37,589)      (48,559)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from capital transactions                       830,428     1,336,787     1,366,937     1,075,903       340,474       620,014
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS                  183,042     1,058,959       254,073     1,038,702       (58,604)      315,068

NET ASSETS AT BEGINNING OF PERIOD                2,420,903     1,361,944     2,290,511     1,251,809     1,458,691     1,143,623
                                              ------------  ------------  ------------  ------------  ------------  ------------
NET ASSETS AT END OF PERIOD                   $  2,603,945  $  2,420,903  $  2,544,584  $  2,290,511  $  1,400,087  $  1,458,691
                                              ============  ============  ============  ============  ============  ============
UNITS OUTSTANDING
 Units outstanding at beginning of period          240,378       113,653       124,404        64,571       141,038        87,078
   Units issued                                    142,177       134,764       167,659        78,577        56,527        67,452
   Units redeemed                                  (55,423)       (8,039)      (89,918)      (18,744)      (18,176)      (13,492)
                                              ------------  ------------  ------------  ------------  ------------  ------------
 Units outstanding at end of period                327,132       240,378       202,145       124,404       179,389       141,038
                                              ============  ============  ============  ============  ============  ============

See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------------------------

                                                                        MFS Variable
                                                                        Insurance Trust
                                               MFS Variable Insurance   (Service Class)
                                                  Trust Sub-Accounts      Sub-Account     OCC Accumulation Trust Sub-Accounts
                                              -------------------------- ------------- -----------------------------------------

                                                                            MFS New
                                                                        Discovery Series                                OCC
                                                MFS Total Return Series (Service Class)  OCC Science and Technology  Small Cap
                                              --------------------------  ----------------------------------------- ------------

                                                   2002         2001         2002 (a)       2002        2001 (d)       2002 (a)
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                  $     52,855  $     28,671  $       (512) $          -  $          -  $     (4,447)
Net realized gains (losses)                         65,715        43,577       (41,874)       (8,732)           (5)       (7,229)
Change in unrealized gains (losses)               (492,022)      (49,678)       (7,920)      (60,367)         (726)      (42,748)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from operations                                (373,452)       22,570       (50,306)      (69,099)         (731)      (54,424)
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                         3,024,218     1,471,639        10,667       112,613         1,202        96,003
Payments on termination                           (137,623)      (75,440)            -          (388)            -       (55,219)
Monthly deductions:
   Cost of Insurance                              (407,972)     (134,884)       (3,569)      (14,199)         (478)      (62,376)
   Mortality and expense risk charge               (37,116)      (11,950)            -          (492)          (12)         (353)
   Administrative expense charge                   (29,459)      (16,247)          (93)         (774)            -        (1,865)
   Policy fee                                      (53,552)      (18,031)         (393)       (2,183)          (29)       (2,749)
Loans - net                                           (360)         (150)         (262)            -             -        (1,400)
Transfers among the sub-accounts
   and with the Fixed Account - net              2,572,417       661,146       139,542       249,308        18,511     1,787,636
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from capital transactions                     4,930,553     1,876,083       145,892       343,885        19,194     1,759,677
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS                4,557,101     1,898,653        95,586       274,786        18,463     1,705,253

NET ASSETS AT BEGINNING OF PERIOD                2,548,388       649,735             -        18,463             -             -
                                              ------------  ------------  ------------  ------------  ------------  ------------
NET ASSETS AT END OF PERIOD                   $  7,105,489  $  2,548,388  $     95,586  $    293,249  $     18,463  $  1,705,253
                                              ============  ============  ============  ============  ============  ============
UNITS OUTSTANDING
 Units outstanding at beginning of period          199,429        50,971             -         1,707             -             -
   Units issued                                    487,578       164,806       185,907        60,732         1,723       256,015
   Units redeemed                                 (100,645)      (16,348)     (173,176)       (8,676)          (16)      (20,137)
                                              ------------  ------------  ------------  ------------  ------------  ------------
 Units outstanding at end of period                586,362       199,429        12,731        53,763         1,707       235,878
                                              ============  ============  ============  ============  ============  ============

(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

(d) For the Period Beginning October 22, 2001 and Ended December 31, 2001

See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


-----------------------------------------------------------------------------------------------------------------------

                                            Oppenheimer     Panorama
                                         Variable Account  Series Fund,
                                           Funds (Service  Inc. (Service                                    Putnam
                                            Class ("SC"))  Class ("SC"))    PIMCO Variable Insurance    Variable Trust
                                             Sub-Account    Sub-Account       Trust Sub-Accounts          Sub-Account
                                            ------------   ------------    ---------------------------- ----------------
                                             Oppenheimer    Oppenheimer
                                             Main Street   International                                VT International
                                              Small Cap     Growth and        Foreign        Total          Growth and
                                             Growth (SC)    Income (SC)         Bond         Return           Income
                                            ------------    ------------    ------------    ------------    ------------

                                               2002 (a)        2002 (a)       2002 (a)        2002 (a)        2002 (a)
                                            ------------    ------------    ------------    ------------    ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                $     (1,082)   $       (281)   $     15,095    $     28,710    $       (204)
Net realized gains (losses)                      587,874         (11,573)          4,281          16,938            (286)
Change in unrealized gains (losses)              (20,532)         (7,856)         26,072          44,721         (11,305)
                                            ------------    ------------    ------------    ------------    ------------
Increase (decrease) in net assets
   from operations                               566,260         (19,710)         45,448          90,369         (11,795)
                                            ------------    ------------    ------------    ------------    ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                         133,628          11,479          57,029         352,217          48,119
Payments on termination                          (14,498)        (13,462)        (34,161)        (15,563)            (21)
Monthly deductions:
   Cost of Insurance                             (20,547)         (2,101)        (41,933)        (58,665)         (6,260)
   Mortality and expense risk charge                (758)              -            (578)         (2,303)           (349)
   Administrative expense charge                    (398)           (193)         (1,683)         (2,027)           (332)
   Policy fee                                     (1,682)           (130)         (1,896)         (4,335)           (472)
Loans - net                                          858            (324)         (1,302)           (688)            241
Transfers among the sub-accounts
   and with the Fixed Account - net               27,651          95,147       1,302,884       2,278,736         275,251
                                            ------------    ------------    ------------    ------------    ------------
Increase (decrease) in net assets
   from capital transactions                     124,254          90,416       1,278,360       2,547,372         316,177
                                            ------------    ------------    ------------    ------------    ------------
INCREASE (DECREASE) IN NET ASSETS                690,514          70,706       1,323,808       2,637,741         304,382

NET ASSETS AT BEGINNING OF PERIOD                      -               -               -               -               -
                                            ------------    ------------    ------------    ------------    ------------
NET ASSETS AT END OF PERIOD                 $    690,514    $     70,706    $  1,323,808    $  2,637,741    $    304,382
                                            ============    ============    ============    ============    ============
UNITS OUTSTANDING
 Units outstanding at beginning of period              -               -               -               -               -
   Units issued                                  245,344          22,811         161,411         270,730          44,704
   Units redeemed                               (157,851)        (12,813)        (36,682)        (22,307)         (7,800)
                                            ------------    ------------    ------------    ------------    ------------
 Units outstanding at end of period               87,493           9,998         124,729         248,423          36,904
                                            ============    ============    ============    ============    ============

(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------------------------

                                                                       Scudder Variable Series I Sub-Accounts
                                              ----------------------------------------------------------------------------------

                                                         Balanced                    Bond                Global Discovery
                                              --------------------------  --------------------------  --------------------------

                                                    2002         2001         2002          2001          2002           2001
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                  $     42,655  $     26,665  $    319,554  $    123,042  $          -  $          -
Net realized gains (losses)                       (203,307)       36,323        (3,091)       22,262       (82,647)      (20,971)
Change in unrealized gains (losses)               (112,415)     (119,877)       50,908        42,206      (171,080)     (207,098)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from operations                                (273,067)      (56,889)      367,371       187,510      (253,727)     (228,069)
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                           837,310       646,254     1,879,645     1,603,025       712,726       727,679
Payments on termination                            (51,561)      (22,531)     (260,434)     (137,113)      (52,376)      (20,423)
Monthly deductions:
   Cost of Insurance                              (200,424)     (100,081)     (519,916)     (369,574)     (162,410)     (107,836)
   Mortality and expense risk charge               (11,908)       (8,650)      (24,493)      (17,711)       (8,698)       (6,223)
   Administrative expense charge                   (12,079)       (9,007)      (23,060)      (12,378)       (5,995)       (4,770)
   Policy fee                                      (22,090)      (10,069)      (62,437)      (20,417)      (26,573)      (18,180)
Loans - net                                          2,860         1,721           399       (41,012)         (116)           78
Transfers among the sub-accounts
   and with the Fixed Account - net               (196,544)      523,393      (891,541)    1,022,573        18,424       (64,859)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from capital transactions                       345,564     1,021,030        98,163     2,027,393       474,982       505,466
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS                   72,497       964,141       465,534     2,214,903       221,255       277,397

NET ASSETS AT BEGINNING OF PERIOD                1,825,908       861,767     5,050,016     2,835,113     1,023,651       746,254
                                              ------------  ------------  ------------  ------------  ------------  ------------
NET ASSETS AT END OF PERIOD                   $  1,898,405  $  1,825,908  $  5,515,550  $  5,050,016  $  1,244,906  $  1,023,651
                                              ============  ============  ============  ============  ============  ============
UNITS OUTSTANDING
 Units outstanding at beginning of period          155,109        68,769       397,213       235,090        79,849        43,895
   Units issued                                     82,444        91,690       150,515       299,113        70,587        46,703
   Units redeemed                                  (45,335)       (5,350)     (143,136)     (136,990)      (29,224)      (10,749)
                                              ------------  ------------  ------------  ------------  ------------  ------------
 Units outstanding at end of period                192,218       155,109       404,592       397,213       121,212        79,849
                                              ============  ============  ============  ============  ============  ============

See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------------------------

                                                                                                         Strong Opportunity
                                                     Scudder Variable Series I Sub-Accounts           Fund II, Inc. Sub-Account
                                              ------------------------------------------------------  --------------------------

                                                   Growth and Income             International          Opportunity Fund II
                                              --------------------------  --------------------------  --------------------------

                                                   2002         2001           2002          2001           2002           2001
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                  $      6,351  $      5,597  $      8,117  $      2,894  $     18,788  $     10,075
Net realized gains (losses)                        (21,616)        4,095      (162,224)      123,503      (153,658)      412,701
Change in unrealized gains (losses)               (194,943)      (61,194)      (23,060)     (406,474)   (1,109,854)     (426,484)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from operations                                (210,208)      (51,502)     (177,167)     (280,077)   (1,244,724)       (3,708)
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                           477,869       426,550       417,845       570,372     2,373,665     1,286,978
Payments on termination                            (23,533)      (29,922)      (44,948)       (8,459)      (65,878)      (16,346)
Monthly deductions:
   Cost of Insurance                               (96,325)      (53,720)      (95,077)      (61,572)     (359,710)     (136,086)
   Mortality and expense risk charge                (5,984)       (3,912)       (6,670)       (5,787)      (26,693)      (13,031)
   Administrative expense charge                    (9,967)       (5,783)      (15,295)      (19,518)      (33,672)      (19,187)
   Policy fee                                      (12,414)       (6,551)      (12,506)       (7,477)      (44,143)      (15,057)
Loans - net                                            118           152          (227)         (414)         (670)        9,815
Transfers among the sub-accounts
   and with the Fixed Account - net                 (4,750)       56,870      (226,191)      149,385       567,499       718,399
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from capital transactions                       325,014       383,684        16,931       616,530     2,410,398     1,815,485
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS                  114,806       332,182      (160,236)      336,453     1,165,674     1,811,777

NET ASSETS AT BEGINNING OF PERIOD                  740,523       408,341       966,349       629,896     2,850,787     1,039,010
                                              ------------  ------------  ------------  ------------  ------------  ------------
NET ASSETS AT END OF PERIOD                   $    855,329  $    740,523  $    806,113  $    966,349  $  4,016,461  $  2,850,787
                                              ============  ============  ============  ============  ============  ============
UNITS OUTSTANDING
 Units outstanding at beginning of period           76,048        37,197       110,768        49,923       187,389        65,765
   Units issued                                     67,333        47,538        32,221        64,327       230,493       129,310
   Units redeemed                                  (29,119)       (8,687)      (29,798)       (3,482)      (57,128)       (7,686)
                                              ------------  ------------  ------------  ------------  ------------  ------------
 Units outstanding at end of period                114,262        76,048       113,191       110,768       360,754       187,389
                                              ============  ============  ============  ============  ============  ============

See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


---------------------------------------------------------------------------------------------------------------------------------

                                                                                                         T. Rowe Price Equity
                                                 Strong Variable Insurance Funds, Inc. Sub-Accounts    Series, Inc. Sub-Accounts
                                              ------------------------------------------------------  ---------------------------

                                                   Discovery Fund II         MidCap Growth Fund II    T. Rowe Price Equity Income
                                              --------------------------  --------------------------  ---------------------------

                                                 2002 (b)        2001          2002         2001           2002           2001
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                  $          -  $      4,926  $          -  $          -  $     70,611  $     29,412
Net realized gains (losses)                        (37,602)       28,329      (305,692)     (263,704)      (98,275)       37,465
Change in unrealized gains (losses)                 52,590       (34,212)     (730,760)     (647,537)     (608,927)      (21,673)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from operations                                  14,988          (957)   (1,036,452)     (911,241)     (636,591)       45,204
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                            40,217       617,623     1,125,124     1,856,329     2,552,648     1,329,348
Payments on termination                             (1,815)      (17,489)      (79,499)      (91,859)     (156,183)     (120,743)
Monthly deductions:
   Cost of Insurance                               (13,915)      (51,710)     (263,599)     (228,613)     (371,917)     (153,963)
   Mortality and expense risk charge                (1,302)       (5,753)      (16,186)      (16,802)      (28,847)      (13,505)
   Administrative expense charge                      (858)       (4,087)      (39,645)      (35,828)      (31,787)      (14,005)
   Policy fee                                       (1,957)       (5,127)      (37,209)      (31,734)      (47,460)      (15,096)
Loans - net                                              4           748         6,327        (1,022)       23,922          (233)
Transfers among the sub-accounts
   and with the Fixed Account - net               (554,259)     (535,875)     (187,478)     (324,664)      231,329     1,406,018
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from capital transactions                      (533,885)       (1,670)      507,835     1,125,807     2,171,705     2,417,821
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS                 (518,897)       (2,627)     (528,617)      214,566     1,535,114     2,463,025

NET ASSETS AT BEGINNING OF PERIOD                  518,897       521,524     2,424,898     2,210,332     3,027,767       564,742
                                              ------------  ------------  ------------  ------------  ------------  ------------
NET ASSETS AT END OF PERIOD                   $          -  $    518,897  $  1,896,281  $  2,424,898  $  4,562,881  $  3,027,767
                                              ============  ============  ============  ============  ============  ============
UNITS OUTSTANDING
 Units outstanding at beginning of period           40,978        42,867       188,896       119,201       234,908        44,435
   Units issued                                      1,708        25,647        87,603       122,860       268,151       226,157
   Units redeemed                                  (42,686)      (27,536)      (39,975)      (53,165)      (95,575)      (35,684)
                                              ------------  ------------  ------------  ------------  ------------  ------------
 Units outstanding at end of period                      -        40,978       236,524       188,896       407,484       234,908
                                              ============  ============  ============  ============  ============  ============

(b) For the Period Beginning January 1, 2002 and Ended May 15, 2002


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------------------------------------------------------------------------------

                                                                                                     T. Rowe Price International
                                                   T. Rowe Price Equity Series, Inc. Sub-Accounts      Series, Inc. Sub-Account
                                              ------------------------------------------------------  --------------------------

                                                   T. Rowe Price                 T. Rowe Price              T. Rowe Price
                                                   Mid-Cap Growth             New America Growth         International Stock
                                              --------------------------  --------------------------  --------------------------

                                                    2002         2001         2002          2001           2002           2001
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)                  $          -  $          -  $          -  $          -  $     11,882  $     16,234
Net realized gains (losses)                       (144,199)      (18,093)      (44,013)      (22,428)      (26,368)      (14,223)
Change in unrealized gains (losses)               (890,836)      124,818      (131,733)      (24,433)     (196,198)     (159,254)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from operations                              (1,035,035)      106,725      (175,746)      (46,861)     (210,684)     (157,243)
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                         2,338,292     1,639,126       356,451       221,563       540,639       418,801
Payments on termination                            (74,629)      (37,361)      (11,721)      (17,650)      (26,259)      (16,801)
Monthly deductions:
   Cost of Insurance                              (412,424)     (187,468)      (78,398)      (42,025)     (104,336)      (57,181)
   Mortality and expense risk charge               (29,529)      (14,512)       (3,820)       (2,806)       (7,339)       (4,823)
   Administrative expense charge                   (23,445)       (8,516)       (1,610)         (770)      (16,128)      (13,479)
   Policy fee                                      (54,618)      (23,281)      (11,556)       (5,971)      (14,697)       (8,201)
Loans - net                                         (2,916)        1,257          (400)         (716)       (1,117)         (945)
Transfers among the sub-accounts
   and with the Fixed Account - net                537,741       (60,327)       69,463       135,812       183,739        26,513
                                              ------------  ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
   from capital transactions                     2,278,472     1,308,918       318,409       287,437       554,502       343,884
                                              ------------  ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS                1,243,437     1,415,643       142,663       240,576       343,818       186,641

NET ASSETS AT BEGINNING OF PERIOD                2,917,762     1,502,119       503,316       262,740       778,371       591,730
                                              ------------  ------------  ------------  ------------  ------------  ------------
NET ASSETS AT END OF PERIOD                   $  4,161,199  $  2,917,762  $    645,979  $    503,316  $  1,122,189  $    778,371
                                              ============  ============  ============  ============  ============  ============
UNITS OUTSTANDING
 Units outstanding at beginning of period          191,749        97,804        50,139        23,073        84,361        49,886
   Units issued                                    245,611       186,120        56,921        42,250        78,886        44,855
   Units redeemed                                  (90,106)      (92,175)      (17,295)      (15,184)      (14,392)      (10,380)
                                              ------------  ------------  ------------  ------------  ------------  ------------
 Units outstanding at end of period                347,254       191,749        89,765        50,139       148,855        84,361
                                              ============  ============  ============  ============  ============  ============



See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31,


--------------------------------------------------------

                                           Van Kampen
                                         Life Investment
                                         Trust (Class II)
                                           Sub-Account
                                          ------------

                                           LIT Growth
                                           and Income
                                           (Class II)
                                          ------------

                                            2002 (a)
                                          ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS
Net investment income (loss)              $       (354)
Net realized gains (losses)                        416
Change in unrealized gains (losses)             (5,775)
                                          ------------
Increase (decrease) in net assets
   from operations                              (5,713)
                                          ------------
INCREASE (DECREASE) IN NET ASSETS
   FROM CAPITAL TRANSACTIONS
Deposits                                        77,109
Payments on termination                              -
Monthly deductions:
   Cost of Insurance                            (8,341)
   Mortality and expense risk charge              (414)
   Administrative expense charge                  (191)
   Policy fee                                     (859)
Loans - net                                          -
Transfers among the sub-accounts
   and with the Fixed Account - net            385,143
                                          ------------
Increase (decrease) in net assets
   from capital transactions                   452,447
                                          ------------
INCREASE (DECREASE) IN NET ASSETS              446,734

NET ASSETS AT BEGINNING OF PERIOD                    -
                                          ------------
NET ASSETS AT END OF PERIOD               $    446,734
                                          ============
UNITS OUTSTANDING

 Units outstanding at beginning of period            -
   Units issued                                 83,747
   Units redeemed                              (29,305)
                                          ------------
 Units outstanding at end of period             54,442
                                          ============

(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002


See notes to financial statements.

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    ORGANIZATION

      Lincoln Benefit Life Variable Life Account (the "Account"), a unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940, is a Separate Account of Lincoln Benefit Life Company ("Lincoln Benefit"). The assets of the Account are legally segregated from those of Lincoln Benefit. Lincoln Benefit is wholly owned by Allstate Life Insurance Company ("Allstate"), a wholly owned subsidiary of Allstate Insurance Company, which is wholly owned by The Allstate Corporation. These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

      Lincoln Benefit issues three life insurance policies, the Investor's Select, the Consultant and the Consultant SL (collectively the "Policies"), the deposits of which are invested at the direction of the policyholders in the sub-accounts that comprise the Account. Absent any Policy provisions wherein Lincoln Benefit contractually guarantees either a minimum return or account value upon death, variable life policyholders bear the investment risk that the sub-accounts may not meet their stated investment objectives. The sub-accounts invest in the following underlying mutual fund portfolios (collectively the "Funds"):

      THE ALGER AMERICAN FUND                                       LSA VARIABLE SERIES TRUST
          Growth                                                         LSA Aggressive Growth
          Income and Growth                                              LSA Balanced
          Leveraged AllCap                                               LSA Basic Value
          MidCap Growth                                                  LSA Blue Chip
          Small Capitalization                                           LSA Capital Appreciation
      FEDERATED INSURANCE SERIES                                         LSA Disciplined Equity
          Federated Fund for U.S. Government Securities II               LSA Diversified Mid-Cap
          Federated High Income Bond Fund II                             LSA Emerging Growth Equity
          Federated Utility Fund II                                      LSA Focused Equity
      FIDELITY VARIABLE INSURANCE PRODUCTS FUND                          LSA Growth Equity
          VIP Asset Manager                                              LSA Mid Cap Value
          VIP Contrafund                                                 LSA Value Equity
          VIP Equity-Income                                         MFS VARIABLE INSURANCE TRUST
          VIP Growth                                                     MFS Emerging Growth Series
          VIP Index 500                                                  MFS Investors Trust Series
          VIP Money Market                                               MFS New Discovery Series
          VIP Overseas                                                   MFS Research Series
      IAI RETIREMENT FUNDS, INC.                                         MFS Total Return Series
          Balanced Portfolio (Closed March 15, 2001)                MFS VARIABLE INSURANCE TRUST (SERVICE CLASS)
          Regional Portfolio (Closed March 15, 2001)                     MFS New Discovery Series (Service Class)
          Reserve Portfolio (Closed March 15, 2001)                 OCC ACCUMULATION TRUST
      JANUS ASPEN SERIES                                                 OCC Science and Technology
          Aggressive Growth                                              OCC Small Cap
          Balanced                                                  OPPENHEIMER VARIABLE ACCOUNT FUNDS (SERVICE
          Flexible Income                                             CLASS ("SC"))
          Growth                                                         Oppenheimer Main Street Small Cap
          Worldwide Growth                                                 Growth (SC)
      JANUS ASPEN SERIES (SERVICE SHARES)
          Global Value (Service Shares)

--------------------------------------------------------------------------------

1.    ORGANIZATION (CONTINUED)

      PANORAMA SERIES FUND, INC. (SERVICE                           STRONG OPPORTUNITY FUND II, INC.
        CLASS ("SC"))                                                    Opportunity Fund II
          Oppenheimer International Growth and                      STRONG VARIABLE INSURANCE FUNDS, INC.
             Income (SC)                                                 Discovery Fund II (closed May 15, 2002)
      PIMCO VARIABLE INSURANCE TRUST                                     MidCap Growth Fund II
          Foreign Bond                                              T. ROWE PRICE EQUITY SERIES, INC.
          Total Return                                                   T. Rowe Price Equity Income
      PUTNAM VARIABLE TRUST                                              T. Rowe Price Mid-Cap Growth
          VT International Growth and Income                             T. Rowe Price New America Growth
      SCUDDER VARIABLE SERIES I                                     T. ROWE PRICE INTERNATIONAL SERIES, INC.
          Balanced                                                       T. Rowe Price International Stock
          Bond                                                      VAN KAMPEN LIFE INVESTMENT TRUST (CLASS II)
          Global Discovery                                               LIT Growth and Income (Class II)
          Growth and Income
          International

      Lincoln Benefit provides administrative and insurance services to the policyholders for a fee. Lincoln Benefit also maintains a fixed account ("Fixed Account"), to which policyholders may direct their deposits and receive a fixed rate of return. Lincoln Benefit has sole discretion to invest the assets of the Fixed Account, subject to applicable law.

      The LSA Variable Series Trust ("Trust") is managed by LSA Asset Management, LLC (the "Manager"), a wholly owned subsidiary of Allstate, pursuant to an investment management agreement with the Trust. The Manager is entitled to receive a management fee from each sub-account investing in the Trust. Fees are payable monthly at an annual rate as a percentage of average daily net assets ranging from 0.75% to 1.05%.

 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      INVESTMENTS - Investments consist of shares of the Funds and are stated at fair value based on quoted market prices.

      INVESTMENT INCOME - Investment income consists of dividends declared by the Funds and is recognized on the ex-dividend date.

      REALIZED GAINS AND LOSSES - Realized gains and losses on fund shares represent the difference between the proceeds from sales of shares of the Funds by the Account and the cost of such shares, which is determined on a weighted average basis. Transactions are recorded on a trade date basis. Income from realized gain distributions are recorded on the Funds' ex-distribution date.

      FEDERAL INCOME TAXES - The Account intends to qualify as a segregated asset account as defined in the Internal Revenue Code ("Code"). As such, the operations of the Account are included in the tax return of Lincoln Benefit. Lincoln Benefit is taxed as a life insurance company under the Code. No federal income taxes are allocable to the Account, as the Account did not generate taxable income.

      USE OF ESTIMATES - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

--------------------------------------------------------------------------------

3.    EXPENSES

      RISK CHARGE - On the Investor's Select policies, Lincoln Benefit assumes risks related to the operations of the Account and deducts charges daily at a rate of 0.70% per annum of the daily net assets of the Account. The risk charge is recognized as a reduction in accumulation unit values. The risk charge covers insurance benefits available with the policy and certain expenses of the policy. It also covers the risk that the current charges will not be sufficient in the future to cover the cost of administering the policy.

      MONTHLY DEDUCTIONS - On each monthly deduction day, Lincoln Benefit will deduct from the policy value an amount to cover certain charges and expenses incurred in connection with the policy. The monthly deduction is intended to compensate Lincoln Benefit for expenses incurred in connection with the cost of insurance, mortality and expense risk charges, administrative expense charges, and policy fees. The monthly deductions are recognized as redemption of units.

                  COST OF INSURANCE: On all policies, Lincoln Benefit charges each policyholder monthly for cost of insurance. The cost of insurance is determined based upon several variables, including the policyholder's death benefit amount and Account value.

                  MORTALITY AND EXPENSE RISK CHARGE: On the Consultant and Consultant SL policies, Lincoln Benefit assumes mortality and expense risks related to the operations of the Account and deducts charges monthly at a rate of 0.72% per annum of the daily net assets of the Account for the first fourteen policy years. Thereafter Lincoln Benefit intends to charge an annual rate of 0.36%, and Lincoln Benefit guarantees the charge will not exceed more than 0.48%. The mortality and expense risk charge covers insurance benefits available with the policies and certain expenses of the policies. It also covers the risk that the current charges will not be sufficient in the future to cover the cost of administering the policies.

                  ADMINISTRATIVE EXPENSE CHARGE: Lincoln Benefit deducts an administrative expense charge on a monthly or annual basis to cover expenses incurred in evaluating the insured persons' risk, issuing the policy, and sales expenses. The Consultant SL policies charge equals $.12 for each $1,000 of the policy's face amount during the first seven policy years and is deducted on a monthly basis. On the Investor's Select policies the charge equals 0.20% of the policy value on each policy anniversary during the first twelve policy years.

                  POLICY FEE: On all policies, Lincoln Benefit deducts an administrative expense charge on a monthly basis to cover expenses such as salaries, postage and periodic reports. The Investor's Select policy charges $5 a month, and the Consultant and Consultant SL policies charge $7.50 a month.

--------------------------------------------------------------------------------

4. PURCHASES OF INVESTMENTS

    The cost of purchases of investments for the year ended December 31, 2002 were as follows:


                                                                           Purchases
                                                                        -----------------
    Investments in The Alger American Fund Sub-Accounts:
            Growth                                                      $       1,088,825
            Income and Growth                                                   1,367,058
            Leveraged AllCap                                                    1,547,010
            MidCap Growth                                                       4,156,177
            Small Capitalization                                                  958,814

    Investments in the Federated Insurance Series Sub-Accounts:
            Federated Fund for U.S. Government Securities II                    8,798,536
            Federated High Income Bond Fund II                                  5,273,551
            Federated Utility Fund II                                           1,007,058

    Investments in the Fidelity Variable Insurance Products Fund Sub-Accounts:
            VIP Asset Manager                                                   3,819,666
            VIP Contrafund                                                      9,993,945
            VIP Equity-Income                                                  12,057,459
            VIP Growth                                                         10,105,241
            VIP Index 500                                                       8,653,976
            VIP Money Market                                                  184,063,058
            VIP Overseas                                                       62,802,019

    Investments in the Janus Aspen Series Sub-Accounts:
            Aggressive Growth                                                   4,941,416
            Balanced                                                           11,358,650
            Flexible Income                                                     8,151,677
            Growth                                                              8,185,796
            Worldwide Growth                                                   75,730,688

    Investments in the Janus Aspen Series (Service Shares) Sub-Accounts:
            Global Value (Service Shares) (a)                                   2,362,691

    Investments in the LSA Variable Series Trust Sub-Accounts:
            LSA Aggressive Growth (a)                                              14,272
            LSA Balanced                                                          709,767
            LSA Basic Value                                                       840,214
            LSA Blue Chip (a)                                                      61,627
            LSA Capital Appreciation (a)                                            8,951
            LSA Disciplined Equity (a)                                              1,862
            LSA Diversified Mid-Cap                                               516,051
            LSA Emerging Growth Equity (a)                                        338,067
            LSA Focused Equity (a)                                                393,802
            LSA Growth Equity (a)                                                  55,388
            LSA Mid Cap Value                                                   3,228,873
            LSA Value Equity                                                      425,668

(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

--------------------------------------------------------------------------------

4. PURCHASES OF INVESTMENTS (CONTINUED)


                                                                           Purchases
                                                                        -----------------
    Investments in the MFS Variable Insurance Trust Sub-Accounts:
            MFS Emerging Growth Series                                  $       1,144,244
            MFS Investors Trust Series                                          1,317,426
            MFS New Discovery Series                                            2,637,438
            MFS Research Series                                                   510,888
            MFS Total Return Series                                             6,333,143

    Investments in the MFS Variable Insurance Trust (Service Class)
        Sub-Account:
            MFS New Discovery Series (Service Class) (a)                        1,717,477

    Investments in the OCC Accumulation Trust Sub-Accounts:
            OCC Science and Technology                                            395,891
            OCC Small Cap (a)                                                   1,904,168

    Investments in the Oppenheimer Variable Account Funds (Service
       Class ("SC")) Sub-Account:
            Oppenheimer Main Street Small Cap Growth (SC) (a)                   1,395,892

    Investments in the Panorama Series Fund, Inc. (Service Class
       ("SC")) Sub-Account:
            Oppenheimer International Growth and Income (SC) (a)                  180,039

    Investments in the PIMCO Variable Insurance Trust Sub-Accounts:
            Foreign Bond (a)                                                    1,686,990
            Total Return (a)                                                    2,842,239

    Investments in the Putnam Variable Trust Sub-Account:
            VT International Growth and Income (a)                                389,622

    Investments in the Scudder Variable Series I Sub-Accounts:
            Balanced                                                            1,006,563
            Bond                                                                2,970,810
            Global Discovery                                                      779,518
            Growth and Income                                                     596,355
            International                                                         353,974

    Investments in the Strong Opportunity Fund II, Inc. Sub-Account:
            Opportunity Fund II                                                 3,228,056

(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

--------------------------------------------------------------------------------

4. PURCHASES OF INVESTMENTS (CONTINUED)


                                                                              Purchases
                                                                           --------------
    Investments in the Strong Variable Insurance Funds, Inc. Sub-Accounts:
            Discovery Fund II (b)                                          $       23,843
            MidCap Growth Fund II                                                 901,845

    Investments in the T. Rowe Price Equity Series, Inc. Sub-Accounts:
            T. Rowe Price Equity Income                                         3,405,954
            T. Rowe Price Mid-Cap Growth                                        3,424,855
            T. Rowe Price New America Growth                                      456,469

    Investments in the T. Rowe Price International Series, Inc. Sub-Account:
            T. Rowe Price International Stock                                     685,309

    Investments in the Van Kampen Life Investment Trust Sub-Account:
            LIT Growth and Income (Class II) (a)                                  690,804
                                                                           --------------
                                                                           $  473,997,665
                                                                           ===============







(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

(b) For the Period Beginning January 1, 2002 and Ended May 15, 2002

--------------------------------------------------------------------------------

5. FINANCIAL HIGHLIGHTS

    The accumulation unit value, the investment income ratio, the expense ratio assessed by Lincoln Benefit Life, and the total return is presented for each sub-account. As explained in Note 3, the expense ratio represents risk charges which are assessed as a percentage of daily net assets.

    ITEMS IN THE FOLLOWING TABLE ARE NOTATED AS FOLLOWS:

     * INVESTMENT INCOME RATIO - This represents dividends, excluding realized gain distributions, received by the sub-account, net of management fees assessed by the fund manager, divided by the average net assets. This ratio excludes those expenses that result in direct reductions in the accumulation unit values. The recognition of investment income by the sub-account is affected by the timing of the declaration of dividends by the underlying fund in which the sub-account invests.

     ** EXPENSE RATIO - This represents the annualized contract expenses of the sub-account for the period and includes only those expenses that are charged through a reduction in the accumulation unit values. Excluded are expenses of the underlying fund portfolio and charges made directly to policyholder accounts through the redemption of units.

     *** TOTAL RETURN - This represents the total return for the period and reflects those expenses that result in direct reductions in the accumulation unit values. The total return does not include any expenses assessed through the redemption of units; inclusion of these expenses in the calculation would result in a reduction in the total return presented. Total return is calculated using unrounded accumulation unit values.

         Sub-accounts with a date notation indicate the effective date of that investment option in the Account. The investment income ratio and total return are calculated for the period or from the effective date through the end of the reporting period.


                                                                                 Investor's Select Policies
                                                          ---------------------------------------------------------------------

                                                          At December 31,                 For the year ended December 31,
                                                          ----------------    -------------------------------------------------

                                                            Accumulation       Investment          Expense           Total
                                                             Unit Value        Income Ratio*        Ratio**         Return***
                                                          ----------------    --------------     --------------  --------------
Investments in the Federated Insurance Series
   Sub-Accounts:
     Federated Fund for U.S. Government Securities II
        2002                                                $     16.36             2.75 %            0.70 %             8.29 %
        2001                                                      15.11             2.70              0.70               6.28
     Federated High Income Bond Fund  II
        2002                                                      13.92            10.39              0.70               0.68
        2001                                                      13.83            10.88              0.70               0.67
     Federated Utility Fund II
        2002                                                      10.99             4.75              0.70             -24.48
        2001                                                      14.55             3.38              0.70             -14.33

-------------------------------------------------------------------------------

5. FINANCIAL HIGHLIGHTS


                                                                               Investor's Select Policies (continued)
                                                          ------------------------------------------------------------------------

                                                          At December 31,                 For the year ended December 31,
                                                          -----------------  -----------------------------------------------------

                                                            Accumulation       Investment          Expense             Total
                                                             Unit Value        Income Ratio*        Ratio**           Return***
                                                          -----------------  ----------------   ----------------  ----------------
Investments in the Fidelity Variable Insurance Products
   Fund Sub-Accounts:
     VIP Asset Manager
        2002                                              $      15.04            3.77 %            0.70 %            -9.37 %
        2001                                                     16.59            3.78              0.70              -4.76
     VIP Contrafund
        2002                                                     15.99            0.83              0.70              -9.98
        2001                                                     17.76            0.07              0.70             -12.86
     VIP Equity-Income
        2002                                                     19.70            1.78              0.70             -17.53
        2001                                                     23.89            1.63              0.70              -5.62
     VIP Growth
        2002                                                     17.46            0.24              0.70             -30.59
        2001                                                     25.16            0.07              0.70             -18.23
     VIP Index 500
        2002                                                      8.15            1.16              0.70             -18.50
     VIP Money Market
        2002                                                     14.35            1.57              0.70               0.98
        2001                                                     14.21            3.61              0.70               3.46
     VIP Overseas
        2002                                                     10.13            0.76              0.70             -20.84
        2001                                                     12.80            6.92              0.70             -21.72

Investments in the IAI Retirement Funds, Inc. Sub-Accounts:
     Balanced Portfolio
        2001 (c)                                                 16.11            5.21              0.70              -2.68
     Regional Portfolio
        2001 (c)                                                 21.08            1.51              0.70              -3.94
     Reserve Portfolio
        2001 (c)                                                 12.87            1.29              0.70               0.50



(c) For the Period Beginning January 1, 2001 and Ended March 15, 2001

-------------------------------------------------------------------------------

5. FINANCIAL HIGHLIGHTS


                                                                            Investor's Select Policies (continued)
                                                         --------------------------------------------------------------------

                                                          At December 31,                 For the year ended December 31,
                                                         -----------------   ------------------------------------------------

                                                            Accumulation       Investment          Expense         Total
                                                             Unit Value        Income Ratio*        Ratio**        Return***
                                                         -----------------   ----------------   ----------------  -----------
Investments in the Janus Aspen Series Sub-Accounts:
     Aggressive Growth
        2002                                              $       15.32                0.00 %            0.70 %        -28.44 %
        2001                                                      21.41                0.00              0.70          -39.88
     Balanced
        2002                                                      24.13                2.60              0.70           -7.10
        2001                                                      25.97                2.81              0.70           -5.33
     Flexible Income
        2002                                                      19.46                4.61              0.70            9.71
        2001                                                      17.74                6.04              0.70            6.98
     Growth
        2002                                                      16.39                0.00              0.70          -27.02
        2001                                                      22.47                0.07              0.70          -25.26
     Worldwide Growth
        2002                                                      18.97                0.91              0.70          -26.02
        2001                                                      25.65                0.49              0.70          -22.98

Investments in the Janus Aspen Series (Service Shares)
    Sub-Account:
     Global Value (Service Shares)
        2002 (a)                                                   7.79                0.06              0.70          -22.09

Investments in the LSA Variable Series Trust Sub-Accounts:
     LSA Aggressive Growth
        2002 (a)                                                   7.33                0.00              0.70          -26.67
     LSA Balanced
        2002                                                       8.71                2.54              0.70          -12.90
     LSA Basic Value
        2002                                                       7.67                0.00              0.70          -23.27
     LSA Blue Chip
        2002 (a)                                                   8.01                0.00              0.70          -19.88
     LSA Capital Appreciation
        2002 (a)                                                   8.20                0.00              0.70          -17.99
     LSA Disciplined Equity
        2002 (a)                                                   8.00                0.95              0.70          -20.02
     LSA Diversified Mid-Cap
        2002                                                       7.82                0.23              0.70          -21.81
     LSA Emerging Growth Equity
        2002 (a)                                                   6.89                0.00              0.70          -31.07


(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

--------------------------------------------------------------------------------

5. FINANCIAL HIGHLIGHTS


                                                                                  Investor's Select Policies (continued)
                                                           ------------------------------------------------------------------------

                                                           At December 31,                 For the year ended December 31,
                                                           ----------------   -----------------------------------------------------

                                                             Accumulation       Investment          Expense             Total
                                                             Unit Value         Income Ratio*        Ratio**           Return***
                                                           ----------------   ----------------   ----------------  ----------------
Investments in the LSA Variable Series Trust Sub-Accounts
   (continued):
     LSA Focused Equity
        2002 (a)                                            $       7.75               0.00 %            0.70 %           -22.50 %
     LSA Growth Equity
        2002 (a)                                                    8.21               0.08              0.70             -17.90
     LSA Mid Cap Value
        2002                                                        8.48               0.44              0.70             -15.23
     LSA Value Equity
        2002                                                        7.95               0.00              0.70             -20.51

Investments in the MFS Variable Insurance Trust (Service
   Class) Sub-Account:
     MFS New Discovery Series (Service Class)
        2002 (a)                                                    7.51               0.00              0.70             -24.92

Investments in the OCC Accumulation Trust Sub-Account:
     OCC Small Cap
        2002 (a)                                                    7.23               0.00              0.70             -27.74

Investments in the Oppenheimer Variable Account Funds
    (Service Class ("SC")) Sub-Account:
     Oppenheimer Main Street Small Cap Growth (SC)
        2002 (a)                                                    7.88               0.00              0.70             -21.24

Investments in the Panorama Series Fund, Inc. (Service
    Class ("SC")) Sub-Account:
     Oppenheimer International Growth and Income (SC)
        2002 (a)                                                    7.07               0.00              0.70             -29.28

Investments in the PIMCO Variable Insurance Trust Sub-
   Accounts:
     Foreign Bond
        2002 (a)                                                   10.60               2.77              0.70               6.04
     Total Return
        2002 (a)                                                   10.60               2.44              0.70               5.96

Investments in the Putnam Variable Trust Sub-Account:
     VT International Growth and Income
        2002 (a)                                                    8.23               0.00              0.70             -17.71


(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

-------------------------------------------------------------------------------

5. FINANCIAL HIGHLIGHTS


                                                                            Investor's Select Policies (continued)
                                                            ----------------------------------------------------------------------

                                                             At December 31,              For the year ended December 31,
                                                            ----------------   ---------------------------------------------------

                                                              Accumulation       Investment          Expense          Total
                                                               Unit Value        Income Ratio*        Ratio**        Return***
                                                            ----------------   ---------------    --------------  ----------------
Investments in the Scudder Variable Series I Sub-Accounts:
     Balanced
        2002                                                 $     8.76                2.32 %            0.70 %           -12.37 %
     Bond
        2002                                                      15.69                6.29              0.70               6.90
        2001                                                      14.68                3.37              0.70               5.00

Investments in the Van Kampen Life Investment Trust
   (Class II) Sub-Account:
     LIT Growth and Income (Class II)
        2002 (a)                                                   8.19                0.00              0.70             -18.07




(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

--------------------------------------------------------------------------------

5. FINANCIAL HIGHLIGHTS


                                                                                Consultant and Consultant SL Policies
                                                          -----------------------------------------------------------------------

                                                           At December 31,                 For the year ended December 31,
                                                          ------------------  ---------------------------------------------------

                                                            Accumulation       Investment          Expense             Total
                                                             Unit Value        Income Ratio*        Ratio**           Return***
                                                          ------------------  ---------------   ---------------  ----------------
Investments in The Alger American Fund Sub-Accounts:
     Growth
        2002                                                $      8.07                0.04 %            0.00 %           -32.99 %
        2001                                                      12.04                0.23              0.00             -11.82

     Income and Growth
        2002                                                       9.60                0.62              0.00             -31.10
        2001                                                      13.93                0.35              0.00             -14.32

     Leveraged AllCap
        2002                                                       9.57                0.01              0.00             -33.91
        2001                                                      14.48                0.00              0.00             -15.93

     MidCap Growth
        2002                                                      11.05                0.00              0.00             -29.54
        2001                                                      15.68                0.00              0.00              -6.52

     Small Capitalization
        2002                                                       6.17                0.00              0.00             -26.23
        2001                                                       8.36                0.04              0.00             -29.51

Investments in the Federated Insurance Series
   Sub-Accounts:
     Federated Fund for U.S. Government Securities II
        2002                                                      13.28                2.75              0.00               9.05
        2001                                                      12.18                2.70              0.00               7.03

     Federated High Income Bond Fund  II
        2002                                                       9.46               10.39              0.00               1.39
        2001                                                       9.33               10.88              0.00               1.38

     Federated Utility Fund II
        2002                                                       6.80                4.75              0.00             -23.95
        2001                                                       8.94                3.38              0.00             -13.72

--------------------------------------------------------------------------------

5. FINANCIAL HIGHLIGHTS


                                                                     Consultant and Consultant SL Policies (continued)
                                                          ------------------------------------------------------------------------

                                                           At December 31,                For the year ended December 31,
                                                          -----------------  -----------------------------------------------------

                                                            Accumulation       Investment          Expense             Total
                                                             Unit Value        Income Ratio*        Ratio**           Return***
                                                          -----------------  ----------------   ----------------  ----------------
Investments in the Fidelity Variable Insurance Products
   Fund Sub-Accounts:
     VIP Asset Manager
        2002                                                $     10.14                3.77 %            0.00 %            -8.73 %
        2001                                                      11.11                3.78              0.00              -4.09
     VIP Contrafund
        2002                                                      10.63                0.83              0.00              -9.35
        2001                                                      11.72                0.74              0.00             -12.24
     VIP Equity-Income
        2002                                                       9.90                1.78              0.00             -16.95
        2001                                                      11.92                1.63              0.00              -4.96
     VIP Growth
        2002                                                       8.22                0.24              0.00             -30.11
        2001                                                      11.77                0.07              0.00             -17.65
     VIP Index 500
        2002                                                       8.53                1.16              0.00             -22.25
        2001                                                      10.97                0.96              0.00             -12.10
     VIP Money Market
        2002                                                      12.08                1.57              0.00               1.69
        2001                                                      11.88                3.61              0.00               4.19
     VIP Overseas
        2002                                                       7.65                0.76              0.00             -20.28
        2001                                                       9.59                6.92              0.00             -21.17

Investments in the Janus Aspen Series Sub-Accounts:
     Aggressive Growth
        2002                                                       8.27                0.00              0.00             -27.94
        2001                                                      11.47                0.00              0.00             -39.45
     Balanced
        2002                                                      12.97                2.60              0.00              -6.45
        2001                                                      13.86                2.81              0.00              -4.67
     Flexible Income
        2002                                                      13.23                4.61              0.00              10.48
        2001                                                      11.98                6.04              0.00               7.74
     Growth
        2002                                                       8.11                0.00              0.00             -26.51
        2001                                                      11.03                0.07              0.00             -24.73
     Worldwide Growth
        2002                                                       8.60                0.91              0.00             -25.50
        2001                                                      11.54                0.49              0.00             -22.44

--------------------------------------------------------------------------------

5. FINANCIAL HIGHLIGHTS


                                                                          Consultant and Consultant SL Policies (continued)
                                                          ------------------------------------------------------------------------

                                                           At December 31,                 For the year ended December 31,
                                                          -----------------  -----------------------------------------------------

                                                            Accumulation       Investment          Expense             Total
                                                             Unit Value        Income Ratio*        Ratio**           Return***
                                                          -----------------  ----------------   ----------------  ----------------
Investments in the Janus Aspen Series (Service Shares)
   Sub-Account:
     Global Value (Service Shares)
        2002 (a)                                            $      7.83                0.06              0.00             -21.72 %

Investments in the LSA Variable Series Trust Sub-Accounts:
     LSA Balanced
        2002                                                       8.27                2.54              0.00             -18.30
        2001 (d)                                                  10.13                9.65              0.00               1.28
     LSA Basic Value
        2002                                                       8.45                0.00              0.00             -21.70
        2001 (d)                                                  10.80                0.02              0.00               7.97
     LSA Diversified Mid-Cap
        2002                                                       8.81                0.23              0.00             -19.25
        2001 (d)                                                  10.91                0.13              0.00               9.08
     LSA Emerging Growth Equity
        2002 (a)                                                   6.93                0.00              0.00             -30.75
     LSA Mid Cap Value
        2002                                                      10.08                0.44              0.00              -7.49
        2001 (d)                                                  10.89                0.56              0.00               8.92
     LSA Value Equity
        2002                                                       8.24                0.00              0.00             -22.17
        2001 (d)                                                  10.58                1.42              0.00               5.84

Investments in the MFS Variable Insurance Trust Sub-Accounts:
     MFS Emerging Growth Series
        2002                                                       7.39                0.00              0.00             -33.76
        2001                                                      11.15                0.00              0.00             -33.49
     MFS Investors Trust Series
        2002                                                       7.96                0.58              0.00             -20.96
        2001                                                      10.07                0.53              0.00             -15.95
     MFS New Discovery Series
        2002                                                      12.59                0.00              0.00             -31.63
        2001                                                      18.41                0.00              0.00              -5.03
     MFS Research Series
        2002                                                       7.80                0.26              0.00             -24.54
        2001                                                      10.34                0.01              0.00             -21.25
     MFS Total Return Series
        2002                                                      12.12                1.10              0.00              -5.17
        2001                                                      12.78                1.79              0.00               0.25

(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

(d) For the Period Beginning October 22, 2001 and Ended December 31, 2001

--------------------------------------------------------------------------------

5. FINANCIAL HIGHLIGHTS


                                                                          Consultant and Consultant SL Policies (continued)
                                                           ----------------------------------------------------------------------

                                                            At December 31,                For the year ended December 31,
                                                           -----------------  ---------------------------------------------------

                                                            Accumulation       Investment          Expense            Total
                                                             Unit Value        Income Ratio*        Ratio**          Return***
                                                           -----------------  ----------------   ---------------  ---------------
Investments in the OCC Accumulation Trust Sub-Accounts:
     OCC Science and Technology
        2002                                                $      5.45                0.00 %            0.00 %           -49.58 %
        2001 (d)                                                  10.82                0.00              0.00               8.18
     OCC Small Cap
        2002 (a)                                                   7.26                0.00              0.00             -27.40

Investments in the Oppenheimer Variable Account Funds
    (Service Class ("SC")) Sub-Account:
     Oppenheimer Main Street Small Cap Growth (SC)
        2002 (a)                                                   7.91                0.00              0.00             -20.87

Investments in the PIMCO Variable Insurance Trust Sub-
   Accounts:
     Foreign Bond
        2002 (a)                                                  10.65                2.77              0.00               6.53
     Total Return
        2002 (a)                                                  10.65                2.44              0.00               6.45

Investments in the Putnam Variable Trust Sub-Account:
     VT International Growth and Income
        2002 (a)                                                   8.27                0.00              0.00             -17.33

Investments in the Scudder Variable Series I Sub-Accounts:
     Balanced
        2002                                                      10.00                2.32              0.00             -15.08
        2001                                                      11.77                1.98              0.00              -6.06
     Bond
        2002                                                      12.76                6.29              0.00               7.66
        2001                                                      11.85                3.37              0.00               5.75
     Global Discovery
        2002                                                      10.27                0.00              0.00             -19.89
        2001                                                      12.82                0.00              0.00             -24.59
     Growth and Income
        2002                                                       7.49                0.80              0.00             -23.13
        2001                                                       9.74                0.97              0.00             -11.30
     International
        2002                                                       7.12                0.92              0.00             -18.37
        2001                                                       8.72                0.36              0.00             -30.86


(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

(d) For the Period Beginning October 22, 2001 and Ended December 31, 2001

--------------------------------------------------------------------------------

5. FINANCIAL HIGHLIGHTS


                                                                         Consultant and Consultant SL Policies (continued)
                                                          -----------------------------------------------------------------------

                                                           At December 31,                 For the year ended December 31,
                                                          ------------------  ---------------------------------------------------

                                                            Accumulation       Investment          Expense           Total
                                                             Unit Value        Income Ratio*        Ratio**         Return***
                                                          ------------------  ----------------  ---------------  ----------------
Investments in the Strong Opportunity Fund II, Inc.
   Sub-Account:
     Opportunity Fund II
        2002                                               $      11.13                0.55 %            0.00 %           -26.82 %
        2001                                                      15.21                0.52              0.00              -3.70

Investments in the Strong Variable Insurance Funds, Inc.
   Sub-Accounts:
     Discovery Fund II
        2002 (b)                                                    N/A                0.00              0.00               3.39
        2001                                                      12.66                0.95              0.00               4.08
     MidCap Growth Fund II
        2002                                                       8.02                0.00              0.00             -37.55
        2001                                                      12.84                0.00              0.00             -30.77

Investments in the T. Rowe Price Equity Series, Inc.
   Sub-Accounts:
     T. Rowe Price Equity Income
        2002                                                      11.20                1.86              0.00             -13.12
        2001                                                      12.89                1.64              0.00               1.46
     T. Rowe Price Mid-Cap Growth
        2002                                                      11.98                0.00              0.00             -21.25
        2001                                                      15.22                0.00              0.00              -0.92
     T. Rowe Price New America Growth
        2002                                                       7.20                0.00              0.00             -28.31
        2001                                                      10.04                0.00              0.00             -11.84

Investment in the T. Rowe Price International Series, Inc.
   Sub-Account:
     T. Rowe Price International Stock
        2002                                                       7.54                1.25              0.00             -18.29
        2001                                                       9.23                2.37              0.00             -22.21

Investments in the Van Kampen Life Investment Trust (Class II)
   Sub Account:
     LIT Growth and Income (Class II)
        2002 (a)                                                   8.23                0.00              0.00             -17.69


(a) For the Period Beginning May 1, 2002 and Ended December 31, 2002

(b) For the Period Beginning January 1, 2002 and Ended May 15, 2002

PART C
OTHER INFORMATION

Item 27.
EXHIBITS

         (a) Resolution of the Board of Directors of Lincoln Benefit Life Company authorizing establishment of Registrant. (1)

         (b)      Custodian Agreement (Not Applicable)

         (c) (i) Form of Principal Underwriting Agreement (2) (ii) Form of Selling Agreement (3) (iii) Schedule of Sales Commissions (10)

         (d) Form of the Consultant Accumulator Flexible Premium Variable Universal Life Policy(9)

         (e)      Application Form (10)

         (f) (1) Certificate of Incorporation of Lincoln Benefit (1) (2) By-laws of Lincoln Benefit (1)

         (g)      Contracts of Reinsurance (4)

         (h)      Fund Participation Agreements:

               (a) Form of Participation Agreement by and among AIM Variable Insurance Funds, AIM Distributors, Inc, Lincoln Benefit Life Company, and ALFS, Inc. (5)

               (b) Participation Agreement among the Alger American Fund, Lincoln Benefit Life Company and Fred Alger and Company, Incorporated. (1)

               (c) Participation Agreement among Lincoln Benefit Life Company, Variable Insurance Products Fund and Fidelity Distributors Corporation. (1)

               (d)  Participation  Agreement among Lincoln Benefit Life Company,
                    Variable   Insurance   Products   Fund   II   and   Fidelity
                    Distributors Corporation. (1)

               (e) Fund Participation Agreement (Service Shares) between Janus Aspen Series and Lincoln Benefit Life Company. (5)

               (f) Form of Participation Agreement among Lincoln Benefit Life Company, Lazard Asset Management and Lazard Retirement Series, Inc. (7)

               (g) Form of Participation Agreement between Lincoln Benefit Life Company and LSA Variable Series Trust. (6)

               (h) Form of Participation Agreement among MFS Variable Insurance Trust, Lincoln Benefit Life Company, and Massachusetts Financial Services Company. (1)

               (i) (1) Form of Participation Agreement between Lincoln Benefit Life Company and OCC Accumulation Trust. (7)

               (i)  (2)   Amendment  to   Participation   Agreement   among  OCC
                    Accumulation Trust, OCC Distributors and Lincoln Benefit Life Company. (8)

               (j) Form of Participation Agreement among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc., and Lincoln Benefit Life Company. (5)

               (k) Form of Participation Agreement among Panorama Series Fund, OppenheimerFunds, Inc., and Lincoln Benefit Life Company.
                    (5)

               (l)  Form  of   Participation   Agreement  among  PIMCO  Variable
                    Insurance Trust, Lincoln Benefit Life Company and PIMCO Funds Distributor LLC. (7)

               (m) Form of Participation Agreement among Putnam Variable Trust, Putnam Retail Management, Inc., and Lincoln Benefit Life Company. (5)

               (n) Form of Participation Agreement among Rydex Variable Trust, Padco Financial Services, and Lincoln Benefit Life Company.
                    (8)

               (o)  Form of  Participation  Agreement  between Salomon  Brothers
                    Variable   Series  Fund,   Inc.,   Salomon   Brothers  Asset
                    Management, Inc. and Lincoln Benfit Life Company. (7)

               (p) Fund Participation Agreement between Lincoln Benefit Life Company, Scudder Variable Insurance Trust, and Deutsche Asset Management, Inc. (9).

               (q)  Participation   Agreement   between  Scudder  Variable  Life
                    Investment Fund and Lincoln Benefit Life Company. (1)

               (r) Form of Participation Agreement among Lincoln Benefit Life Company, T. Rowe Price Equity Series, Inc., T. Rowe Price International Series, Inc., and T. Rowe Price Investment Services, Inc. (1)

               (s) Form of Participation Agreement among Van Kampen Life Investment Trust, Van Kampen Funds, Inc., Van Kampen Asset Management, Inc., and Lincoln Benefit Life Company. (5)

               (t) Form of Participation Agreement among Lincoln Benefit Life Company, Van Kampen Universal Institutional Funds, and Miller Anderson & Sherrerd, LLP (7)

         (i)      Administrative Contracts  (Not Applicable)

         (j) Other Material Contracts (Not Applicable)

         (k) Opinion and Consent of Counsel (10)

         (l) Actuarial Opinion and Consent (10)

         (m) Sample Calculations (9)

         (n) Other Consents

                  (1) Consent of Independent Auditors (filed herewith)

                  (2) Consent of Attorneys (filed herewith)

         (o) Omitted financial statements (Not applicable)

         (p)      Initial Capital Arrangements (Not Applicable)

         (q) Procedures Memorandum pursuant to Rule 6e-3(T)(b)(12)(ii) (9)

         (r) Table of Surrender Charge Factors and Percentages (10)

         (99) Powers of Attorney for Lawrence W. Dahl, Margaret G. Dyer, Marla G. Friedman, Douglas F. Gaer, John C. Lounds, J. Kevin McCarthy, Samuel H. Pilch, Steven E. Shebik, Casey J. Sylla, Michael J. Velotta, B. Eugene Wraith, James P. Zils (filed herewith)
-----------------------


(1) Incorporated by reference from Registration Statement on Form S-6 for Lincoln Benefit Life Variable Life Account, filed March 11, 1998 (File No. 333- 47717).

(2)  Incorporated   by  reference  from   Post-Effective   Amendment  No.  1  to
     Registration Statement on Form S-6 for Lincoln Benefit Life Variable Life Account, filed January 22, 1999 (File No. 333-47717).

(3)  Incorporated   by  reference  from   Post-Effective   Amendment  No.  3  to
     Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account, filed April 1, 1999 (File No. 333-50545, 811-7924).

(4) Incorporated by reference from Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account, filed April 21, 1998 (File No. 333-50545, 811-7924).

(5)  Incorporated   by  reference  from   Post-Effective   Amendment  No.  1  to
     Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account, filed August 8, 2001 (File No. 333-61146, 811-7924).

(6) Incorporated by reference from Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account, filed September 29, 1999 April 1, 1999 (File No. 333-82427, 811-7924).

(7) Incorporated by reference from Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account, filed July 8, 1999 (File No. 333-82427, 811-7924).

(8)  Incorporated   by  reference  from   Post-Effective   Amendment  No.  2  to
     Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account, filed January 17, 2001 (File No. 333-82427, 811-7924).

(9) Incorporated by reference from Registration Statement on Form N-6 for Lincoln Benefit Life Variable Life Account, filed September 27, 2002 (file No. 333-100131, 811-7972).

(10)Incorporated by reference from Pre-Effective Amendment to Registration Statement on Form N-6 for Lincoln Benefit Life Variable Life Account, filed December 17, 2002 (file No. 333-100131, 811-7972).


Item 28.
EXECUTIVE OFFICERS AND DIRECTORS OF LINCOLN BENEFIT

         Our directors and officers are listed below. The principal business address of each of the officers and directors listed below is 2940 South 84th St., Lincoln, Nebraska 68506-4142.

  Lawrence W. Dahl           Director, Executive Vice President
  Margaret G. Dyer           Director
  Marla G. Friedman          Director
  Douglas F. Gaer            Director, Executive Vice President
  John C. Lounds             Director
  J. Kevin McCarthy          Director
  Steven E. Shebik           Director, Senior Vice President and Chief Financial Officer
  Casey J. Sylla             Director, Chairman of the Board and Chief Executive Officer
  Michael J. Velotta         Director, Senior Vice President, General Counsel and Secretary
  B. Eugene Wraith           Director, President and Chief Operating Officer
  Samuel H. Pilch            Group Vice President and Controller
  Joseph P. Rath             Assistant Vice President, Assistant General Counsel and Assistant
                                 Secretary
  Eric A. Simonson           Senior Vice President and Chief Investment Officer
  Dean M. Way                Senior Vice President and Actuary
  James P. Zils              Treasurer
  Janet P. Anderbery         Vice President
  Joseph A. Angel            Regional Vice President
  Bob W. Birman              Vice President
  Teresa N. Carnazzo         Vice President
  William F. Emmons          Vice President, Assistant General Counsel & Assistant Secretary
  Georgia Feiste             Vice President
  Thomas S. Holt             Vice President
  Heidi Kelle                Vice President
  Scott Lawson               Vice President
  Sharyn L. Jenson           Vice President
  Maxine Payton              Vice President
  Barb Raymond               Vice President
  J. Eric Smith              Vice President
  Stanley G. Shelley         Vice President
  Robert L. Vance            Vice President and Assistant Treasurer
  Jeanette Wellsandt         Vice President
  Errol Cramer               Appointed Actuary
  Joanne M. Derrig           Assistant Vice President and Chief Privacy Officer
  Philip Emmanuele           Assistant Vice President
  Lisa J. Flanary            Assistant Vice President
  Karen C. Gardner           Assistant Vice President
  Susan L. Lees              Assistant Secretary
  Robert E. Transon          Assistant Vice President
  Barry S. Paul              Assistant Treasurer
  Timothy N. Vander Pas      Assistant Vice President


Item 29.
PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE DEPOSITOR OR REGISTRANT

     See Annual Report on Form 10-K of the Allstate Corporation, File No. 1-11840, filed March 26, 2002.


Item 30:
INDEMNIFICATION

         The Articles of Incorporation of Lincoln Benefit Life Company (Depositor) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

         The By-Laws of ALFS, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

         Under the terms of the form of Underwriting Agreement, the Depositor agrees to indemnify the distributor for any liability that the latter may incur to a Policy Owner or party-in-interest under a Policy, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Policy; provided, that the Depositor will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or gross negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public Policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public Policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 31.
PRINCIPAL UNDERWRITERS

         ALFS, Inc., ("ALFS") serves as principal underwriter and distributor of the Policies. ALFS is a wholly-owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

         Lincoln Benefit does not pay ALFS any commission or other compensation. As stated in the SAI, under the underwriting agreement for the Policies, Lincoln Benefit reimburses ALFS for expenses incurred in distributing the Policies, including liability arising from services Lincoln Benefit provides on the Policies.

         ALFS also serves as distributor for the Lincoln Benefit Life Variable Annuity Account, which is another separate account of Lincoln Benefit. In addition, ALFS serves as the principal distributor of certain annuity and insurance products issued by the following companies and separate accounts, all of which are affiliates of ALFS and Lincoln Benefit:

         Allstate Financial Advisors Separate Account I Allstate Life Insurance Company Separate Account A Allstate Life of New York Separate Account A Allstate Life of New York Variable Life Separate Account A Glenbrook Life & Annuity Company Separate Account A Glenbrook Life & Annuity Company Variable Annuity Account Glenbrook Life & Annuity Variable Account Glenbrook Life Discover Variable Account A Glenbrook Life Variable Life Separate Account A Glenbrook Life Multi-Manager Variable Account Glenbrook Life Scudder Variable Account A Glenbrook Life AIM Variable Life Separate Account A Charter National Variable Annuity Account Charter National Variable Account Intramerica Variable Annuity Account Allstate Assurance Company Separate Account B Allstate Life Variable Life Separate Account A

         The following are the directors and officers of ALFS. The principal business address of each of the officers and directors listed below is 3100 Sanders Road, Northbrook, IL 60062.

    John R. Hunter                     Director, President, Chief Executive Officer
    Casey J. Sylla                     Director
    Michael J. Velotta                 Director and Secretary
    Marian Goll                        Vice President, Treasurer and Financial Operations Principal
    Brent H. Hamann                    Vice President
    Andrea J. Schur                    Vice President
    Lisa A. Burnell                    Assistant Vice President and Compliance Officer
    Joanne M. Derrig                   Assistant Vice President and Chief Privacy Officer
    William F. Emmons                  Assistant Secretary
    Susan M. Lees                      Assistant Secretary
    Barry S. Paul                      Assistant Treasurer
    Joseph P. Rath                     Assistant Vice President, Assistant General Counsel and
                                       Assistant Secretary
    James P. Zils                      Assistant Treasurer
    Mary Claire Sheehy                 Chief Operations Officer

Item 32.
LOCATION OF ACCOUNTS AND RECORDS

     The Depositor, Lincoln Benefit Life Company, is located at 2940 South 84th Street, Lincoln, Nebraska 68506.

     The Principal Underwriter, ALFS, Inc. is located at 3100 Sanders Road, Northbrook, Illinois 60062.

         Each company maintains those accounts and records required to be maintained pursuant to Section 31(a) of the Investment Company Act and the rules promulgated thereunder.


Item 33.
MANAGEMENT SERVICES

         None.

Item 34.
REPRESENTATION OF REASONABLENESS OF FEES

         Lincoln Benefit Life Company hereby represents that the aggregate fees and charges deducted under the Policy are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by Lincoln Benefit.

SIGNATURES

         Pursuant to the requirements of the Securities Act and the Investment Company Act, the Registrant has duly caused this Post-Effective Amendment #1 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Lincoln, and State of Nebraska on April 21, 2003.

              LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT
              (Registrant)

              By:      Lincoln Benefit Life Company



              By:      /s/ B. Eugene Wraith
                           ------------------------------------------------
                       B. Eugene Wraith
                       President and Chief Operating Officer



              LINCOLN BENEFIT LIFE COMPANY
              (Depositor)


              By:      /s/ B. Eugene Wraith
                           ------------------------------------------------
                       B. Eugene Wraith
                       President and Chief Operating Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment #1 to the Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

(Signature)                                 (Title)                                         (Date)


/s/ B. Eugene Wraith
-----------------------------------         President, Chief Operating Officer               April 21, 2003
B. Eugene Wraith                            & Director
(Principal Executive Officer)



/s/ Samuel H. Pilch
----------------------------------          Group Vice President & Controller                April 21, 2003
Samuel H. Pilch
(Principal Accounting Officer)



/s/ James P. Zils
---------------------------------           Treasurer                                        April 21, 2003
James P. Zils
(Principal Financial Officer)



/s/ Lawrence W. Dahl
---------------------------------           Director, Executive Vice President               April 21, 2003
Lawrence W. Dahl



/s/ Margaret G. Dyer
--------------------------------            Director                                         April 21, 2003
Margaret G. Dyer



/s/ Marla G. Friedman
--------------------------------            Director                                         April 21, 2003
Marla G. Friedman



/s/ Douglas F. Gaer
--------------------------------            Director, Executive Vice President               April 21, 2003
Douglas F. Gaer



/s/ John C. Lounds
--------------------------------            Director                                         April 21, 2003
John C. Lounds



/s/ J. Kevin McCarthy
--------------------------------            Director                                         April 21, 2003
J. Kevin McCarthy



/s/ Steven E. Shebik
--------------------------------            Director, Senior Vice President and              April 21, 2003
Steven E. Shebik                                 Chief Financial Officer



/s/ Casey J. Sylla
--------------------------------            Director, Chairman of the Board                  April 21, 2003
Casey J. Sylla                              and Chief Executive Officer



/s/ Michael J. Velotta
---------------------------------           Director, Senior Vice President,                 April 21, 2003
Michael J. Velotta                          General Counsel and Secretary

INDEX TO EXHIBITS

FOR POST-EFFECTIVE AMENDMENT 1 TO

REGISTRATION STATEMENT ON FORM N-6

LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT



  EXHIBIT NO.                                                SEQUENTIAL PAGE NO.


  14(a)    Consent of Independent Auditors

  14(b)    Consent of Attorneys

  99       Powers of Attorney for Lawrence W. Dahl,
           Margaret G. Dyer, Marla G. Friedman,
           Douglas F. Gaer, John C. Lounds,
           J. Kevin McCarthy, Samuel H. Pilch,
           Steven E. Shebik, Casey J. Sylla,
           Michael J. Velotta, B. Eugene Wraith,
           James P. Zils